As filed with the Securities and Exchange Commission on September 25, 1997
                                                      REGISTRATION NO. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ----------------

                            HEALTHSOUTH CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------



                 DELAWARE                           8062                           63-0860407
    (State or Other Jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer Identification
     Incorporation or Organization)      Classification Code Number)                Number)

                               ----------------
                            ONE HEALTHSOUTH PARKWAY
                           BIRMINGHAM, ALABAMA 35243
                                (205) 967-7116
(Address,  including  Zip  Code,  and  Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)


                              RICHARD M. SCRUSHY
                             CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER
                            HEALTHSOUTH CORPORATION
                            ONE HEALTHSOUTH PARKWAY
                           BIRMINGHAM, ALABAMA 35243
                                (205) 967-7116
(Name,  Address,  including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                  COPIES TO:




      ROBERT E. LEE GARNER, ESQ.        WILLIAM W. HORTON, ESQ.    WILLIAM E. JOOR III, ESQ.
    F. HAMPTON MCFADDEN, JR., ESQ.     BEALL D. GARY, JR., ESQ.     JAMES H. WILSON, ESQ.
   Haskell Slaughter & Young, L.L.C.    HEALTHSOUTH Corporation     VINSON & ELKINS L.L.P.
       1200 AmSouth/Harbert Plaza       One HealthSouth Parkway     3600 First City Tower
         1901 Sixth Avenue North       Birmingham, Alabama 35243         1001 Fannin
        Birmingham, Alabama 35203           (205) 967-7116         Houston, Texas 77002-6760
               (205) 251-1000                                           (713) 758-2222

                               ----------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.


     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

        TITLE OF EACH                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM
     CLASS OF SECURITIES                 AMOUNT             OFFERING PRICE      AGGREGATE OFFERING         AMOUNT OF
       TO BE REGISTERED            TO BE REGISTERED(1)         PER UNIT              PRICE(2)          REGISTRATION FEE(3)
Common Stock, par value $.01 per
 share  ........................    48,025,579 shares         Inapplicable       $1,162,230,632           $352,191.10

--------------------------------------------------------------------------------


(1) The amount of common stock, par value $.01 per share (the "HEALTHSOUTH Common Stock"), of the Registrant to be registered has been determined based upon 52,889,832 shares of common stock, par value $.001 per share (the "Horizon/CMS Common Stock"), of Horizon/CMS Healthcare Corporation outstanding as of September 24, 1997, 4,054,344 shares of Horizon/CMS Common Stock that may be issued pursuant to outstanding options that may be exercised prior to the Effective Time of the Merger described herein and an Exchange Ratio of 0.84338 of a share of HEALTHSOUTH Common Stock per share of Horizon/CMS Common Stock, the Exchange Ratio provided for in the Plan and Agreement of Merger among HEALTHSOUTH Corporation, Reid Acquisition Corporation and Horizon/CMS Healthcare Corporation, dated as of February 17, 1997, as amended (the "Plan").

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(f)(1), the maximum aggregate offering price is the product of (a) $20.41, representing the average of the high and low sales prices of Horizon/CMS Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on September 24, 1997, and (b) 56,944,176, the maximum number of shares of Horizon/CMS Common Stock to be acquired by the Registrant in connection with the acquisition of Horizon/CMS pursuant to the Plan.

(3) Calculated pursuant to Section 6(b) and Rule 457 of the Securities Act. Of such fee, $164,545.45 was paid at the time of the filing of the preliminary proxy materials for this matter and $187,645.65 is paid herewith.

                               ----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                      HORIZON/CMS HEALTHCARE CORPORATION
                    6001 Indian School Road, N.E., Suite 530
                         Albuquerque, New Mexico 87110



                               September 26, 1997


To Our Stockholders:



     You are cordially invited to attend a Special Meeting of Stockholders of Horizon/CMS Healthcare Corporation at the Crowne Plaza Pyramid, 5151 San Francisco Road, N.E., Albuquerque, New Mexico 87109, on October 29, 1997, at 10:00 a.m., local time (the "Special Meeting").


     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Plan and Agreement of Merger dated as of February 17, 1997, as amended by the First Amendment to Plan and Agreement of Merger dated September 15, 1997 (the "Plan") providing for the merger (the "Merger") of a wholly owned subsidiary of HEALTHSOUTH Corporation
("HEALTHSOUTH') with and into Horizon/CMS Healthcare Corporation ("Horizon/CMS"). The Plan provides that, upon consummation of the Merger, each issued and outstanding share of common stock of Horizon/CMS will be converted into 0.84338 of a share of common stock of HEALTHSOUTH (the "Exchange Ratio") and Horizon/CMS will become a wholly owned subsidiary of HEALTHSOUTH. The Plan and the Merger are discussed in more detail in the accompanying Prospectus-Proxy Statement. Please review and consider the enclosed materials carefully.

     For the reasons set forth in the accompanying Prospectus-Proxy Statement, your Board of Directors believes that the Merger is fair to, and in the best interests of, the stockholders of Horizon/CMS and recommends that you vote in favor of approval and adoption of the Plan. In making that determination, the Board of Directors received and took into account the oral opinion rendered on February 17, 1997 by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm retained by Horizon/CMS to act as financial advisor to it, that, as of that date, the Exchange Ratio was fair to the stockholders of Horizon/CMS from a financial point of view. That opinion was subsequently confirmed in writing on the date hereof. The full text of the opinion of Merrill Lynch dated the date hereof is attached to the accompanying Prospectus-Proxy Statement as Annex B.


     If you have any questions prior to the Special Meeting or need assistance, please call Georgeson & Company Inc., which will be assisting in connection with the Special Meeting, at (800) 223-2064.

     Whether or not you plan to attend the Special Meeting, please be sure to sign, date and return the enclosed proxy or voting instruction card in the enclosed envelope as promptly as possible so that your shares may be represented at the Special Meeting and voted in accordance with your wishes. Your vote is important regardless of the number of shares that you own.



                                          Sincerely,



                                          Neal M. Elliott
                                          Chairman and Chief Executive Officer

                      HORIZON/CMS HEALTHCARE CORPORATION
                    6001 Indian School Road, N.E., Suite 530
                         Albuquerque, New Mexico 87110




                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 29, 1997




To the Stockholders of Horizon/CMS Healthcare Corporation:



     A Special Meeting of Stockholders (the "Special Meeting") of Horizon/CMS Healthcare Corporation, a Delaware corporation ("Horizon/CMS"), will be held on October 29, 1997 at 10:00 a.m., local time, at the Crowne Plaza Pyramid, 5151 San Francisco Road, N.E., Albuquerque, New Mexico 87109, for the following purposes:

   1. To consider and vote upon a proposal to approve and adopt the Plan and Agreement of Merger (the "Plan") dated as of February 17, 1997, as amended by the First Amendment to Plan and Agreement of Merger dated September 15, 1997, among Horizon/CMS, HEALTHSOUTH Corporation ("HEALTHSOUTH") and a wholly owned subsidiary of HEALTHSOUTH (the "Subsidiary"). Pursuant to the Plan, the Subsidiary would merge with and into Horizon/CMS (the "Merger") and, among other things, each issued and outstanding share of common stock, par value $.001 per share of Horizon/CMS ("Horizon/CMS Common
      Stock"), would be converted in the Merger into 0.84338 of a share of HEALTHSOUTH common stock, par value $0.01 per share, all as more fully set forth in the accompanying Prospectus-Proxy Statement and in the Plan, a copy of which is included as Annex A thereto; and

   2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 14, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Only holders of record of shares of Horizon/CMS Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. A complete list of such stockholders will be available for examination at the offices of Horizon/CMS in Albuquerque, New Mexico during normal business hours by any Horizon/CMS stockholder, for any purpose germane to the Special Meeting, for a period of 10 days prior to the Special Meeting

     STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE SPECIAL MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF A STOCKHOLDER WHO HAS RETURNED A PROXY ATTENDS THE SPECIAL MEETING IN PERSON, SUCH STOCKHOLDER MAY REVOKE THE PROXY AND VOTE IN PERSON ON ALL MATTERS SUBMITTED AT THE SPECIAL MEETING.


                                        By Order of the Board of Directors




                                        Scot Sauder
                                        Secretary


Albuquerque, New Mexico
September 26, 1997

PROSPECTUS-PROXY STATEMENT

                                PROXY STATEMENT
                                       OF


                      HORIZON/CMS HEALTHCARE CORPORATION
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 29, 1997

                               ----------------
                                   PROSPECTUS
                                       OF


                            HEALTHSOUTH CORPORATION

     THIS PROSPECTUS RELATES TO UP TO 48,025,579 SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "HEALTHSOUTH COMMON STOCK"), OF HEALTHSOUTH CORPORATION (TOGETHER WITH ITS SUBSIDIARIES, AS APPLICABLE, "HEALTHSOUTH") ISSUABLE TO THE STOCKHOLDERS OF HORIZON/CMS HEALTHCARE CORPORATION (TOGETHER WITH ITS SUBSIDIARIES, AS APPLICABLE, "HORIZON/CMS") UPON CONSUMMATION OF THE MERGER (AS DEFINED BELOW). SUCH NUMBER OF SHARES REPRESENTS THE MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED TO HORIZON/CMS STOCKHOLDERS. THIS PROSPECTUS ALSO SERVES AS THE PROXY STATEMENT OF HORIZON/CMS FOR ITS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 29, 1997, AND ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF (THE "SPECIAL MEETING"). SEE "THE SPECIAL MEETING".

                                --------------

     This Prospectus-Proxy Statement describes the terms of a proposed business combination between HEALTHSOUTH and Horizon/CMS, pursuant to which HEALTHSOUTH will acquire Horizon/CMS by means of the merger (the "Merger") of Reid
Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH (the "Subsidiary"), with and into Horizon/CMS, with Horizon/CMS being the surviving corporation (the "Surviving Corporation"). After the Merger, the combined operations of HEALTHSOUTH and Horizon/CMS are expected to be conducted with Horizon/CMS as a wholly-owned subsidiary of HEALTHSOUTH and the present subsidiaries of Horizon/CMS continuing as subsidiaries of Horizon/CMS and thus indirect subsidiaries of HEALTHSOUTH. The Merger will be effected pursuant to the terms and subject to the conditions of the Plan and Agreement of Merger, dated as of February 17, 1997, as amended by the First Amendment to Plan and Agreement of Merger dated September 15, 1997, among HEALTHSOUTH, the Subsidiary and Horizon/CMS (as it may be further amended, supplemented or otherwise modified from time to time, the "Plan"). The Plan is attached to this Prospectus-Proxy Statement as Annex A and is incorporated herein by reference. HEALTHSOUTH and Horizon/ CMS are hereinafter sometimes referred to collectively as the "Companies" and individually as a "Company".

     Upon consummation of the Merger, except as described herein, each outstanding share of Common Stock, par value $.001 per share, of Horizon/CMS, other than shares owned by Horizon/CMS or any wholly-owned subsidiary of Horizon/CMS (the "Horizon/CMS Common Stock" or the "Horizon/CMS Shares"), will be converted into 0.84338 of a share of HEALTHSOUTH Common Stock (the "Exchange Ratio"). Horizon/CMS stockholders will receive cash (without interest) in lieu of fractional shares of HEALTHSOUTH Common Stock. For a more complete description of the terms of the Merger, see "THE MERGER".

     HEALTHSOUTH has effected a two-for-one stock split in the form of a 100% stock dividend paid on March 17, 1997. All information relating to HEALTHSOUTH Common Stock set forth herein, including without limitation the Exchange Ratio and all per-share information, gives effect to the two-for-one stock split (except as otherwise set forth in "THE MERGER - Opinion of Financial Advisor to Horizon/CMS").


     This Prospectus-Proxy Statement and the form of Proxy are first being mailed to stockholders of Horizon/CMS on or about September 30, 1997.



     See "Risk Factors" beginning at page 18 for a discussion of certain factors that should be CONSIDERED BY HORIZON/CMS STOCKHOLDERS.
                               ----------------


THE  SECURITIES  TO  BE  ISSUED  HAVE  NOT  BEEN  APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS-PROXY STATEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------

       THE DATE OF THIS PROSPECTUS-PROXY STATEMENT IS SEPTEMBER 26, 1997.

                             AVAILABLE INFORMATION

     HEALTHSOUTH has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") covering the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger (including exhibits and amendments thereto, the "Registration Statement"). As permitted by the rules and regulations of the SEC, this Prospectus-Proxy Statement omits certain information contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement.

     HEALTHSOUTH and Horizon/CMS are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File Nos. 1-10315 and 1-9369, respectively), and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to their respective businesses, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the public reference facilities maintained by the SEC at its regional offices located at Seven World Trade Center, Suite 1300, New York, New York, 10048; and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding HEALTHSOUTH, Horizon/CMS and the Registration Statement. The address of that web site is http://www.sec.gov. Both the HEALTHSOUTH Common Stock and the Horizon/CMS Common Stock are listed on the New York Stock Exchange (the "NYSE"), and the Registration Statement and other information with respect to HEALTHSOUTH and Horizon/CMS are available for inspection at the library of the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York 10005.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROSPECTUS-PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH REPORTS, PROXY STATEMENTS AND OTHER INFORMATION FILED BY HEALTHSOUTH, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE, ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, FROM THE SECRETARY OF HEALTHSOUTH CORPORATION, ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243, TELEPHONE (205) 967-7116. COPIES OF SUCH REPORTS, PROXY STATEMENTS AND OTHER INFORMATION FILED BY HORIZON/CMS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE, ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, FROM THE VICE PRESIDENT OF INVESTOR AND PUBLIC RELATIONS OF HORIZON/CMS HEALTHCARE CORPORATION, 6001 INDIAN SCHOOL ROAD, N.E., FIFTH FLOOR, ALBUQUERQUE, NEW MEXICO 87110, TELEPHONE (505) 878-6100. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE DAYS PRIOR TO THE SPECIAL MEETING.

     THERE ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROSPECTUS-PROXY STATEMENT AND MADE A PART hereof the following documents filed by HEALTHSOUTH (Commission File No. 1-10315):

     1. HEALTHSOUTH's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended.

     2. HEALTHSOUTH's Current Report on Form 8-K filed February 19, 1997 (relating to the acquisition of Horizon/CMS).

     3. HEALTHSOUTH's Current Report on Form 8-K filed March 13, 1997 (reporting the consummation of the acquisition of Health Images, Inc.).

     4. HEALTHSOUTH's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, and June 30, 1997 as amended.

     5. HEALTHSOUTH's Current Report on Form 8-K filed August 26, 1997, as amended (containing audited consolidated financial statements of HEALTHSOUTH at December 31, 1996 and for the three years then ended reflecting the combined operations of HEALTHSOUTH and Health Images, Inc.).

     6.  The   description   of   HEALTHSOUTH's   capital  stock   contained  in
HEALTHSOUTH's Registration Statement on Form 8-A filed August 26, 1989.

     There are also hereby incorporated by reference into this Prospectus-Proxy Statement and made a part hereof the following documents filed by Horizon/CMS (Commission File No. 1-9369):

        1. Horizon/CMS's Annual Report on Form 10-K for the fiscal year ended May 31, 1997, as amended.

        2. Horizon/CMS's Registration Statement on Form 8-A filed March 17, 1987, as amended by Amendment No. 1 on Form 8-A/A filed June 23, 1994 and Amendment No. 2 on Form 8-A/A filed September 22, 1994.

       3. Horizon/CMS's Registration Statement on Form 8-A filed September 16, 1994.

     All documents filed by HEALTHSOUTH and Horizon/CMS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus-Proxy Statement and prior to the Special Meeting or any adjournment thereof shall be deemed to be incorporated by reference into this Prospectus-Proxy Statement and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purpose hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     All information contained in this Prospectus-Proxy Statement or incorporated herein by reference with respect to HEALTHSOUTH was supplied by HEALTHSOUTH, and all information contained in this Prospectus-Proxy Statement or incorporated herein by reference with respect to Horizon/CMS was supplied by Horizon/CMS. Although neither HEALTHSOUTH nor Horizon/CMS has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained or incorporated by reference herein are inaccurate or incomplete, neither HEALTHSOUTH nor Horizon/CMS warrants the accuracy or completeness of such statements or information as they relate to the other party.

FORWARD-LOOKING INFORMATION

     Statements relating to HEALTHSOUTH contained in this Prospectus-Proxy Statement that are not historical facts are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, from time to time makes forward-looking public statements concerning its expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting HEALTHSOUTH's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HEALTHSOUTH include, but are not limited to, changes in the regulation of the healthcare industry at either or both of the federal and state levels, changes in reimbursement for HEALTHSOUTH's services by government or private payors, competitive pressures in the healthcare industry and HEALTHSOUTH's response thereto, HEALTHSOUTH's ability to obtain and retain favorable arrangements with third-party payors, unanticipated delays in HEALTHSOUTH's implementation of its Integrated Service Model, general conditions in the economy and capital markets, and other factors which may be identified from time to time in HEALTHSOUTH's SEC filings and other public announcements.

     Certain of the matters discussed in this Prospectus-Proxy Statement relating to Horizon/CMS are forward-looking statements, and such statements involve risks and uncertainties. Although Horizon/ CMS believes that its expectations are based upon reasonable assumptions, it can give no assurance that the anticipated results will occur. Important factors that could cause actual results to differ materially from those in the forward-looking statements include conditions in the capital markets, the regulatory environment in which Horizon/CMS operates and the enactment by Congress of healthcare reform measures.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS-PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS-PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS-PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONCERNING HEALTHSOUTH OR HORIZON/CMS CONTAINED IN THIS PROSPECTUS-PROXY STATEMENT SINCE THE DATE OF SUCH INFORMATION. THIS PROSPECTUS-PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS-PROXY STATEMENT IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL.

                               TABLE OF CONTENTS



                                      PAGE
AVAILABLE INFORMATION   .........................................................      2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE  ..............................      2
SUMMARY OF PROSPECTUS-PROXY STATEMENT  ..........................................      7
COMPARATIVE PER SHARE INFORMATION   .............................................     16
HEALTHSOUTH'S AND HORIZON/CMS'S SELECTED PRO FORMA FINANCIAL INFORMA-
 TION (UNAUDITED)                                                                     17
RISK FACTORS   ..................................................................     18
RECENT DEVELOPMENTS  ............................................................     25
THE SPECIAL MEETING  ............................................................     26
 General    .....................................................................     26
 Date, Place and Time   .........................................................     26
 Record Date; Quorum    .........................................................     26
 Vote Required    ...............................................................     26
 Voting and Revocation of Proxies   .............................................     26
 Solicitation of Proxies   ......................................................     27
THE MERGER  .....................................................................     28
 Terms of the Merger    .........................................................     28
 Background of the Merger  ......................................................     28
 Certain Information Provided ...................................................     34
 Reasons for the Merger; Recommendation of the Board of Directors of Horizon/CMS      34
 Opinion of Financial Advisor to Horizon/CMS ....................................     37
 Effective Time of the Merger    ................................................     46
 Exchange of Certificates  ......................................................     46
 Representations and Warranties  ................................................     47
 Conditions to the Merger  ......................................................     48
 Regulatory Approvals   .........................................................     48
 Business Pending the Merger  ...................................................     49
 Waiver and Amendment   .........................................................     50
 Termination   ..................................................................     51
 Break-up Fee; Third Party Bids  ................................................     51
 Interests of Certain Persons in the Merger  ....................................     51
 Indemnification  ...............................................................     53
 Accounting Treatment   .........................................................     53
 Certain Federal Income Tax Consequences  .......................................     53
 Resale of HEALTHSOUTH Common Stock by Affiliates  ..............................     54
 No Appraisal Rights ............................................................     55
 No Solicitation of Transactions ................................................     55
 Expenses   .....................................................................     55
 NYSE Listing  ..................................................................     56
SELECTED CONSOLIDATED FINANCIAL DATA - HEALTHSOUTH ..............................     57
SELECTED CONSOLIDATED FINANCIAL DATA - HORIZON/CMS    ...........................     58
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION    ...........................     59
BUSINESS OF HEALTHSOUTH    ......................................................     67
 General ........................................................................     67
 Company Strategy ...............................................................     67
 Patient Care Services: General  ................................................     68
 Outpatient Rehabilitation Services .............................................     69
 Inpatient Rehabilitation Services  .............................................     69
 Medical Centers  ...............................................................     69
 Surgery Centers  ...............................................................     69

                                                                           PAGE
 Diagnostic Centers  ...................................................    69
 Occupational Medicine Services  .......................................    70
 Other Patient Care Services  ..........................................    70
 Locations  ............................................................    71
BUSINESS OF HORIZON/CMS ................................................    72
 Patient Care Services: General Overview  ..............................    72
 Inpatient Care Services   .............................................    72
 Outpatient Care Services  .............................................    73
 Patient Care Services Provided Under Contract  ........................    73
 Facilities ............................................................    75
DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH  ...........................    76
 Common Stock  .........................................................    76
 Fair Price Provision   ................................................    76
 Section 203 of the DGCL   .............................................    76
 Preferred Stock  ......................................................    77
 Transfer Agent   ......................................................    77
COMPARISON OF RIGHTS OF HORIZON/CMS AND HEALTHSOUTH STOCKHOLDERS  ......    78
 Classes and Series of Capital Stock   .................................    78
 Size and Election of the Board of Directors    ........................    78
 Removal of Directors   ................................................    79
 Other Voting Rights ...................................................    79
 Conversion and Dissolution   ..........................................    79
 Business Combinations  ................................................    80
 Amendment or Repeal of the Certificate of Incorporation    ............    81
 Special Meeting of Stockholders .......................................    81
 Liability of Directors ................................................    81
 Indemnification of Directors and Officers   ...........................    82
OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER   ............    83
 Operations    .........................................................    83
 Management    .........................................................    83
EXPERTS  ...............................................................    84
LEGAL MATTERS  .........................................................    84
ADDITIONAL INFORMATION  ................................................    84
ANNEXES:
A. Plan and Agreement of Merger  .......................................    A-1
  First Amendment to Plan and Agreement of Merger  .....................    A-32
B. Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated  ......    B-1

                     SUMMARY OF PROSPECTUS-PROXY STATEMENT

    The following is a summary of certain information contained elsewhere in this Prospectus-Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus-Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus-Proxy Statement, the Annexes hereto and the documents incorporated by reference herein.


THE COMPANIES

     HEALTHSOUTH. HEALTHSOUTH is the nation's largest provider of outpatient surgery and rehabilitative healthcare services, based upon number of staffed rehabilitation beds, number of facilities and revenues derived from those services. It provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, diagnostic centers, occupational medicine centers, medical centers and other healthcare facilities. HEALTHSOUTH believes that it provides patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, HEALTHSOUTH's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At June 30, 1997, HEALTHSOUTH had over 1,250 patient care locations in 50 states and the United Kingdom. See "BUSINESS OF HEALTHSOUTH".

     At June 30, 1997,  HEALTHSOUTH  had  consolidated  assets of  approximately
$3,894,795,000   and   consolidated   stockholders'   equity  of   approximately
$1,848,796,000 and employed approximately 38,000 persons.

     HEALTHSOUTH was incorporated under the laws of Delaware in 1984. Its principal executive offices are located at One HealthSouth Parkway, Birmingham, Alabama 35243, and its telephone number is (205) 967-7116.

     Horizon/CMS. Horizon/CMS is a leading provider of post-acute healthcare services and operates the second-largest group of acute rehabilitation hospitals in the nation based upon total staffed beds. At May 31, 1997, Horizon/CMS operated 30 inpatient rehabilitation hospitals, 36 specialty hospitals and subacute units and 288 outpatient rehabilitation units. In addition, Horizon/CMS also owned, leased or managed 135 long-term care facilities, a contract therapy business holding 1,453 contracts, an institutional pharmacy business serving facilities that contained in the aggregate approximately 44,400 beds, and other healthcare services. See "THE MERGER - Regulatory Approvals" and "BUSINESS OF HORIZON/CMS".

     At May 31,  1997,  Horizon/CMS  had  consolidated  assets of  approximately
$1,606,381,000   and   consolidated   stockholders'   equity  of   approximately
$620,489,000 and employed approximately 37,500 persons.

     Horizon/CMS was incorporated under the laws of Delaware in 1986. Its principal executive offices are located at 6001 Indian School Road, N.E., Fifth Floor, Albuquerque, New Mexico 87110, and its telephone number is (505) 878-6100.

     Reid Acquisition Corporation. The Subsidiary is a direct, wholly-owned subsidiary of HEALTHSOUTH and has not engaged in any business activity unrelated to the Merger. The principal executive offices of the Subsidiary are located at One HealthSouth Parkway, Birmingham, Alabama 35243, and its telephone number is
(205) 967-7116.


THE SPECIAL MEETING


     The Special Meeting of Horizon/CMS's stockholders to consider and vote on a proposal to approve the Plan will be held on October 29, 1997, at 10:00 a.m., local time, at the Crowne Plaza Pyramid, 5151 San Francisco Road N.E., Albuquerque, New Mexico 87109. Only holders of record of Horizon/CMS Shares at the close of business on September 14, 1997 (the "Record Date"), will be entitled to notice of and to vote at the Special Meeting. At such date, there were outstanding and entitled to vote 52,713,226 shares of Horizon/CMS Common Stock. Each issued and outstanding Horizon/CMS Share is entitled to one vote on each matter to be presented at the Special Meeting. For additional information relating to the Special Meeting, see "THE SPECIAL MEETING".



VOTE REQUIRED


     Approval of the Plan by the stockholders of Horizon/CMS requires the affirmative vote of the holders of a majority of the outstanding shares of Horizon/CMS Common Stock entitled to vote thereon. Accordingly, approval of the Plan at the Special Meeting will require the affirmative vote of the holders of at least 26,356,614 shares of Horizon/CMS Common Stock.

     As of the Record Date, directors and executive officers of Horizon/CMS and their affiliates beneficially owned an aggregate of 1,241,828 shares of Horizon/CMS Common Stock (excluding shares issuable upon exercise of options), or approximately 2.4% of the Horizon/CMS Shares outstanding on such date. To Horizon/CMS's knowledge, each of its directors and executive officers intends to vote in favor of the proposal to approve the Plan.

     If the Plan is not approved by Horizon/CMS stockholders, the Plan may be terminated by HEALTHSOUTH or Horizon/CMS in accordance with its terms. Such approval is also a condition to HEALTHSOUTH's and Horizon/CMS's obligations to consummate the Merger. See "THE SPECIAL MEETING - Vote Required", "THE MERGER Conditions to the Merger" and "- Termination".


The Merger

     TERMS OF THE MERGER. Horizon/CMS will be acquired by HEALTHSOUTH pursuant to and subject to the terms and conditions of the Plan, which provides that, at the effective time of the Merger (the "Effective Time"), the Subsidiary will merge with and into Horizon/CMS with Horizon/ CMS being the Surviving Corporation. The Certificate of Incorporation of Horizon/CMS, as amended at the Effective Time pursuant to the request of HEALTHSOUTH, and the Bylaws of the Subsidiary in effect at the Effective Time will be the Certificate of Incorporation and Bylaws of the Surviving Corporation until amended or repealed in accordance with applicable law. At the Effective Time, each outstanding Horizon/CMS Share (excluding shares held by Horizon/CMS and any of its subsidiaries) will be converted into 0.84338 (the "Exchange Ratio") of a share of HEALTHSOUTH Common Stock (the "Merger Consideration"). The Exchange Ratio reflects the two-for-one stock split of the HEALTHSOUTH Common Stock effected in the form of a 100% stock dividend paid on March 17, 1997. Fractional shares of HEALTHSOUTH Common Stock will not be issuable in connection with the Merger. Horizon/CMS stockholders will receive cash (without interest) in lieu of fractional shares of HEALTHSOUTH Common Stock. See "THE MERGER" and "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH".

     As of May 31, 1997, Horizon/CMS had outstanding approximately $742.5 million in long-term indebtedness (including the current portion thereof), all of which will at the Effective Time become long-term indebtedness of the Surviving Corporation (being a subsidiary of HEALTHSOUTH) as a result of the Merger.

     Recommendation of the Board of Directors. THE BOARD OF DIRECTORS OF HORIZON/CMS HAS ADOPTED AND APPROVED THE PLAN AND HAS RECOMMENDED A VOTE FOR APPROVAL OF THE PLAN. THE BOARD OF DIRECTORS BELIEVES THE PLAN IS FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF HORIZON/CMS.

     In reaching its determination, the Board of Directors was motivated to restore stockholder value lost, at least in part, as a result of the public disclosures and newspaper articles described under "THE MERGER-Background of the Merger" below. In its deliberations with respect to the Merger, the Board of Directors consulted with management of Horizon/CMS and the financial and legal advisors to Horizon/CMS. The composite mix of information available to the Board of Directors with respect to the Merger included the information regarding the matters enumerated under "THE MERGER-Reasons for the Merger; Recommendation of the Board of Directors of Horizon/CMS" below.

     These matters included: (i) strategic alternatives, including Horizon/CMS's prospects as an independent company; (ii) the growth records of each of HEALTHSOUTH and another active bidder ("Company A"), and the ability of each to meet its anticipated financial objectives; (iii) financial information and prospects (including the opportunity for operating efficiencies and synergies) of a business combination with each of such companies; (iv) the results of the due diligence investigations; (v) the ability of each of (a) Horizon/CMS as an independent entity, (b) a combination of the Companies and (c) a combination of Horizon/CMS and Company A to compete in the healthcare industry; (vi) comparative data regarding market capitalization, debt to equity ratio and other financial information with respect to each of the foregoing alternatives; (vii) the absence of continued interest on the part of certain other prospective bidders in a business combination; (viii) specifically with respect to the Merger, the Exchange Ratio and recent trading prices for the Companies' stock, including the opportunity for the stockholders of Horizon/CMS to receive a premium over the market price for their shares immediately prior to the announcement of the Plan, and the lack of any substantial impediments on the ability of the Board, as required by its fiduciary obligations, to give information to third parties, entertain and negotiate alternative proposals and terminate the Plan in the event of an unsolicited alternative proposal; and (ix) the financial presentations of Merrill Lynch. For a more detailed description of these matters, see "THE MERGER-Reasons for the Merger; Recommendation of the Board of Directors of Horizon/CMS" below.

     Opinion of Financial Advisor to Horizon/CMS. Merrill Lynch has acted as financial advisor to Horizon/CMS in connection with the Merger. On February 17, 1997, Merrill Lynch rendered its oral opinion, which it subsequently confirmed in writing on the date hereof, to the Board of Directors of Horizon/CMS that, as of such dates, and based upon the assumptions made, matters considered and limits of review as set forth in such opinion, the Exchange Ratio was fair to the stockholders of Horizon/CMS from a financial point of view. The full text of the written opinion of Merrill Lynch dated the date hereof is attached as Annex B to this Prospectus-Proxy Statement and should be read carefully in its entirety. The opinion of Merrill Lynch is for the use and benefit of the Board of Directors of Horizon/CMS and relates only to the fairness of the Exchange Ratio to the stockholders of Horizon/CMS from a financial point of view. The opinion of Merrill Lynch does not address the underlying decision by Horizon/CMS to engage in the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger. See "THE MERGER - Opinion of Financial Advisor to Horizon/CMS".

     Under the terms of its engagement of Merrill Lynch, Horizon/CMS has paid Merrill Lynch a fee of $150,000 and has agreed to pay Merrill Lynch a fee equal to 0.90% of the transaction value of the Merger at the Effective Time of the Merger. The latter fee, which is estimated to be approximately $14.6 million, is payable only if the Merger is consummated.

     Effective Time of the Merger. The Merger will become effective upon the filing of a Certificate of Merger by Horizon/CMS under the General Corporation Law of the State of Delaware (the "DGCL"), or at such later time as may be specified in such Certificate of Merger. The Plan requires that this filing be made no later than two business days after satisfaction or waiver of the various conditions to the Merger set forth in the Plan, or at such other time as may be agreed by HEALTHSOUTH and Horizon/CMS. See "THE MERGER - Effective Time of the Merger" and "- Conditions to the Merger".

     Exchange of Certificates. As soon as reasonably practicable after the Effective Time, transmittal materials will be mailed to each holder of record of Horizon/CMS Shares for use in exchanging such holder's stock certificates for certificates evidencing shares of HEALTHSOUTH Common

Stock and for receiving cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. See "THE MERGER - Exchange of Certificates".

     Representations and Warranties. The Plan contains certain representations and warranties made by each of the parties thereto that must be confirmed as of the Closing Date, including representations that neither HEALTHSOUTH nor Horizon/CMS has engaged in certain types of transactions. See "THE MERGER Representations and Warranties".

     Conditions to the Merger. The obligation of each of HEALTHSOUTH, the Subsidiary and Horizon/CMS to consummate the Merger is subject to certain conditions, including approval of the Plan by the Horizon/CMS stockholders, certain regulatory approvals and confirmation by each of HEALTHSOUTH and Horizon/CMS of its representations and warranties as of the Closing Date. See "THE MERGER - Conditions to the Merger". Certain conditions to the Merger contained in the Plan may be waived by the parties thereto. Horizon/CMS does not, however, intend to waive satisfaction of any such condition or amend the Plan if such waiver or amendment would be material to the Horizon/CMS stockholders' consideration of and vote upon the proposal to approve the Plan without resoliciting the vote of such stockholders.

     Regulatory Approvals. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. On April 11, 1997, HEALTHSOUTH and Horizon/CMS made their respective filings with the DOJ and the FTC with respect to the Plan. Under the HSR Act, the filings commenced a waiting period of up to 30 days during which the Merger cannot be consummated, which waiting period was originally to expire on May 11, 1997, unless extended by a request for additional information. In order to provide an additional period of time for the Companies to provide certain information to the FTC on a voluntary basis, HEALTHSOUTH withdrew its HSR filing on May 7, 1997 and refiled it on May 8, 1997, beginning a new 30-day waiting period. On June 6, 1997, the Companies received a request for additional information from the FTC. The request for additional information relates exclusively to the competitive effect the Merger will have on the Johnson City, Tennessee market area. The effect of that request is to extend the waiting period under the HSR Act until 20 days after HEALTHSOUTH and Horizon/CMS substantially comply with such request, unless earlier terminated by the FTC. The Companies are working to resolve the issues in the Johnson City, Tennessee market to the satisfaction of the FTC, and expect to enter into a consent order requiring the divestiture of Horizon/CMS's interest in its rehabilitation hospital in Johnson City. Notwithstanding the termination or expiration of the HSR Act waiting period, at any time before or after the Effective Time, the FTC, the DOJ or others could initiate legal action under the antitrust laws seeking to enjoin the consummation of the Merger or seeking the divestiture by HEALTHSOUTH of any part of its assets or all or any part of the stock or assets of Horizon/CMS. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful. The operations of each Company also are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. See "THE MERGER - Regulatory Approvals".

     Conduct Pending the Merger. The Plan provides that, until the Effective Time, except as provided in the Plan, Horizon/CMS will use its reasonable best efforts to preserve intact its present business organization, to keep available to HEALTHSOUTH and the Surviving Corporation the services of its present employees and to preserve the goodwill of customers, suppliers and others having business dealings with it. In addition, Horizon/CMS has agreed not to engage in certain types of transactions pending the Effective Time. Both HEALTHSOUTH and Horizon/CMS have agreed not to engage knowingly or intentionally in any conduct that would cause its representations and warranties to become untrue in any material respect pending the Effective Time. See "THE MERGER - Business Pending the Merger".

     Amendment. The Plan provides that, at any time prior to the Effective Time, the parties may, under certain circumstances, amend or otherwise change the Plan. See "THE MERGER - Waiver and Amendment".

     Termination. The Plan may be terminated at any time prior to the Effective Time, whether before or after approval of the Plan by the stockholders of Horizon/CMS, under certain circumstances that are set forth in the Plan. See "THE MERGER - Termination".

     No Solicitation. The Plan provides that Horizon/CMS and its representatives will not, directly or indirectly, (i) solicit or initiate (including by way of furnishing or publishing nonpublic information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Horizon/CMS or the acquisition of all or any significant part of the assets or capital stock of Horizon/CMS or any similar transaction (an "Acquisition Transaction"), (ii) negotiate, explore or otherwise engage in discussions with any persons (other than HEALTHSOUTH) with respect to any Acquisition Transaction or (iii) enter into any agreement, arrangement or understanding with respect to any Acquisition Transaction; provided, however, that Horizon/CMS may furnish information and access in response to an unsolicited written proposal for a Superior Transaction (as defined in the Plan) to any person pursuant to an appropriate confidentiality agreement and may participate in discussions and negotiate with such person concerning any proposal for a Superior Transaction if the Board of Directors of Horizon/CMS determines in its good faith judgment in the exercise of its fiduciary duties that such action is appropriate in furtherance of the best interests of its stockholders.

     Break-up Fee; Third Party Bids. If the Plan is terminated by the Board of Directors of Horizon/CMS because, in the exercise of its fiduciary duties under applicable law, it has (i) determined not to recommend the Merger to the holders of Horizon/CMS Common Stock, (ii) withdrawn such recommendation, (iii) approved, recommended or endorsed any Acquisition Transaction other than the Plan or (iv) resolved to take any of such actions, and within one year after the effective date of such termination Horizon/CMS is the subject of a Third Party Acquisition Event (as defined in the Plan), then at the time of consummation of such a Third Party Acquisition Event Horizon/CMS shall pay to HEALTHSOUTH a break-up fee of $35,000,000 and shall pay or reimburse HEALTHSOUTH for actual expenses incurred by HEALTHSOUTH in connection with the Merger up to a maximum of $5,000,000. See "THE MERGER - Break-up Fee; Third Party Bids".

     Interests of Certain Persons in the Merger. In considering the recommendation of the Board of Directors of Horizon/CMS with respect to the Plan and the transactions contemplated thereby, stockholders of Horizon/CMS should be aware that certain members of the management of Horizon/CMS and its Board of Directors have certain interests in the Merger in addition to the interests of stockholders generally.

     HEALTHSOUTH has agreed to add Neal M. Elliott, Chairman of the Board, President and Chief Executive Officer of Horizon/CMS, to the HEALTHSOUTH Board of Directors promptly after the Effective Time. In addition, Mr. Elliott is party to an Employment and Change of Control Agreement, dated December 24, 1996, with Horizon/CMS, and HEALTHSOUTH has agreed to assume the obligations of Horizon/CMS thereunder at the Effective Time. The Employment and Change of Control Agreement provides for a lump sum payment of three times Mr. Elliott's base salary, the acceleration of vesting of stock options held by Mr. Elliott and certain other benefits described in the paragraph below upon the occurrence of certain circumstances following a transaction such as the Merger. The change of control provisions of Mr. Elliott's agreement are consistent with the terms of the change of control agreements with Horizon/CMS's other management employees described in the paragraph below, except that the agreements with the other management employees contain provisions reducing the amount payable and the number of options that may be vested on an accelerated basis to the extent that such compensation would constitute an "excess parachute payment" (as defined in Section 280G(b)(i) of the Internal Revenue Code of 1986, as amended (the "Code")), while Mr. Elliott's agreement contains no such provision. A portion of Mr. Elliott's compensation pursuant to the change in control provisions in his agreement likely would be subject to excise tax and not be deductible by Horizon/CMS for federal income tax purposes. If Mr. Elliott's compensation constitutes an "excess parachute payment" and is subject to excise tax, his agreement contains a gross-up provision pursuant to which Horizon/CMS must pay him an amount that will place him in the same after-tax economic position in which he would have been absent the excise tax. Such amount also will not be deductible by Horizon/CMS for federal income tax purposes.


     Horizon/CMS is also a party to change of control agreements with 49 additional management employees, including its other executive officers. These agreements (together with Mr. Elliott's Employment and Change of Control Agreement described above) provide, upon termination of the employment of such employees for any reason other than "cause" after certain events, such as the Merger, constituting a "change of control" of Horizon/CMS, for certain lump sum cash payments, the acceleration of vesting of stock options held by such employees and the continuance of participation by such employees in life insurance, accident and health plans and other welfare plans maintained by Horizon/CMS for a period not exceeding three years (assuming Horizon/CMS gives timely notice of termination of the agreements). For this purpose, an assignment of duties inconsistent with an employee's position, a relocation of the employee's principal place of work and an increase in the amount of travel required of the employee will be deemed a termination of employment.


     Under the change of control agreements, a maximum of $17.5 million in cash would be payable in lump sum and the vesting of stock options relating to approximately 803,000 shares of Horizon/CMS Common Stock (at a weighted average exercise price of approximately $14.62 per share) would be accelerated if the employment of all such employees were terminated after consummation of the Merger. If any such events should transpire with respect to Mr. Elliott; Joseph Turmes, Senior Vice President of Operations; Charles H. Gonzales, Senior Vice President of Subsidiary Operations and a Director; Ernest A. Schofield, Senior Vice President, Treasurer, Chief Financial Officer and a Director; Scot Sauder, Vice President of Legal Affairs, Secretary and General Counsel; or Anthony Misitano, President and Chief Executive Officer of Horizon/CMS's Acute Rehabilitation Hospital Division, the maximum amount of the lump sum cash payments due to such officers under such agreements would be approximately $5,160,000 (including a $2,440,000 gross-up payment as described in the preceding paragraph), $424,000, $735,000, $687,000, $437,000 and $1,001,000,
respectively. In addition, the vesting of the following options held by such officers would be accelerated: Mr. Elliott - 233,000 shares (at a weighted average exercise price of $14.55 per share); Mr. Turmes - 39,000 shares (at a weighted average exercise price of $14.82 per share); Mr. Gonzales - 53,000 shares (at a weighted average exercise price of $14.06 per share); Mr. Schofield
- 38,000 shares (at a weighted average exercise price of $14.51 per share); Mr. Sauder - 25,000 shares (at a weighted average exercise price of $15.67 per share); and Mr. Misitano - 47,000 shares (at a weighted average exercise price of $13.76 per share). At the time of approval and adoption of the Plan by the Board of Directors of Horizon/CMS, Michael A. Jeffries served as a Director and Senior Vice President of Operations and was a party to a change of control agreement. Pursuant to such agreement, if the events described above were to transpire with respect to Mr. Jeffries, the maximum amount of the lump such cash payment due to Mr. Jeffries would be $853,000 and the vesting of options with respect to 43,000 shares (at a weighted average exercise price of $14.86 per share) would be accelerated. Effective June 1, 1997, Mr. Jeffries resigned from such positions and, in connection therewith, his change of control agreement was amended so that he was entitled, without regard to the events described above, to the foregoing benefits at Septem-
ber 1, 1997. Mr. Turmes was appointed to his present position on June 1, 1997 and, as a result, was not a director or executive officer of Horizon/CMS at the time the Plan was approved and adopted by the Board of Directors of Horizon/CMS.

     In addition, pursuant to the terms of Horizon/CMS's stock option plans, a substantial portion of Horizon/CMS stock options that are not fully vested prior to the Effective Time will accelerate and vest in full as a result of the Merger at the Effective Time. Certain directors and members of Horizon/CMS management hold such options.

     See "THE MERGER - Interests of Certain Persons in the Merger".

     Accounting Treatment. It is intended that the Merger will be accounted for as a purchase. See "THE MERGER - Accounting Treatment" and "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION".

     Certain Federal Income Tax Consequences. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. If the Merger so qualifies, no gain or loss will be recognized by holders of Horizon/CMS Shares who hold such shares as capital assets upon their receipt of HEALTHSOUTH Common Stock in exchange for their Horizon/CMS Shares, except with respect to cash received in lieu of fractional shares. The obligations of Horizon/CMS and HEALTHSOUTH to consummate the Merger are conditioned upon their receipt of opinions from their respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each holder of Horizon/CMS Shares is urged to consult his or her personal tax and financial advisors concerning the federal income tax consequences of the Merger, as well as any state, local, foreign or other tax consequences of the Merger, based upon such holder's own particular facts and circumstances. See "THE MERGER - Certain Federal Income Tax Consequences".

     Resale Restrictions. All shares of HEALTHSOUTH Common Stock received by Horizon/ CMS stockholders in the Merger will be freely transferable, except that shares of HEALTHSOUTH Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Horizon/CMS at the time of the Special Meeting may be resold by them only in certain circumstances as permitted by the rules and regulations promulgated under the Securities Act. See "THE MERGER - Resale of HEALTHSOUTH Common Stock by Affiliates".

     Appraisal Rights. Holders of Horizon/CMS Common Stock are not entitled to appraisal rights under the DGCL with respect to the Merger. See "THE MERGER - No Appraisal Rights".

     NYSE Listing. A listing application will be filed with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued to the Horizon/CMS stockholders in the Merger. Although no assurance can be given that the NYSE will accept such shares of HEALTHSOUTH Common Stock for listing, HEALTHSOUTH anticipates that these shares will qualify for listing. It is a condition to the obligation of HEALTHSOUTH, the Subsidiary and Horizon/CMS to consummate the Merger that such shares of HEALTHSOUTH Common Stock be approved for listing on the NYSE upon official notice of issuance at the Effective Time. See "THE MERGER - NYSE Listing".

MARKET AND MARKET PRICE

     HEALTHSOUTH Common Stock is listed under the symbol "HRC" on the NYSE. Horizon/

CMS Common Stock is listed under the symbol "HHC" on the NYSE. Set forth below are the closing prices per share of HEALTHSOUTH Common Stock and Horizon/CMS Common Stock on the NYSE, and the pro forma closing price per share of Horizon/CMS Common Stock, on (i) February 14, 1997, the last business day preceding public announcement of the Merger, and (ii) September 24, 1997:





                                                               PRO FORMA
                             CLOSING PRICE   CLOSING PRICE   CLOSING PRICE
                             PER SHARE OF    PER SHARE OF      PER SHARE
                              HEALTHSOUTH     HORIZON/CMS    OF HORIZON/CMS
           DATE              COMMON STOCK    COMMON STOCK    COMMON STOCK(1)
--------------------------- --------------- --------------- ----------------
February 14, 1997    ......     $21.56          $14.25           $18.18
September 24, 1997   ......     $25.75          $20.50           $21.72


----------

(1) Horizon/CMS pro forma market price data have been calculated by multiplying the market price per share of HEALTHSOUTH Common Stock by the Exchange Ratio of 0.84338.


     The following table sets forth certain information as to the high and low reported sale prices per share of HEALTHSOUTH Common Stock for the periods indicated. The prices for HEALTHSOUTH Common Stock are as reported on the NYSE Composite Transactions Tape. HEALTHSOUTH has never paid dividends on its capital stock (although a company acquired by HEALTHSOUTH in a pooling-of-interests merger has paid cash dividends in the past). All prices shown have been adjusted for a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995 and a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.






                                                                HEALTHSOUTH
                                                                COMMON STOCK
                                                            --------------------
                                                             HIGH        LOW
                                                            ---------   --------
      1995
       First Quarter    .................................     $ 10.22     $  9.03
       Second Quarter   .................................       10.82        8.16
       Third Quarter    .................................       12.88        8.63
       Fourth Quarter   .................................       16.19       11.25
      1996
       First Quarter    .................................     $ 19.07     $ 13.50
       Second Quarter   .................................       19.32       16.16
       Third Quarter    .................................       19.32       14.25
       Fourth Quarter   .................................       19.88       17.57
      1997
       First Quarter ....................................     $ 22.38     $ 17.94
       Second Quarter   .................................       27.13       17.75
       Third Quarter (through September 24, 1997)  ......       28.94       23.12

     The following table sets forth certain information as to the high and low reported sale prices per share of Horizon/CMS Common Stock for the periods indicated. The prices for Horizon/CMS Common Stock are as reported on the NYSE Composite Transactions Tape. No dividends were paid by Horizon/CMS during the periods presented.






                                                                 HORIZON/CMS
                                                                 COMMON STOCK
                                                             --------------------
                                                              HIGH        LOW
                                                             ---------   --------
      FISCAL 1996
       First Quarter  ....................................   $ 23.75     $17.13
       Second Quarter ....................................     24.00      17.75
       Third Quarter  ....................................     28.00      21.63
       Fourth Quarter ....................................     19.50      12.13
      FISCAL 1997
       First Quarter  ....................................   $ 13.88     $ 9.63
       Second Quarter ....................................     13.38      10.13
       Third Quarter  ....................................     17.25      10.25
       Fourth Quarter    .................................     18.25      14.50
      FISCAL 1998
       First Quarter  ....................................     23.50      18.25
       Second Quarter (through September 24, 1997)  ......     22.44      19.87


     As of June 30, 1997, there were approximately 4,909 record holders of HEALTHSOUTH Common Stock. As of the Record Date, there were approximately 2,899 record holders of Horizon/CMS Common Stock.

     HOLDERS OF HORIZON/CMS SHARES ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR HEALTHSOUTH COMMON STOCK AND HORIZON/CMS COMMON STOCK. No assurance can be given as to the market price of HEALTHSOUTH Common Stock at the Effective Time or at any other time.


OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER

     Pursuant to the Plan, following the Effective Time, Horizon/CMS will be a wholly-owned subsidiary of HEALTHSOUTH, and all of Horizon/CMS's subsidiaries and affiliates will be indirect subsidiaries and affiliates of HEALTHSOUTH. HEALTHSOUTH will continue its operations as prior to the Merger and will continue to be managed by the same Board of Directors and executive officers, except that Neal M. Elliott, Chairman of the Board, President and Chief Executive Officer of Horizon/CMS, will join HEALTHSOUTH's Board of Directors at the Effective Time. See "OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER".

                       COMPARATIVE PER SHARE INFORMATION


     THE FOLLOWING SUMMARY PRESENTS  SELECTED  COMPARATIVE PER SHARE INFORMATION
(I) FOR HEALTHSOUTH on a historical basis in comparison with pro forma equivalent information giving effect to the Merger on a purchase basis, and (ii) for Horizon/CMS on a historical basis in comparison with its pro forma equivalent information after giving effect to the Merger, including receipt of shares of HEALTHSOUTH Common Stock to be issued in exchange for Horizon/CMS Shares in accordance with the Exchange Ratio. This financial information should be read in conjunction with the historical consolidated financial statements of HEALTHSOUTH and Horizon/CMS and the related notes thereto contained elsewhere herein or in documents incorporated herein by reference, and in conjunction with the unaudited pro forma condensed combined financial information appearing elsewhere in this Prospectus-Proxy Statement. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION".


     Neither HEALTHSOUTH nor Horizon/CMS has paid cash dividends since inception (although a company acquired by HEALTHSOUTH in a pooling-of-interests merger paid cash dividends in the past). It is anticipated that HEALTHSOUTH will retain all earnings for use in the expansion of the business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the Board of Directors of HEALTHSOUTH and will depend, among other things, upon HEALTHSOUTH's earnings, capital requirements, financial condition and debt covenants.


     The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined results of operations in future periods or future combined financial position.



                                                      YEAR ENDED       SIX MONTHS
                                                     DECEMBER 31,        ENDED
                                                         1996         JUNE 30, 1997
                                                     --------------   --------------
Net income per common share:
 HEALTHSOUTH(1)
   Historical (primary)   ........................       $ 0.56          $  0.42
   Historical (fully diluted)(2)   ...............         0.55             0.41
   Pro forma combined (primary)    ...............         0.51             0.25
   Pro forma combined (fully diluted)(2)    ......         0.50             0.25
 Horizon/CMS
   Historical (primary)(3)(4)   ..................       $ 0.43          $ (0.72)
   Pro forma equivalent (primary)(5)  ............         0.43             0.21
   Pro forma equivalent (fully diluted)(5)  ......         0.42             0.21


                                                      AT
                                                    JUNE 30,
                                                     1997
                                                    ---------
 Book value per common share outstanding(1):
   HEALTHSOUTH - historical .....................     $ 5.43
   HEALTHSOUTH - pro forma combined  ............       7.35
   Horizon/CMS - historical(4)    ...............      11.74
   Horizon/CMS - pro forma equivalent (5)  ......       6.20

----------

(1) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.


(2) Fully diluted earnings per share reflects shares reserved for issuance upon exercise of dilutive stock options and shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due
    2001, where applicable.


(3) This amount represents income from continuing operations per common share and does not reflect the effects of an extraordinary loss of $27,074,000, net of tax, recorded by Horizon/CMS during the year ended December 31, 1996 and an extraordinary gain of $3,963,000, net of tax, recorded by Horizon /CMS during the six months ended June 30, 1997.


(4) Horizon/CMS has historically reported on a fiscal year ending on May 31. The historical results of operations for Horizon/
     CMS have been recast to a November 30 fiscal year end to more closely conform to HEALTHSOUTH's fiscal year.


(5) Horizon/CMS pro forma equivalent per share data have been calculated by multiplying the pro forma HEALTHSOUTH amounts by the Exchange Ratio of 0.84338.

                        HEALTHSOUTH'S AND HORIZON/CMS'S
             SELECTED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following selected pro forma financial information for the combined Companies gives effect to the Merger as a purchase. All of the following selected pro forma financial information should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus-Proxy Statement. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION". The pro forma financial information set forth in this Prospectus-Proxy Statement is not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future.





                                                                  YEAR ENDED         SIX MONTHS ENDED
                                                               DECEMBER 31, 1996      JUNE 30, 1997
                                                               -------------------   -----------------
                                                                        (IN THOUSANDS, EXCEPT
                                                                         PER SHARE AMOUNTS)
INCOME STATEMENT DATA (1):
 Revenues   ................................................       $4,314,659           $2,322,960
 Operating unit expenses   .................................        3,106,815            1,638,457
 Corporate general and administrative expenses  ............          174,041               83,323
 Provision for doubtful accounts    ........................           85,921               50,143
 Depreciation and amortization   ...........................          285,249              161,861
 Merger and acquisition related expenses  ..................           41,515               15,875
 Loss on impairment of assets ..............................           48,390                    -
 Special charge   ..........................................           17,150               86,155
 Interest expense    .......................................          147,643               80,904
 Interest income  ..........................................          (13,645)              (5,894)
                                                                   ----------           ----------
                                                                    3,893,079            2,110,824
 Income before income taxes, minority
  interests and extraordinary item  ........................          421,580              212,136
 Provision for income taxes   ..............................          171,331               77,244
                                                                   ----------           ----------
                                                                      250,249              134,892
 Minority interests  .......................................           57,875               36,410
                                                                   ----------           ----------
 Income from continuing operations  ........................       $  192,374           $   98,482
                                                                   ==========           ==========
 Weighted average common and common equivalent shares out-
  standing(2)                                                         380,887              393,426
                                                                   ==========           ==========
 Income from continuing operations per common and common
  equivalent shares outstanding(2)  ........................       $     0.51           $     0.25
                                                                   ==========           ==========
 Income from continuing operations per common share - assum-
  ing full dilution(2)(3)                                          $     0.50           $     0.25
                                                                   ==========           ==========


                                               JUNE 30, 1997
                                               ---------------
                                               (IN THOUSANDS)
    BALANCE SHEET DATA(1):
     Cash and marketable securities   ......     $  223,957
     Working capital   .....................        981,588
     Total assets   ........................      5,884,285
     Long-term debt (4)   ..................      2,418,003
     Stockholders' equity ..................      2,825,967

----------

(1) Reflects combination of HEALTHSOUTH and Horizon/CMS for the periods presented. Horizon/CMS has historically reported on a May 31 fiscal year-end. Horizon/CMS's results of operations have been recast to a November 30 fiscal year-end to more closely conform to HEALTHSOUTH's fiscal year. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION".

(2) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.

(3) Fully-diluted income from continuing operations per share reflects shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due 2001, where applicable.

(4) Includes current portion of long-term debt.

                                  RISK FACTORS

     In addition to the other information in this Prospectus-Proxy Statement, the following should be considered carefully by holders of Horizon/CMS Shares. Statements made herein should be considered as "forward-looking information". See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE-Forward-Looking Information".


REIMBURSEMENT BY THIRD PARTY PAYORS

     Substantially all of HEALTHSOUTH's revenues are derived from private and governmental third party payors (in 1996, approximately 37.8% from Medicare and approximately 62.2% from commercial insurers, managed care plans, workers' compensation payors and other private pay revenue sources). There are increasing pressures from many payor sources to control healthcare costs and to limit increases in reimbursement rates for medical services. There can be no assurances that payments under governmental and third party payor programs will remain at levels comparable to present levels. In attempts to limit the federal budget deficit, there have been, and HEALTHSOUTH expects that there will continue to be, a number of proposals to limit Medicare reimbursements for certain services. HEALTHSOUTH cannot now predict whether any of these pending proposals will be adopted or, if adopted and implemented, what effect such proposals would have on HEALTHSOUTH.


REGULATION

     HEALTHSOUTH is subject, and the combined Companies will be subject, to various other types of regulation at the federal and state levels, including licensure and certification laws, Certificate of Need laws and laws relating to financial relationships among providers of healthcare services, Medicare fraud and abuse and physician self-referral.

     The operation of HEALTHSOUTH's facilities and the provision of healthcare services are subject to federal, state and local licensure and certification laws. These facilities and services are subject to periodic inspection by governmental and other authorities to assure compliance with the various standards established for continued licensure under state law, certification under the Medicare and Medicaid programs and participation in the Veteran's Administration program. Additionally, in many states, Certificates of Need or other similar approvals are required for expansion of HEALTHSOUTH's operations. HEALTHSOUTH could be adversely affected by the failure or inability to obtain such approvals, by changes in the standards applicable to approvals and by possible delays and expenses associated with obtaining approvals. The failure by HEALTHSOUTH to obtain, retain or renew any required regulatory approvals, licenses or certificates could prevent HEALTHSOUTH from being reimbursed for, or from, offering its services, or could adversely affect its results of operations.

     A wide array of Medicare/Medicaid fraud and abuse provisions apply to the operations of HEALTHSOUTH. HEALTHSOUTH is subject to extensive federal and state regulation with respect to financial relationships among healthcare providers, physician self-referral arrangements and other fraud and abuse issues. Penalties for violation of federal and state laws and regulations include exclusion from participation in the Medicare/Medicaid programs, asset forfeiture, civil penalties and criminal penalties. The Office of Inspector General of the Department of Health and Human Services (the "OIG"), the DOJ and other federal agencies interpret healthcare fraud and abuse provisions liberally and enforce them aggressively. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".


HEALTHCARE REFORM

     In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. Among the proposals which are, or recently have been, under consideration are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single government health insurance plan that would cover all citizens.

The costs of certain proposals would be funded in significant part by reductions in payments by governmental programs, including Medicare and Medicaid, to healthcare providers. There continue to be federal and state proposals that would, and actions that do, impose more limitations on government and private payments to healthcare providers such as HEALTHSOUTH and proposals to increase copayments and deductibles from program and private patients. At the federal level, both Congress and the current Administration have continued to propose healthcare budgets that substantially reduce payments under the Medicare and Medicaid programs. In addition, many states are considering the enactment of initiatives designed to reduce their Medicaid expenditures, to provide universal coverage or additional levels of care and/or to impose additional taxes on healthcare providers to help finance or expand the states' Medicaid systems. There can be no assurance as to the ultimate content, timing or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on HEALTHSOUTH or on the combined Companies.


DEMAND FOR PERSONNEL

     The success and growth strategy of HEALTHSOUTH are dependent in part on its ability to attract and retain competent individuals with training and experience in marketing, therapy, nursing and other clinical or operating disciplines. Such persons are in high demand and often are subject to competing offers. In past years, the healthcare industry has experienced nursing and therapy personnel shortages. There can be no assurance that HEALTHSOUTH, Horizon/CMS or the combined Companies will be able to attract and retain the qualified clinical or operating personnel necessary for existing business and planned growth. A future lack of such personnel could adversely affect the results of operations of HEALTHSOUTH, Horizon/CMS or the combined Companies.


DEPENDENCE ON KEY PERSONNEL

     The future success of HEALTHSOUTH's business will depend in part on its ability to attract and retain highly qualified individuals to fill key management positions. HEALTHSOUTH competes for such individuals with similar healthcare companies, and there can be no assurance that it will be successful in hiring or retaining qualified personnel. The loss of key personnel or the inability to hire or retain qualified management personnel could adversely affect HEALTHSOUTH's results of operations.


COMPETITION

     HEALTHSOUTH operates in a highly competitive industry. HEALTHSOUTH generally operates its facilities in communities that also are served by similar facilities operated by others. Although HEALTHSOUTH is the largest provider of outpatient surgery and rehabilitation healthcare services on a nationwide basis, in any particular market it may encounter competition from local or national entities with longer operating histories or other superior competitive advantages. There can be no assurance that such competition, or other competition which HEALTHSOUTH may encounter in the future, will not adversely affect HEALTHSOUTH's results of operations.


FAIR PRICE PROVISION

     HEALTHSOUTH's Restated Certificate of Incorporation (the "HEALTHSOUTH Certificate") contains certain provisions requiring supermajority stockholder approval to effect specified extraordinary corporate transactions unless certain conditions are met. The HEALTHSOUTH Certificate requires the affirmative vote of 66 2/3% of all shares of HEALTHSOUTH entitled to vote in an election of Directors to approve a "business combination" with any "other entity" that is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of HEALTHSOUTH entitled to vote in an election of Directors. The effect of the foregoing provisions is to make it more difficult for a person, entity or group to effect a change in control of HEALTHSOUTH through the acquisition of a large block of HEALTHSOUTH's voting stock, or to effect a merger or other acquisition that is not approved by a majority of HEALTHSOUTH's Directors serving in office prior to the acquisition by the other entity of 5% or more of HEALTHSOUTH's stock. See "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH".

RISKS RELATING TO FEDERAL INCOME TAXES

     If the Merger were determined not to constitute a tax-free reorganization under Section 368(a) of the Code, each holder of Horizon/CMS Shares would recognize gain or loss equal to the difference between the fair market value of the HEALTHSOUTH Common Stock received (plus cash received in lieu of fractional shares) and such holder's basis in the Horizon/CMS Shares exchanged therefor. See "THE MERGER - Certain Federal Income Tax Consequences".


CERTAIN HORIZON/CMS LITIGATION

     Horizon/CMS is currently a party, or is subject, to certain material litigation matters and disputes, which are described below. Horizon/CMS is also, from time to time, a party to various litigation matters and disputes arising in the ordinary course of its business. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".


Tenet Healthcare Corporation and Related Litigation

     As previously disclosed, Horizon/CMS filed a lawsuit on March 7, 1996 against Tenet Healthcare Corporation ("Tenet") in the United States District Court for the District of Nevada. The lawsuit arose out of an agreement entered into between Horizon/CMS and Tenet in connection with Horizon/CMS's attempted acquisition of The Hillhaven Corporation ("Hillhaven") in January 1995. In the lawsuit, Horizon/CMS alleges that Tenet failed to honor its commitment to pay Horizon/CMS approximately $14.5 million pursuant to the agreement. Tenet has contended that the amount owing to Horizon/CMS under the agreement is approximately $5.1 million. During the nine months ended February 28, 1996, Horizon/CMS recognized as a receivable approximately $13.0 million of the approximately $14.5 million Horizon/CMS contends it is owed under the agreement. On May 13, 1997, Horizon/CMS sought leave of the court to amend its complaint against Tenet to assert, among other things, that Tenet tortiously interfered with Horizon/CMS's contractual relationship with its investment bankers, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). In this connection, Horizon/CMS seeks actual damages against Tenet in the approximate amount of $14.5 million plus pre-judgment interest and punitive damages.

     On May 13, 1997, Horizon/CMS filed a lawsuit against DLJ in the United States District Court for the Central District of California. This lawsuit arises out of the events and circumstances involved in the lawsuit against Tenet. Specifically, this lawsuit alleges that DLJ, which served as investment banker to Horizon/CMS in connection with Horizon/CMS's attempted acquisition of Hillhaven, breached its fiduciary duty to Horizon/CMS, engaged in professional negligence and tortiously interfered with Horizon/ CMS's contract with Tenet by advising Tenet not to pay the $14.5 million Horizon/CMS contends is owing under the agreement. In this connection, Horizon/CMS seeks actual damages against DLJ in the approximate amount of $14.5 million and punitive damages. On June 27, 1997, pursuant to an agreement reached with DLJ and its counsel, Horizon/CMS filed a new lawsuit against DLJ in the United States District Court for the District of Nevada. This lawsuit is identical in all respects to the lawsuit filed in the United States District Court for the Central District of California. Pursuant to the agreement with DLJ and its counsel, DLJ has agreed that it will not contest either jurisdiction or venue in Nevada. In addition, on June 27, 1997, Horizon/CMS moved to consolidate the two Nevada matters. Horizon/CMS has agreed to dismiss the litigation pending in California upon consolidation of the two Nevada matters. Upon consolidation, Horizon/CMS will seek an aggregate of $14.5 million in actual damages plus prejudgment interest and punitive damages against Tenet, DLJ or both. Horizon is vigorously prosecuting, this litigation matter; no assurance can be given, however, that Horizon will ultimately prevail.


OIG/DOJ   Investigation   Involving   Certain   Medicare   Part  B  and  Related
Co-Insurance Billings

     Horizon/CMS announced on March 15, 1996 that certain Medicare Part B and related co-insurance billings previously submitted by Horizon/CMS were being investigated by the OIG and the DOJ. On December 31, 1996, Horizon/CMS announced that it had reached a settlement with the DOJ and OIG that concluded their investigation of these billings. Horizon/CMS also announced that it had received a letter from the United States Attorney's office conducting such investigation indicating that the United

States declined any criminal prosecution of Horizon/CMS or any of its employees with respect to these billings. Under the settlement, Horizon/CMS paid approximately $5.8 million to the United States as a complete and final resolution of such matters. In addition, pursuant to the terms of the settlement,  Horizon/CMS  is  implementing  a  corporate-wide  Medicare  Part  B compliance program that includes the appointment of a subcommittee to Horizon/CMS's Corporate Compliance Committee reporting directly to the Chairman's office and to Horizon/CMS's Board of Directors, ongoing orientation and training sessions for current and new employees, training evaluation and annual audits to assess accuracy, validity and reliability of billings.


SEC and NYSE Investigations

     The Division of Enforcement of the SEC is conducting a private investigation with respect to trading in the securities of Horizon/CMS and Continental Medical Systems, Inc. ("CMS"). In connection with that investigation, Horizon/CMS has produced certain documents and Neal M. Elliott, Chairman of the Board, President and Chief Executive Officer of Horizon/CMS, and certain other present and former officers of Horizon/CMS have given testimony to the SEC. Horizon/CMS has also been informed that certain of its division office employees and an individual, affiliates of whom have limited business relationships with Horizon/CMS, have responded to subpoenas from the SEC. Mr. Elliott has also produced certain documents in response to a subpoena from the SEC. In addition, Horizon/CMS and Mr. Elliott have responded or are responding to separate subpoenas from the SEC pertaining to trading in Horizon/
  CMS's common stock and Horizon/CMS's March 1, 1996 press release announcing a revision in Horizon/CMS's third quarter earnings estimate; Horizon/CMS's March 7, 1996 press release announcing the filing of a lawsuit against Tenet; the March 12, 1996 press release announcing that the merger with Pacific Rehabilitation & Sports Medicine, Inc. could not be effected by April 1, 1996; Horizon/CMS's March 15, 1996 press release announcing the existence of a federal investigation into certain of Horizon/ CMS's Medicare Part B billings; Horizon/CMS's February 19, 1997 announcement that HEALTHSOUTH would acquire Horizon/CMS; and any discussions of proposed business combinations between Horizon/ CMS and Medical Innovations and Horizon/CMS and certain other companies. The investigation is ongoing, and neither Horizon/CMS nor Mr. Elliott possesses all the facts with respect to the matters under investigation. Although neither Horizon/CMS nor Mr. Elliott has been advised by the SEC that the SEC has concluded that any of Horizon/CMS, Mr. Elliott or any other current or former officer or director of Horizon/CMS has been involved in any violation of the federal securities laws, there can be no assurance as to the outcome of the investigation or the time of its conclusion. Both Horizon/CMS and Mr. Elliott intend to continue cooperating fully with the SEC in connection with the investigation.

     In March 1995, the NYSE informed Horizon/CMS that it had initiated a review of trading in Hillhaven common stock prior to the announcement of Horizon/CMS's proposed acquisition of Hillhaven. In April 1995, the NYSE extended the review of trading to include all dealings with CMS. On April 3, 1996, the NYSE notified Horizon/CMS that it had initiated a review of trading in its common stock preceding Horizon/CMS's March 1, 1996 press release described above. On February 20, 1997, the NYSE notified Horizon/CMS that it was reviewing trading in Horizon/CMS's securities prior to the February 18, 1997 announcement that HEALTHSOUTH would acquire Horizon/CMS. Horizon/CMS is cooperating with the NYSE in its reviews and, to Horizon/CMS's knowledge, the reviews are ongoing.


Michigan   Attorney  General  Investigation  Into  Long-Term  Care  Facility  In
Michigan

     Horizon/CMS learned in September 1996 that the Attorney General of the State of Michigan is investigating one of its skilled nursing facilities. The facility, in Howell, Michigan, has been owned and operated by Horizon/CMS since February 1994. As widely reported in the press, the Attorney General seized a number of patient, financial and accounting records that were located at this facility. By order of a circuit judge in the county in which the facility is located, the Attorney General was ordered to return patient records to the facility for copying. The investigation appears to involve allegations arising out of a licensing survey conducted in April 1996. Horizon/CMS has advised the Michigan Attorney General that it is willing to cooperate in this investigation. Due to the preliminary nature of this investigation, Horizon/CMS cannot now predict when the investigation will be completed; the ultimate outcome of the investigation; or the effect thereof on Horizon/CMS's financial condition or results of operations. If adversely determined, this investigation could result in the imposition of civil and criminal fines or sanctions against Horizon/CMS, which could have a material adverse impact on Horizon/CMS's financial condition and its results of operations.

Stockholder Litigation

     On March 28, 1996, Horizon/CMS was served with a lawsuit filed on March 21, 1996 in New Mexico state district court in Albuquerque, New Mexico, by a former stockholder of CMS, Ronald Gottesman v. Horizon/CMS Healthcare Corporation, No. CV-96-02894, Second Judicial District Court, County of Bernalillo, State of New Mexico. This lawsuit, which among other things seeks class certification, alleges violations of federal and New Mexico state securities laws arising from what the plaintiff contends are materially misleading statements by Horizon/CMS in its June 6, 1995 joint proxy statement/prospectus (the "CMS Prospectus"). The plaintiff alleges that Horizon/CMS failed to disclose in the CMS Prospectus those problems in Horizon/CMS's Medicare Part B billings Horizon/CMS described in its related March 15, 1996 announcement. In this action, the plaintiff seeks damages in an unspecified amount, plus costs and attorneys' fees. On August 22, 1997, Horizon/CMS and the plaintiff entered into a stipulation whereby the plaintiff agreed to dismiss the litigation upon final approval of the proposed settlement described below.

     Since April 5, 1996, Horizon/ has been served with several complaints by current or former stockholders of Horizon/CMS on behalf of all persons who purchased Horizon/CMS Common Stock between June 6, 1995 and March 15, 1996. Each of these lawsuits was filed in the United States District Court for the District of New Mexico, in Albuquerque, New Mexico. In July 1996, the Court entered its order consolidating these lawsuits into a single action styled In re Horizon/CMS Healthcare Corporation Securities Litigation, Case No. CIV 96-0442-BB. On September 30, 1996, the consolidated putative class plaintiffs filed their consolidated complaint. In this complaint, the plaintiffs allege violations of federal and New Mexico state securities laws. Among such violations, the plaintiffs alleged that Horizon/CMS, certain of its current and former directors and certain former directors of CMS, disseminated materially misleading statements or omitted disclosing material facts about Horizon/CMS and its operations. In December 1996, Horizon/CMS and the individual defendants filed their motions to dismiss this consolidated lawsuit.

     On February 20, 1997, Horizon/CMS announced that it had reached an agreement in principle to settle the claims against it and certain of its current and former directors in the consolidated class action lawsuit. Under the proposed settlement, Horizon/CMS agreed to pay a minimum amount of $17.0 million to resolve all claims against Horizon/CMS and its current and former directors, excluding those claims arising against the former directors of CMS for conduct occurring prior to the merger between CMS and Horizon. Under the settlement, the maximum amount payable by Horizon/CMS is $20.0 million to completely and finally resolve all claims in the litigation, including any amounts related to claims against former directors of CMS. In agreeing to settle the litigation, none of the defendants concede, or admit to, any of the plaintiffs' claims or allegations. The settlement is subject to court approval.


     On April 7, 1997, Horizon/CMS paid the $17.0 million, in trust, to the plaintiffs' lead counsel. Also in April, Horizon/CMS paid $2.25 million to CMS's directors' and officers' liability insurance carrier in exchange for the carrier's assumption of the remaining risk contingency. On June 16, 1997, the Court preliminarily approved the proposed settlement and set a final hearing to approve the proposed settlement in September 1997. The parties are currently proceeding to consummate the settlement in accordance with the rules governing these proceedings.

     On August 19, 1997, the plaintiffs and the individual defendants announced to the Court that they had reached a settlement of the claims excluded by Horizon/CMS's prior settlement. This proposed settlement calls for the claims to settle by a payment of $4 million. This entire amount will be paid by CMS's directors' and officers' liability insurance carrier. The effect of this settlement is to discharge Horizon/CMS of its $3 million guarantee described above. Accordingly, subject to negotiation and execution of definitive agreements between Horizon/CMS and its carrier reflecting such settlement, Horizon/CMS's $17 million payment will represent Horizon/CMS's total liability to the plaintiffs in this matter.

     On September 12, 1997 the Court, after hearing, entered an order approving the settlement. While an appeal from such order may be perfected during the 30 day period following the entry of the order, Horizon/CMS does not believe, since no plaintiff objected thereto, that any appeal will be perfected. In the absence of an appeal, the order will become final at the end of such 30 day period.


Stockholder Derivative Actions

     Commencing in April and continuing into May 1996, Horizon/CMS was served with nine complaints alleging a class action derivative action brought by stockholders of Horizon/CMS for and on behalf of Horizon/CMS in the Court of Chancery of New Castle County, Delaware, against Neal M. Elliott, Klemett L. Belt, Jr., Rocco A. Ortenzio, Robert A. Ortenzio, Russell L. Carson, Bryan C. Cressey, Charles H. Gonzales, Michael A. Jeffries, Gerard M. Martin, Frank M. McCord, Raymond M. Noveck, Barry M. Portnoy and LeRoy S. Zimmerman. The nine lawsuits have been consolidated into one action styled In re Horizon/CMS Healthcare Corporation Shareholders Litigation. The plaintiffs allege, among other things, that Horizon/CMS's current and former directors breached their fiduciary duties to Horizon/CMS and the stockholders as a result of (i) the purported failure to supervise adequately and the purported knowing mismanagement of the operations of Horizon/CMS, and the (ii) purported misuse of inside information in connection with the sale of Horizon/CMS's Common Stock by certain of the current and former directors in January and February 1996. To that end, the plaintiffs seek an accounting from the directors for profits to themselves and damages suffered by Horizon/CMS as a result of the transaction complained of in the complaint and attorneys' fees and costs. On June 21, 1996, the individual defendants filed a motion with the Chancery Court seeking to dismiss this matter because, among other things, the plaintiffs failed to make a demand on the board of directors prior to commencing this litigation. Horizon/CMS cannot now predict the outcome or the effect of this litigation or the length of time it will take to resolve this litigation.

     In April 1996, Horizon/CMS was served with a complaint in a stockholder's derivative lawsuit styled Lind v. Rocco A. Ortenzio, Neal M. Elliott, Klemett
L.  Belt,  Jr., Robert A. Ortenzio, Russell L. Carson, Bryan C. Cressey, Charles
H. Gonzales, Michael A. Jeffries, Gerard M. Martin, Frank M. McCord, Raymond N. Noveck, Barry M. Portnoy, LeRoy S. Zimmerman and Horizon/CMS Healthcare Corporation, No. CIV 96-0538-BB, pending in the United States District Court for the District of New Mexico. The plaintiff alleges, among other things, that Horizon/CMS's current and former directors breached their fiduciary duties to Horizon/CMS and the stockholders as a result of (i) the purported failure to supervise adequately and the purported knowing mismanagement of the operations of Horizon/CMS, and the (ii) purported misuse of inside information in connection with the sale of Horizon/CMS's Common Stock by certain of the current and former directors in January and February 1996. To that end, the plaintiff seeks an accounting from the directors for profits to themselves and damages suffered by Horizon/CMS as a result of the transaction complained of in the complaint and attorneys' fees and costs. Horizon/CMS filed a motion seeking a stay of this case pending the outcome of the motion to dismiss in the Delaware derivative lawsuits or, in the alternative, to dismiss this case for those same reasons. Horizon/CMS cannot now predict the outcome or the effect of this litigation or the length of time it will take to resolve this litigation.


Lawsuit by Former Shareholders of Communi-Care, Inc. and Pro Rehab, Inc.

     On May 28, 1997, CMS was served with a lawsuit styled Kenneth Hubbard and Lynn Hubbard v. Rocco Ortenzio, Robert A. Ortenzio and Continental Medical Systems, Inc., No. 3:97 CV294MCK, filed in the United States District Court for the Western District of North Carolina, Charlotte Division by the former shareholders of Communi-Care, Inc. and Pro Rehab, Inc. seeking damages arising out of certain "earnout" provisions of the definitive purchase agreements under which CMS purchased the outstanding stock of Communi-Care, Inc., and Pro Rehab, Inc. from such shareholders. The plaintiffs allege that the manner in which CMS and the other defendants operated the companies after their acquisition breached its fiduciary duties to the plaintiffs, constituted fraud, gross negligence and bad faith and a breach of their employment agreements with the companies. As a result of such alleged conduct, the plaintiffs assert that they are entitled to damages in an amount in excess of $27.0 million from CMS and the other defendants. Horizon/CMS believes, based upon the advice of Eaves, Bardacke & Baugh, P.A., counsel to Horizon/CMS in this matter, the assertions of these plaintiffs to be without factual or legal merit and, as a result, intends to vigorously contest such claims. Because this litigation has just been commenced, Horizon/CMS cannot now predict the outcome of such litigation, the length of time it will take to resolve such litigation or the effect of any such resolution on Horizon/CMS's financial condition or results of operations.


RehabOne Litigation

     In March 1997, Horizon/CMS was served with a lawsuit filed in the United States District Court for the Middle District of Pennsylvania, styled RehabOne, Inc. v. Horizon/CMS Healthcare Corporation, Continental Medical Systems, Inc., David Nation and Robert Ortenzio, No. CV-97-0292. In this lawsuit the plaintiff alleges violations of federal and state securities laws, fraud, and negligent misrepresentation by Horizon/CMS and certain former officers of CMS in connection with the issuance of a warrant to purchase 500,000 shares of Horizon/CMS Common Stock (the "Warrant"). The Warrant was issued to the plaintiff by Horizon/CMS in connection with the settlement of certain prior litigation between the plaintiff and CMS. The plaintiff's complaint does not state the amount of damages sought. Horizon/CMS disputes the factual and legal assertions of the plaintiff in this litigation and intends to vigorously contest the plaintiff's claims. Because this litigation has just commenced, Horizon/CMS cannot predict the length of time it will take to resolve the litigation, the outcome of the litigation or the effect of any such outcome on Horizon/CMS's financial condition or results of operations.


EEOC Litigation

     In March 1997, the Equal Employment Opportunity Commission (the "EEOC") filed a complaint against Horizon/CMS alleging that Horizon/CMS has engaged in unlawful employment practices in respect of Horizon/CMS's employment policies related to pregnancies. Specifically, the EEOC asserts that Horizon/CMS's alleged refusal to provide pregnant employees with light-duty assignments to accommodate their temporary disabilities caused by pregnancy violates Sections 701(k) and 703(a) of Title VII, 42 U.S.C. (section)(section) 2000e-(k) and 2000e-2(a). In this lawsuit, the EEOC seeks, among other things, to permanently enjoin Horizon/CMS's employment practices in this regard. Horizon/CMS disputes the factual and legal assertions of the EEOC in this litigation and intends to vigorously contest the EEOC's claims. Because this litigation has just commenced, Horizon/CMS cannot predict the length of time it will take to resolve the litigation, the outcome of the litigation or the effect of any such outcome on Horizon/CMS's financial condition or results of operations.


North Louisiana Rehabilitation Hospital Medicare Billing Investigation

     In August 1996, the United States Attorney for the Western District of Louisiana, without actually initiating litigation, apprised Horizon/CMS of alleged civil liability under the federal False Claims Act for what the government believes were false or fraudulent Medicare and other federal program claims submitted by Horizon/CMS's North Louisiana Rehabilitation Hospital ("NLRH") during the period from 1989 through 1992, including certain claims submitted by a physician who was a member of the medical staff and under contract to NLRH during the period. Specifically, the government alleges that NLRH facilitated the submission of false claims under Part B of the Medicare program by the physician and that NLRH itself submitted false claims under Part A of the Medicare program for services that were not medically necessary. In August 1996, the U.S. Attorney identified allegedly improper Part A and Part B billings, together with penalty provisions under the False Claims Act, ranging in the aggregate from approximately $1.7 million to $2.2 million. The government does not dispute that the Medicare Part A services were rendered, only whether they were medically necessary. Horizon/CMS has vigorously contested the allegation that any cases of disputed medical necessity in this matter constitute false or fraudulent claims under the civil False Claims Act. Moreover, Horizon/CMS denies that NLRH facilitated the submission of false claims under Medicare Part B.

     In late April 1997, Horizon/CMS received administrative subpoenas relating to the matter and has since then produced extensive materials with respect thereto. Without conceding liability for either the Medicare Part A or Part B claims, in May 1997, Horizon commenced preliminary settlement discussions with the government. In preparation for settlement meetings held in late June and mid-July 1997, Horizon/CMS and the government developed and then refined their respective analyses of any losses the government may have incurred in this regard. Following the July 1997 meeting, the government proposed to Horizon/CMS that the matter be settled by Horizon/CMS paying the government $4.9 million with respect to alleged Medicare Part A overpayments and that Horizon/CMS and certain individual physicians pay the government $820,000 with respect to Medicare Part B claims for physician services. In late July, Horizon/CMS responded by offering to settle the matter for $3.7 million for alleged Medicare Part A overpayments and $445,000 for alleged Medicare Part B claims for which Horizon/CMS potentially could bear any responsibility. Horizon/CMS anticipates that settlement discussions will continue and, at this time, is optimistic that the matter can be resolved without litigation.



                              RECENT DEVELOPMENTS


     On September 3, 1997, HEALTHSOUTH and ASC Network Corporation ("ASC") entered into a definitive agreement pursuant to which HEALTHSOUTH will acquire ASC. ASC operates outpatient surgery centers at twenty-nine locations in eight states. The transaction is structured as an all-cash merger, with a value of approximately $130,000,000, plus the assumption of approximately $50,000,000 in debt by HEALTHSOUTH. The transaction is subject to the approval of ASC stockholders and various regulatory approvals, including clearance under the Hart-Scott-Rodino Anti-Trust Improvements Act, as well as the satisfaction of certain other conditions normal to a transaction of this type.


     Since the public announcement of the pending Merger in February 1997, Horizon/CMS has experienced a significant loss of home office, divisional and regional employees. These personnel were, in the case of the home office, primarily administrative personnel such as those involved in payor reimbursement, management information systems and finance and accounting functions and, in the case of divisions and regions, primarily administrative personnel engaged in Horizon/CMS's outpatient rehabilitation and contract therapy operations. Moreover, while it has had some success in hiring additional personnel, Horizon/CMS has not been able to replace nearly all those employees that have terminated their employment. In an effort to counteract this trend, Horizon/CMS implemented various retention programs, including limited "pay to stay" and retention bonus programs for certain of the divisional and regional groups. Employees subject to these programs, however, earned their bonus payments as of September 1, 1997, which were paid on September 15, 1997. Horizon/CMS has no present plan to extend or replace such programs. There is no assurance that Horizon/CMS will not experience further personnel losses pending the effectiveness of the Merger or that its ability to manage its operations effectively will not be impaired if the Merger is not consummated.

     The Plan, as originally executed, contained a provision that, for a period of at least one year following the Closing Date, certain divisions of Horizon/CMS (including in particular the Long Term Care, Specialty Hospital, Contract Rehab Therapy and Institutional Pharmacy Divisions) would continue to be operated and managed by Horizon/CMS, as a subsidiary of HEALTHSOUTH, at or through Horizon/CMS's headquarters and existing management (subject to standards of performance imposed generally by HEALTHSOUTH on its managerial employees and to reasonable restraints on managerial overhead). Recently, HEALTHSOUTH requested Horizon/CMS to agree to delete such provision from the Plan in order to provide HEALTHSOUTH with the flexibility to explore its alternatives with respect to the disposition or combination of any of such operations that it may determine are not complementary to its overall business strategy. Following discussions between Horizon/CMS and HEALTHSOUTH regarding the provision of certain benefits for employees of Horizon/CMS who may have been affected by such provision of the Plan, Horizon/CMS acceded to such request based on
HEALTHSOUTH's willingness to allow Horizon/CMS to provide additional severance protection for such employees (none of whom is an officer of Horizon/CMS), as well as certain retention bonuses for employees who remain in the employ of the Company through at least June 30, 1998.

                              THE SPECIAL MEETING


GENERAL

     THIS PROSPECTUS-PROXY STATEMENT IS BEING FURNISHED TO HOLDERS OF HORIZON/CMS SHARES IN CONNECTION with the solicitation of proxies by the Board of Directors of Horizon/CMS for use at the Special Meeting to consider and vote upon a proposal to approve the Plan and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Each  copy  of  this  Prospectus-Proxy   Statement  mailed  to  holders  of
Horizon/CMS Common Stock is accompanied by a form of Proxy for use at the Special Meeting.

     This Prospectus-Proxy Statement is also furnished to holders of Horizon/CMS Shares as a Prospectus in connection with the issuance to them of the shares of HEALTHSOUTH Common Stock upon consummation of the Merger.


DATE, PLACE AND TIME


     The Special Meeting will be held at the Crowne Plaza Pyramid, 5151 San Francisco Road N.E., Albuquerque, New Mexico, 87109, on October 29, 1997 at 10:00 a.m., local time.


RECORD DATE; QUORUM

     The Board of Directors of Horizon/CMS has fixed the close of business on September 14, 1997, as the Record Date for the determination of holders of Horizon/CMS Shares entitled to receive notice of and to vote at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the Horizon/CMS Shares entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting.


VOTE REQUIRED


     As of the Record Date, there were outstanding and entitled to vote 52,713,226 shares of Horizon/ CMS Common Stock. Each of such Horizon/CMS Shares is entitled to one vote on each matter that comes before the Special Meeting. Approval of the Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Horizon/CMS Common Stock entitled to vote at the Special Meeting. Accordingly, approval of the Plan will require the affirmative vote of the holders of at least 26,356,614 shares of Horizon/CMS Common Stock.

     As of the Record Date, Horizon/CMS's directors and executive officers and their affiliates beneficially owned an aggregate of 1,241,828 shares, or approximately 2.4% of the outstanding shares, of Horizon/CMS Common Stock outstanding on such date (excluding shares issuable upon exercise of options). To Horizon/CMS's knowledge, each of its directors and executive officers intends to vote in favor of the proposal to approve the Plan.


     By the vote of the members of the Horizon/CMS Board of Directors at a special meeting held on February 17, 1997, the Horizon/CMS Board of Directors determined that the proposed Merger, and the terms and conditions of the Plan, were in the best interests of Horizon/CMS and its stockholders. The Plan and the Merger were adopted and approved unanimously by the members of the Horizon/CMS Board of Directors, who also unanimously resolved to recommend that the stockholders of Horizon/ CMS vote FOR approval of the Plan.

     If the Plan is not approved by Horizon/CMS stockholders, the Plan may be terminated in accordance with its terms. See "THE MERGER - Termination".


VOTING AND REVOCATION OF PROXIES

     HORIZON/CMS SHARES REPRESENTED BY A PROXY PROPERLY SIGNED AND RECEIVED AT OR PRIOR TO THE SPECIAL Meeting, unless such Proxy is subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY FOR THE SPECIAL MEETING IS PROPERLY EXECUTED AND RETURNED WITHOUT INDICATING ANY

VOTING INSTRUCTIONS, HORIZON/CMS SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the Proxy is voted by the filing of an instrument revoking it or of a duly executed Proxy bearing a later date with the Secretary of Horizon/CMS prior to or at the Special Meeting or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a Proxy. Only votes cast for approval of the Plan constitute affirmative votes. Abstentions and broker non-votes with respect to the Plan will, therefore, have the same effect as votes against approval of the Plan.

     The Board of Directors of Horizon/CMS is not aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion, subject to the DGCL and applicable rules of the SEC, to vote or act thereon according to their best judgment.


SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of Horizon/CMS, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Horizon/ CMS, personally or by telephone or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so. Horizon/CMS has engaged the services of Georgeson & Company Inc. to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from Horizon/CMS stockholders for a fee of $8,000, plus reasonable out-of-pocket expenses.


STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH ELSEWHERE IN THIS PROSPECTUS-PROXY STATEMENT. SEE "THE MERGER - EXCHANGE OF CERTIFICATES".

                                  THE MERGER

   The description of the Merger contained in this Prospectus-Proxy Statement summarizes the principal provisions of the Plan; it is not complete and is qualified in its entirety by reference to the Plan, the full text of which is attached hereto as Annex A and which is incorporated by reference herein. All Horizon/CMS stockholders are urged to read Annex A in its entirety.

TERMS OF THE MERGER

     The acquisition of Horizon/CMS by HEALTHSOUTH will be effected by means of the merger of the Subsidiary with and into Horizon/CMS, with Horizon/CMS being the Surviving Corporation. The Certificate of Incorporation of Horizon/CMS (the "Horizon/CMS Certificate"), as amended at the Effective Time pursuant to the request of HEALTHSOUTH, will become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended in accordance with applicable law. The Bylaws of the Subsidiary as in effect at the Effective Time will become the Bylaws of the Surviving Corporation until amended or repealed in accordance therewith and with applicable law. At the Effective Time, Horizon/CMS will continue as the Surviving Corporation under the name "Horizon/CMS Healthcare Corporation".

     At the Effective Time, each outstanding Horizon/CMS Share (excluding shares held by Horizon/ CMS and any of its subsidiaries, which will automatically be cancelled and retired) (collectively, the "Exchanging Horizon/CMS Shares") will be converted into 0.84338 of a share of HEALTHSOUTH Common Stock (the "Exchange Ratio"). Each certificate previously evidencing Exchanging Horizon/ CMS Shares outstanding immediately prior to the Effective Time ("Certificates") will thereafter be deemed, for all purposes other than the payment of dividends or distributions, to represent that number of shares of HEALTHSOUTH Common Stock determined pursuant to the Exchange Ratio and, if applicable, the right to receive cash in lieu of any fractional shares.

     At the Effective Time of the Merger, all then-outstanding options and warrants to purchase Horizon/CMS Common Stock, whether or not then exercisable, will, in accordance with the Plan, be assumed by HEALTHSOUTH and will become options and warrants to purchase HEALTHSOUTH Common Stock. As a result of such assumption, each such option and warrant will relate to a number of shares of HEALTHSOUTH Common Stock determined by multiplying the number of shares of Horizon/CMS Common Stock theretofore subject thereto by the Exchange Ratio and the exercise prices thereof will be determined by dividing the exercise price contained in such option or warrant by the Exchange Ratio. At August 31, 1997, options to acquire approximately 4,186,000 shares of Horizon/ CMS Common Stock and warrants to acquire approximately 500,000 shares of Horizon/CMS Common Stock were outstanding.


     Based upon the number of shares of HEALTHSOUTH Common Stock, excluding shares obtainable upon exercise of options and convertible securities, outstanding as of the Record Date, the holders of Horizon/CMS Shares will receive in the aggregate approximately 13% of the shares of HEALTHSOUTH Common Stock anticipated to be outstanding immediately after the Effective Time.


Background of the Merger

     In March 1996:

o Horizon/CMS announced (the "March 1 Press Release") a revision in its third fiscal quarter estimates to $.36 per share of Horizon/CMS Common Stock from the then-current consensus estimate among financial analysts of $.41 per share. The revision was attributed to downward Medicaid rate adjustments for many of its New Mexico facilities; a revenue decline in Horizon/CMS's contract therapy division; a write-off of certain of the contract therapy division's accounts receivable; and a failure of anticipated Medicaid rate increases in Texas to meet Horizon/CMS's budgeted increase. Horizon/CMS also reported a general softness in the census at its long-term care facilities.

o Horizon/CMS announced (the "March 7 Press Release") that it had filed a lawsuit against Tenet Healthcare Corporation in which Horizon/CMS alleged that Tenet failed to honor its commitment to pay Horizon/CMS approximately $14.5 million pursuant to an agreement between Horizon/CMS and Tenet related to Horizon/CMS's attempted acquisition of The Hillhaven Corporation.

o Horizon/CMS announced (the "March 15 Press Release") that certain Medicare Part B and related co-insurance billings previously submitted by
     Horizon/CMS were being investigated (the "OIG Investigation") by the Office of Inspector General of the Department of Health and Human Services (the "OIG") and the Department of Justice (the "DOJ") as to compliance with applicable Medicare Part B rules. In that regard, Horizon/CMS then acknowledged that, if civil or criminal proceedings were initiated against Horizon/CMS and adversely determined, fines or sanctions could be imposed against Horizon/CMS that could have a material adverse effect on Horizon/CMS's financial condition or results of operations.

o Various articles appeared in newspapers of national circulation regarding trading in Horizon/CMS's Common Stock by various insiders. Horizon/CMS later reported in a filing with the Commission that Horizon/CMS and Neal
     M. Elliott, Chairman of the Board, President and Chief Executive Officer of Horizon/CMS, had responded to separate subpoenas from the Commission pertaining to trading in Horizon/CMS's Common Stock and the March 1 Press Release, the March 7 Press Release and the March 15 Press Release. Horizon/CMS believed that the subpoenas were extensions of a formal investigation into trading in Horizon/CMS's Common Stock initiated in March 1995 in connection with Horizon/CMS's then-pending acquisition of Continental Medical Systems, Inc.

See "RISK FACTORS - Certain Horizon/CMS Litigation".

     As a result of this unfavorable publicity, the market price of Horizon/CMS's Common Stock declined from a closing sale price on the New York Stock Exchange on February 29, 1996 of $23.50 to a closing sale price on March 18, 1996 of $13.875. On March 28, 1996, Horizon/CMS was served with, and announced, the first of 18 lawsuits, both stockholder class action lawsuits and stockholder derivative actions, alleging, among other things, various violations of federal and state securities laws related to the OIG Investigation, trading in Horizon/CMS Common Stock by insiders, the acquisition of CMS and various filings made by Horizon/CMS pursuant to the Securities Act and the Exchange Act. The class action lawsuits were subsequently consolidated by court order (the "Consolidated Class Action Lawsuit"), as were the stockholder derivative actions.

     In the context of the market loss experienced by the stockholders of Horizon/CMS during this period and the market uncertainty caused by the contingencies facing Horizon/CMS and publicized in March, management of Horizon/CMS began to explore alternatives with the objective of restoring stockholder value in Horizon/CMS's Common Stock. One initiative developed by management was the possible sale of Horizon/CMS's acute rehabilitation hospitals (the "Hospitals"). In that regard, Mr. Elliott contacted Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of HEALTHSOUTH, in late March 1996 to determine if HEALTHSOUTH had any interest in acquiring the Hospitals. Thereafter, at Mr. Scrushy's suggestion, Mr. Elliott held very preliminary discussions with Michael D. Martin, Executive Vice President and Treasurer of HEALTHSOUTH, concerning the possibility of such a sale.

     In early April 1996, Horizon/CMS and HEALTHSOUTH entered into a confidentiality agreement with respect to information provided regarding the possible sale of the Hospitals. In mid-April, Horizon/ CMS prepared an analysis of the ownership and operational structure of each of the Hospitals and delivered it to HEALTHSOUTH.

     In June 1996, Horizon/CMS engaged Merrill Lynch to advise it generally regarding its strategic alternatives to restore and enhance stockholder value, including the alternative of selling the Hospitals to HEALTHSOUTH.

     The analysis and discussions regarding this alternative continued, albeit at a modest pace. On July 11, 1996, Mr. Elliott, Ernest A. Schofield, Senior Vice President and Chief Financial Officer of Horizon/ CMS, and representatives of Merrill Lynch met with officers of HEALTHSOUTH and representatives of its investment bankers, Smith Barney Inc. ("Smith Barney"), to discuss the potential sale of the Hospitals and a tax-efficient structure for such a transaction. The parties reached no agreement in this regard, and the parties thereafter terminated their discussions.

     In October 1996, Mr. Schofield and other members of the senior management of Horizon/CMS separately initiated the preparation of an internal strategic plan for Horizon/CMS.

     In the absence of any progress with respect to the sale of the Hospitals, Mr. Elliott, in October 1996, initiated a contact with the chief executive officer of a publicly owned healthcare corporation that had an emphasis, as does Horizon/CMS, on long-term care ("Company A"). During that month, Mr. Elliott and the chief executive officer of Company A engaged in several conversations regarding the possibility of effecting a "merger of equals" between Horizon/CMS and Company A.

     In early November 1996, these discussions were extended to include Mr. Schofield and the principal financial officers of Company A who, together, engaged in a financial analysis of a business combination of the two entities.

     During the latter part of November 1996, Mr. Schofield met with the principal financial officers of Company A to discuss the comparative results of the financial analysis prepared by each company of a business combination of the two entities.


     In early December 1996, Mr. Elliott directed all department heads to prepare operational plans for their respective departments for presentation to the Board of Directors of Horizon/CMS on December 20, 1996.


     On December 10, 1996, Messrs. Elliott, Schofield and legal counsel met with their counterparts at Company A to exchange information regarding various contingent liabilities of each of the companies and the extent to which such contingencies posed hurdles to a possible business combination.

     HEALTHSOUTH expressed a renewed interest in acquiring the Hospitals in a telephone conversation between Mr. Martin and Mr. Elliott in December 1996.

     On December 20, 1996, the Horizon/CMS department heads made presentations of operational plans for their departments to the Board of Directors of Horizon/CMS. These operational plans compared current operations with budgeted operations to date and included operational initiatives for improvements of the projected results of operations during the next succeeding four quarters. Following this meeting (which Mr. Elliott attended by telephone), Horizon/CMS announced that Mr. Elliott had undergone cancer surgery and that, during his convalescence, a temporary committee composed of members of senior management of Horizon/CMS would assume and perform the duties of the office of the President and Chief Executive Officer.


     On December 23, 1996, Horizon/CMS and Company A executed and delivered a confidentiality agreement regarding information exchanged with respect to the evaluation of a business combination of the two companies.


     On December 31, 1996, Horizon/CMS announced that it had reached a settlement with the OIG and the DOJ that concluded the OIG Investigation. Concurrently, Horizon/CMS reported that it had received a letter from the U.S. Attorney for the District of New Mexico declining any criminal prosecution of Horizon/CMS or any of its employees with respect to the subject matter of the OIG Investigation. Horizon/CMS announced that it had, pursuant to the settlement, paid approximately $5.8 million in final resolution of the issues involved in the OIG Investigation.

     On January 2, 1997, Messrs. Elliott and Schofield, and Scot Sauder, Vice President of Legal Affairs of Horizon/CMS, met with their counterparts at Company A to address certain apparent obstacles to any combination of the companies. During the period from January 7 through January 10, 1997, Company A and Horizon/CMS initiated due diligence investigations of each other.

     Pursuant  to   arrangements   made  in  their   December   1996   telephone
conversation, Mr. Martin and other representatives of HEALTHSOUTH met with Messrs. Elliott and Schofield, who were accompanied by representatives of Merrill Lynch, in Los Angeles on Wednesday, January 8, 1997 to discuss further a transaction involving the Hospitals. At this time, Mr. Martin proposed that HEALTHSOUTH acquire both the Hospitals and Horizon/CMS's outpatient rehabilitation centers (the "Rehab Clinic Business") in a tax-efficient structure.

     On January 15, 1997, the Board of Directors of Horizon/CMS met in Los Angeles. The principal business of the meeting was to review the strategic alternatives available to Horizon/CMS. In this regard, representatives of Merrill Lynch provided an analysis of the following alternatives: (i) a continuation of

Horizon/CMS's status as an independent entity; (ii) a "merger of equals" with Company A; (iii) the sale of the Hospitals, alone and in combination with the Rehab Clinic Business, to HEALTHSOUTH; (iv) a recapitalization of Horizon/CMS through a significant stock repurchase program (in the range of 10% to 50% of the outstanding Horizon/CMS Common Stock); (v) a spin-off of the rehabilitation business of Horizon/CMS to its stockholders; (vi) a "Morris Trust" transaction in which Horizon/CMS would spin-off to its stockholders all of its businesses other than its rehabilitation business, which would then be sold to HEALTHSOUTH for HEALTHSOUTH Common Stock; (vii) the sale of Horizon/CMS in a leveraged buy-out transaction; and (viii) the sale of Horizon/CMS through an auction process.

     While each of the alternatives was discussed by the directors, the Board did not make any specific determinations with respect to any of the alternatives except as noted below. Most of the directors' attention was focused on the first three alternatives. Mr. Schofield presented to the Board a composite of the various operational plans of the Horizon/CMS departments presented at the December 1996 Board meeting and Mr. Elliott reviewed for the Board the progress of the discussions with Company A, as well as the nature of the discussions to date with HEALTHSOUTH. Predicated primarily on the Board's view of the value of the Rehab Clinic Business to the ongoing operations of Horizon/CMS, the Board directed management of Horizon/CMS to advise HEALTHSOUTH that Horizon/CMS was willing to continue discussions regarding the sale of the Hospitals but not the Rehab Clinic Business. In addition, the Board authorized management to continue Horizon/CMS's due diligence investigation of Company A without authorizing any discussion of structure or terms of a business combination. Finally, the Board directed Mr. Schofield to investigate further the attainability of the composite projected results of operations presented earlier in the meeting. The Board took no other actions at the meeting regarding any other strategic alternatives of Horizon/CMS.


     The next day, Merrill Lynch conveyed to HEALTHSOUTH the Board's views regarding the Hospitals and the Rehab Clinic Business. The parties then scheduled their next meeting for Wednesday, January 22, 1997.


     On January 18, 1997, the chief executive officers of Horizon/CMS and Company A met in California to discuss the preliminary results of the due diligence investigations conducted by each organization and the likelihood of overcoming existing obstacles to a business combination.

     On January 22, 1997, Messrs. Elliott and Schofield met with Messrs. Scrushy and Martin at a hotel in Westwood, California. At this point, Mr. Scrushy proposed to expand the scope of the discussions to embrace a business combination of Horizon/CMS with HEALTHSOUTH. Specifically, Mr. Scrushy proposed that the parties should consider an acquisition of Horizon/CMS by HEALTHSOUTH pursuant to which Horizon/CMS Common Stock would be valued at $17.00 per share in an exchange for HEALTHSOUTH Common Stock. The parties agreed to explore this possibility.

     During January 23 and 24, 1997, Horizon/CMS and Company A continued their respective due diligence investigations of each other at the offices of Horizon/CMS's counsel in Dallas, Texas.


     On January 27, 1997, Horizon/CMS and HEALTHSOUTH executed and delivered a confidentiality agreement. HEALTHSOUTH conducted a due diligence investigation of Horizon/CMS at the offices of Horizon/CMS's counsel in Dallas, Texas during the period from January 29 through Friday, January 31, 1997.


     On January 28, 1997, the chief executive officers of Horizon/CMS and Company A met again in California with respect to the financial prospects of and obstacles (consisting of certain litigation and regulatory proceedings pending against Company A) to a business combination of the companies.

     On January 29, 1997, representatives of Merrill Lynch contacted the chief executive officer of a major, publicly owned healthcare corporation ("Company B") with respect to the extent of its interest, if any, in a business combination with Horizon/CMS.

     On January 31, 1997, Messrs. Elliott and Schofield and Charles H. Gonzales, Senior Vice President of Subsidiary Operations of Horizon/CMS, met with Messrs. Scrushy and Martin at the HEALTHSOUTH offices in Birmingham, Alabama for further discussions regarding a combination of the companies. HEALTHSOUTH continued its due diligence investigation of Horizon/CMS at an offsite location in Albuquerque, New Mexico during the period from February 5 through February 7, 1997.

     On February 3, 1997, Mr. Schofield met with his counterpart at Company A for further discussions of the financial analysis of a combination of the two companies, with particular emphasis on the extent of the synergies that might be realized.


     On February 4, 1997, Horizon/CMS and Company B executed and delivered a confidentiality agreement. On the same day, Mr. Elliott was contacted by the chief executive officer of another healthcare organization ("Company C") and a senior executive officer of a venture capital fund ("Company D"), each of whom expressed interest in a business transaction with Horizon/CMS.


     On February 5, 1997, the chief executive officer of Company A made an oral proposal (the "February 5 Proposal") to Mr. Elliott regarding a business combination of Horizon/CMS with Company A. Pursuant to this proposal, Horizon/CMS would be merged with a subsidiary of Company A and the outstanding Horizon/CMS Common Stock would be converted into common stock of Company A at an implied value at the date of the agreement of $17.00 per share of Horizon/CMS Common Stock, subject to a maximum and minimum number of shares of common stock of Company A. Based on the closing price per share of common stock of Company A and the maximum conversion ratio, the implied price on February 5, 1997 was $16.39 per share of Horizon/CMS Common Stock.


     On  February  6  and  7,  1997,   Company  B  conducted  a  due   diligence
investigation of Horizon/CMS at the offices of Horizon/CMS's counsel in Dallas, Texas.


     On February 7, 1997, HEALTHSOUTH made an oral proposal to Horizon/CMS through Merrill Lynch to acquire Horizon/CMS by means of a merger with a subsidiary of HEALTHSOUTH in which Horizon/CMS Common Stock would be converted into HEALTHSOUTH Common Stock at a conversion ratio that would reflect a value of $17.00 per share for Horizon/CMS Common Stock, and HEALTHSOUTH provided Merrill Lynch with a draft plan and agreement of merger. Representatives of Merrill Lynch conveyed the proposal to management of Horizon/CMS. Concurrently, Mr. Scrushy sent a letter to Mr. Elliott advising him that the HEALTHSOUTH proposal would be withdrawn, if not theretofore accepted, on February 10, 1997, the date of the next scheduled meeting of the Board of Directors of Horizon/CMS. The following day, representatives of Merrill Lynch discussed the February 7, 1997 letter with Mr. Martin.



     On February 9, 1997, senior officers of Horizon/CMS, including Messrs. Elliott and Schofield, met with the chief executive officer and other officers of Company B to discuss the results of the due diligence investigation by Company B and the interest of the latter in a business combination transaction.




     Early on February 10, 1997, the chief executive officer of Company B advised Mr. Elliott that Company B would not make a proposal for a business combination with Horizon/CMS. Later in the day, a meeting of the Board of Directors of Horizon/CMS, with all directors present, convened in Los Angeles. At the meeting, the directors evaluated the proposals from HEALTHSOUTH and from Company A. To that end, Merrill Lynch representatives provided an extensive financial analysis of each of the companies on a stand-alone basis and on a combined basis. Representatives of Merrill Lynch also indicated that neither they nor representatives of Horizon/CMS had been contacted further by either Company C or Company D. In addition, Mr. Schofield reported to the Board that, after investigation of the assumptions on which the composite projected results of operations were based, he could provide no assurance to the Board that those results were achievable in the current healthcare environment. After debate, the Board of Directors concluded that the HEALTHSOUTH proposal was financially preferable to the Company A proposal and that it appeared to offer a greater opportunity to increase stockholder value than either the Company A proposal or remaining independent. The Board of Directors then unanimously authorized management to agree to negotiate exclusively with HEALTHSOUTH for one week to determine if the parties could reach agreement on a business combination and directed management to seek a conversion rate based on an implied value of $18.00 per share of Horizon/CMS Common Stock. The Board also directed management to conduct a due diligence investigation of HEALTHSOUTH during that period. No action was taken by the Board of Directors with respect to the proposal by Company A. Immediately after the meeting, Mr. Elliott and representatives of Merrill Lynch conveyed the authorization and direction of the Board to Mr. Martin by telephone.

     On February 11, 1997, Mr. Martin advised representatives of Merrill Lynch of the terms of the HEALTHSOUTH proposal which included a conversion rate that, based on the then-current market price of the HEALTHSOUTH Common Stock, implied a value per share of Horizon/CMS Common Stock of less than $17.00, which terms were conveyed to management of Horizon/CMS. Based on instructions from management of Horizon/CMS, representatives of Merrill Lynch obtained a revised proposal from HEALTHSOUTH that included a conversion rate that, based on the then-current market price of the HEALTHSOUTH Common Stock, implied a value per share of Horizon/CMS Common Stock of $17.00. On this basis, the parties agreed to attempt to negotiate a definitive plan and agreement of merger during the period ending on February 17, 1997.

     On February 12, 1997, a team of Horizon/CMS's representatives initiated a due diligence investigation of HEALTHSOUTH at its headquarters in Birmingham, Alabama. Contemporaneously, representatives of Horizon/CMS and HEALTHSOUTH commenced negotiations at the offices of Horizon/CMS's counsel in Dallas, Texas with respect to a definitive plan and agreement of merger, which continued until February 17, 1997.


     On February 13, 1997, Horizon/CMS announced that it had reached agreement in principle to settle the claims against it and certain of its current and former directors in the Consolidated Class Action Lawsuit. Pursuant to the proposed settlement, Horizon/CMS would pay a minimum of $17.0 million to resolve all claims against it and such directors, excluding claims against certain former directors of CMS (the "CMS directors") relating to events prior to the acquisition of CMS by Horizon/CMS (which claims Horizon/CMS believed were covered by insurance). The maximum amount payable by Horizon/CMS pursuant to the proposed settlement would be $20.0 million, including any amounts related to the CMS directors.

     On February 14, 1997, the chief executive officer of Company A transmitted an unsolicited written proposal (the "February 14 Proposal") to Mr. Elliott in which the outstanding Horizon/CMS Common Stock would be converted into common stock of Company A at an implied value of $17.00 per share of Horizon/CMS Common Stock.

     On February 17, 1997, the Board of Directors of Horizon/CMS met in Chicago to evaluate Horizon/ CMS's two strategic alternatives, in addition to retention of Horizon/CMS's status as an independent entity, then under consideration by management of Horizon/CMS. The Merrill Lynch representatives outlined in detail the financial aspects of a business combination of Horizon/CMS with HEALTHSOUTH, discussed the financial aspects of the February 14 Proposal and presented a limited comparison of the two proposed business combinations. The Board of Directors did not request, and as a result, Merrill Lynch did not render, a fairness opinion with respect to the February 14 Proposal of Company A. Counsel to Horizon/CMS reviewed the terms of a definitive plan and agreement of merger between Horizon/CMS and HEALTHSOUTH that, but for two corporate governance matters, had been negotiated by the representatives of the parties. Merrill Lynch rendered its oral opinion (which it subsequently confirmed in writing) to the Board of Directors of Horizon/CMS that, based upon the assumptions made, matters considered and limits of review as set forth in such opinion, the Exchange Ratio was fair to the stockholders of Horizon/CMS from a financial point of view. (The opinion of Merrill Lynch did not address the underlying decision by Horizon/CMS to engage in the Merger and did not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger.) See "THE MERGER-Opinion of Financial Advisor to Horizon/CMS". After discussion and evaluation, the Board of Directors, for the reasons set forth under "- Reasons for the Merger; Recommendation of the Board of Directors of Horizon/CMS" but subject to satisfactory resolution of the two remaining unresolved matters, unanimously approved execution and delivery of the definitive plan and agreement of merger as presented to the meeting.

     During the evening of February 17, 1997, representatives of Horizon/CMS and HEALTHSOUTH resolved the remaining open matters and the Plan, a copy of which is attached to this Prospectus-Proxy Statement as Annex A, was executed and delivered by the parties and an announcement of the transaction was released to the press early on February 18, 1997.

CERTAIN INFORMATION PROVIDED

     In connection with the discussions between HEALTHSOUTH and Horizon/CMS described above, HEALTHSOUTH provided to Horizon/CMS and Merrill Lynch certain financial projections with respect to HEALTHSOUTH's operating results, cash flows and financing activities, capitalization and capital expenditures for fiscal years 1997 through 2001, and the assumptions on which such financial projections were based. Such financial projections were developed for internal use only, were not prepared with the intent that they would be publicly distributed, were based on numerous assumptions (many of which are beyond the control of HEALTHSOUTH), and are not necessarily indicative of future results. Such preliminary financial projections assumed a consolidated compound average annual revenue growth rate of 15.19% and average EBITDA (earnings before interest, taxes, depreciation and amortization) margins of 31.0%.

     In connection with the discussion between HEALTHSOUTH and Horizon/CMS described above, Horizon/CMS provided alternative case financial projections to HEALTHSOUTH and base case and alternative case financial projections to Merrill Lynch relating to Horizon/CMS's fiscal years 1997 through 2001 and the assumptions on which such projections were based. Such preliminary financial projections were prepared by Horizon/CMS for internal use only, were not prepared with the intent that they would be publicly distributed, were based on numerous assumptions (many of which are beyond the control of Horizon/CMS) and are not necessarily indicative of future results. The base case financial projections were prepared by management of Horizon/CMS based on the assumption of a consolidated compound average annual revenue growth of 4.8% and average EBITDA margins of 12.5%. The alternative case financial projections were prepared by management based on the assumption of a consolidated compound average annual revenue growth of 6.6% and average EBITDA margins of 12.8%. While Horizon/CMS has recorded various special charges during the most recent interim fiscal period and past five fiscal years, neither the base case nor the alternative case projections reflected any future special charges.

     HEALTHSOUTH and Horizon/CMS provided EBITDA information as additional financial data to measure their respective projected operating performance. Although such data are commonly used by the investment community, such data may not be representative of, and are not a substitute for, operating results or net income for the periods presented under generally accepted accounting principles. For example, the Companies do not consider EBITDA data to be representative measures of their respective operating cash flows.

     Statements made under this caption should be regarded as forward-looking information. For information regarding the factors that could cause actual results to differ from such forward-looking statements, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE-Forward-Looking Information".


REASONS  FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF HORIZON/CMS


     The Board of Directors of Horizon/CMS believes that the terms of the Plan are fair to, and that the Merger is in the best interests of, Horizon/CMS and its stockholders. Accordingly, the Board of Directors of Horizon/CMS has approved the Merger upon the terms of the Plan and recommends approval thereof by the stockholders of Horizon/CMS.

     In reaching its determination, the Board of Directors of Horizon/CMS was motivated to restore stockholder value lost, at least in part, as a result of the public disclosures made in the March 1 Press Release, the March 7 Press Release, the March 15 Press Release and the newspaper articles described under "- Background of the Merger" above. In its deliberations with respect to the Merger, the Board of Directors consulted with management of Horizon/CMS and the financial and legal advisors to Horizon/CMS. The composite mix of information available to the Board of Directors with respect to the Merger included information regarding the matters enumerated below. While this information was considered by the Board of Directors, the Board of Directors did not evaluate and make determinations with respect to each such factor. Rather, the Board of Directors made its judgment with respect to the Merger based upon the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by different factors.

       (i) Its knowledge of the business, operations, assets, properties, operating results and financial condition of Horizon/CMS;

       (ii) Horizon/CMS's strategic alternatives, including the prospects of restoring stockholder value over time by remaining an independent company or by effecting a strategic business transaction or a business combination with one or more other parties;

       (iii) information concerning Horizon/CMS's prospects as an independent company, including a composite of the departmental operating plans for the next four quarters, other financial projections, its ability in recent periods to meet the objectives of its financial plans, its competitive position and the prospects for the segments of the health care industry in which it operates, and the Board's judgments with respect thereto;

       (iv) the growth records of each of HEALTHSOUTH and Company A and the ability of each over time to meet its anticipated financial objectives;


       (v) information concerning the financial position, results of operations, businesses, competitive position and prospects of a business combination with each of HEALTHSOUTH and Company A, including the commitment of each to the long-term care segment of the healthcare industry;

       (vi) the opportunities for operating efficiencies and synergies as a result of a business combination with each of HEALTHSOUTH and Company A (which, in the case of HEALTHSOUTH, were estimated to range from $8.0 million to $13.0 million in year one, from $24.0 million to $39.0 million in year two and from $40.0 million to $65.0 million in year three and, in the case of Company A, were estimated to range from $17.3 million to $45.3 million in year one, from $29.3 million to $76.5 million in year two and from $35.8 million to $93.5 million in year three), including those resulting from integration of office facilities, information systems and support functions;

       (vii) the results of the due diligence investigations conducted by Horizon/CMS with respect to each of HEALTHSOUTH and Company A, including the existence of business and financial contingencies and the ability of a combined organization to overcome such contingencies;

       (viii) the business and management philosophies of HEALTHSOUTH and Company A and the compatibility of each with those of Horizon/CMS;

       (ix) the ability of each of (A) Horizon/CMS as an independent entity, (B) a combination of Horizon/CMS and HEALTHSOUTH and (C) a combination of Horizon/CMS and Company A to compete in the healthcare industry, which is increasingly characterized by consolidation of providers and payors and by the development of comprehensive integrated healthcare delivery networks;

       (x) the comparative market capitalization, debt-to-equity ratio and financial strength of each of (A) Horizon/CMS as an independent entity,
        (B) a combination of Horizon/CMS and HEALTHSOUTH and (C) a combination of Horizon/CMS and Company A (the market capitalization, based on closing sale prices of the appropriate common stocks on Friday, February 14, 1997, and debt-to-equity ratios at that time of (A) Horizon/CMS as an independent entity were approximately $1,434.2 million and 1.01 to 1.00, (B) a combination of Horizon/CMS and HEALTHSOUTH were approximately $9,541.5 million and 0.99 to 1.00 and (C) a combination of Horizon/CMS and Company A were approximately $2,515.3 million and 0.93 to 1.00);

       (xi) the absence of continued interest on the part of Companies B, C or D in a business combination with Horizon/CMS;

       (xii) specifically   with   respect   to   a  business  combination  with
           HEALTHSOUTH:

          (a) the Exchange Ratio and recent trading prices for Horizon/CMS Common Stock and HEALTHSOUTH Common Stock;


          (b) the opportunity for the stockholders of Horizon/CMS to receive a premium over the market price for their shares of Horizon/CMS Common Stock immediately prior to the announcement of the Plan (the Exchange Ratio implied a premium of $3.93, or 28%, over the closing market price per share of Horizon/CMS Common Stock on February 14, 1997 based on the closing market price ($21.5625) for HEALTHSOUTH Common Stock on the same day);

          (c) the lack of any substantial impediments to the ability of the Board of Directors of Horizon/CMS, as required by its fiduciary obligations, to give information to third parties, entertain and negotiate alternative proposals and terminate the Plan in the event of an unsolicited alternative proposal; and

          (d) the terms and conditions of the Plan, including the condition that Horizon/CMS must receive an opinion of counsel that the Merger will be a tax-free reorganization for federal income tax purposes; and

       (xiii) the presentations of Merrill Lynch to the Board of Directors of Horizon/CMS regarding each of (A) Horizon/CMS as an independent entity,
        (B) a combination of Horizon/CMS and HEALTHSOUTH, and (C) a combination of Horizon/CMS and Company A, including the oral opinion of Merrill Lynch rendered to the Board of Directors of Horizon/CMS on February 17, 1997 that, as of such date, the Exchange Ratio was fair to the holders of Horizon/CMS Common Stock from a financial point of view. See "THE MERGER-Opinion of Financial Advisor to Horizon/CMS".

     In conjunction with the efforts of the Board of Directors to analyze Horizon/CMS's prospects of restoring and maximizing stockholder value as an independent entity, information was presented to the Board (i) that, although the announced settlement of the OIG Investigation had improved the market outlook for the Horizon/CMS Common Stock, the price levels of the Horizon/CMS Common Stock continued to suffer from low revenue growth and concerns over Horizon/CMS's contract therapy business, (ii) that strong growth was expected in Horizon/CMS's pharmaceutical, physician services and outpatient rehabilitation operations and (iii) that, while Horizon/CMS's cost control efforts would improve margins, Horizon/CMS would overall continue to experience low revenue growth. Additional information was presented to the Board that indicated that the reduced price of the Horizon/CMS Common Stock, together with Horizon/CMS's levels of indebtedness, impeded growth through acquisitions.

     With respect to its analysis of the prospects of restoring and maximizing stockholder growth through a business combination with Company A, the Board of Directors was presented information that indicated that, on a pro forma basis, the combination, based on the terms of the February 5 Proposal and the February 14 Proposal, would be significantly dilutive to the earnings per share of common stock of Company A for the reasonably predictable future (the dilution to earnings per share of Company A resulting from a combination of Horizon/CMS with Company A based on the terms of the February 14 Proposal was estimated to range from 10.3% to 17.1% in fiscal 1997, from 3.2% to 16.3% in fiscal 1998 and from 4.0% to 17.4% in fiscal 1999) and that, on a subjective basis, it was unlikely that the common stock of Company A would sustain its then-current price levels in the face of such dilution. Additional information indicated some uncertainty regarding realization of the implied values of assumed efficiencies and synergies of the combination included in such pro forma information.

     With regard to HEALTHSOUTH, the Board of Directors of Horizon/CMS was presented information indicating that, on a pro forma basis using realistic efficiency and synergy values as described above, the earnings per share of the combined enterprise would be accretive for the reasonably predictable future (the accretion to earnings per share of HEALTHSOUTH resulting from a combination with Horizon/CMS was estimated to range from 0.7% to 1.1% in fiscal 1997, from 4.1% to 6.2% in fiscal 1998 and from 4.6% to 7.5% in fiscal 1999). The Board of Directors of Horizon/CMS believes that the Merger offers an opportunity to the holders of Horizon/CMS Common Stock to participate as equity owners in a combined company that will have greater financial resources, competitive strengths and business opportunities than would Horizon/CMS alone and that HEALTHSOUTH brings to the combination an established leadership and growth record.

     In connection with its determination that the HEALTHSOUTH proposal was superior to the February 14 Proposal of Company A, the Board of Directors of Horizon/CMS considered, among other matters, (i) the greater implied value per share of Horizon/CMS Common Stock offered in the HEALTHSOUTH proposal ($18.00 per share) as compared to the February 14 Proposal ($17.00 per share) and (ii) the superior results of the pro forma earnings per share analysis with respect to a combination with HEALTHSOUTH as compared to such analysis with respect to a combination with Company A as described in preceding two paragraphs.

     In connection with the analysis of the Merger by the Board of Directors of Horizon/CMS, Merrill Lynch acted as financial advisor to Horizon/CMS. On
February 17, 1997, Merrill Lynch rendered its oral opinion (which it subsequently confirmed in writing on the date hereof) to the Board of Directors of Horizon/CMS that, as of such dates, based upon the assumptions made, matters considered and limits of review as set forth in such opinion, the Exchange Ratio was fair to the stockholders of Horizon/CMS from a financial point of view. (The opinion of Merrill Lynch did not address the underlying decision by Horizon/CMS to engage in the Merger and did not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger.) See "THE MERGER-Opinion of Financial Advisor to Horizon/CMS".

     In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Horizon/CMS Board of Directors did not find it practicable to quantify or otherwise to attempt to assign relative weights to the specific factors considered in reaching its determination and did not do so.

     THE  BOARD  OF  DIRECTORS  OF  HORIZON/CMS   RECOMMENDS  THAT   HORIZON/CMS
STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE PLAN.

     On February 17, 1997, the HEALTHSOUTH Board of Directors approved the Plan and the Merger. The HEALTHSOUTH Board of Directors believes that the Merger is desirable for the following reasons, among others:

       (i) The position of Horizon/CMS as the second-largest operator of rehabilitation facilities in the United States;

       (ii) HEALTHSOUTH's expectation that the addition of the Horizon/CMS facilities will enhance its ability to market its services to insurers, managed care plans and self-insured employers;

       (iii) The fact that the Horizon/CMS facilities will add 12 new markets in which HEALTHSOUTH can offer both outpatient surgery and rehabilitative healthcare services, thus strengthening the development of HEALTHSOUTH's Integrated Service Model; and


       (iv) HEALTHSOUTH's belief that the transaction will be at least 1% accretive to 1997 earnings per share and will provide opportunities for approximately $20 million in corporate overhead reductions.



Opinion of Financial Advisor to Horizon/CMS

     On February 17, 1997, Merrill Lynch rendered its oral opinion, which it subsequently confirmed in writing on the date hereof (the "Merrill Lynch Opinion"), to the Board of Directors of Horizon/CMS that, as of such dates, and based upon the assumptions made, matters considered and limits of review as set forth in such opinion, the Exchange Ratio was fair to the stockholders of Horizon/CMS from a financial point of view.

     A COPY OF THE MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX B TO THIS PROSPECTUS-PROXY STATEMENT. MERRILL LYNCH ADDRESSED ITS OPINION TO THE BOARD OF DIRECTORS OF HORIZON/CMS AND SUCH OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION OF HORIZON/CMS TO ENGAGE IN THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE PROPOSED MERGER. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS PROSPECTUS-PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERRILL LYNCH OPINION WHICH IS ATTACHED HERETO AS ANNEX B.


     IN ARRIVING AT THE MERRILL LYNCH OPINION, MERRILL LYNCH, AMONG OTHER THINGS, (I) REVIEWED CERTAIN PUBlicly available business and financial information relating to Horizon/CMS and HEALTHSOUTH that Merrill Lynch deemed to be relevant; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Horizon/CMS and HEALTHSOUTH, furnished to Merrill Lynch by Horizon/CMS and HEALTHSOUTH, respectively, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger furnished to Merrill Lynch by HEALTHSOUTH (which Merrill Lynch was advised by Horizon/CMS and HEALTHSOUTH reflect discussions of such matters between Horizon/CMS and HEALTHSOUTH) (the "Expected Savings and Synergies"); (iii) conducted discussions with members of senior management and representatives of Horizon/CMS and HEALTHSOUTH concerning the matters described in clauses (i) and (ii) above, as well as their respective businesses and prospects before and after giving effect to the Merger, and, with respect to discussions with members of senior management and representatives of HEALTHSOUTH, the Expected Savings and Synergies; (iv) reviewed the historical market prices and trading activity for Horizon/CMS Common Stock and HEALTHSOUTH Common Stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant; (v) compared the historical and projected results of operations of Horizon/CMS and HEALTHSOUTH with those of certain companies that Merrill Lynch deemed to be relevant; (vi) compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant; (vii) evaluated the potential pro forma impact of the Merger;
(viii) reviewed the Plan and Agreement of Merger dated as of February 17, 1997 (the "Agreement"), as amended by the First Amendment dated September 15, 1997 (the "First Amendment"); and (ix) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of Horizon/CMS or HEALTHSOUTH, nor has Merrill Lynch been furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not conduct any physical inspection of the properties or facilities of Horizon/CMS or HEALTHSOUTH. With respect to (i) the financial forecast information furnished to or discussed with Merrill Lynch by Horizon/CMS or HEALTHSOUTH and (ii) the Expected Savings and Synergies, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of Horizon/CMS's management (with respect to financial forecast information furnished to or discussed with Merrill Lynch by Horizon/CMS) or HEALTHSOUTH's management (with respect to financial forecast information and the Expected Savings and Synergies furnished to or discussed with Merrill Lynch by HEALTHSOUTH) as to the expected future financial performance of Horizon/CMS or HEALTHSOUTH, as the case may be, and the Expected Savings and Synergies. Additionally, Merrill Lynch assumed that the Merger will be consummated as contemplated by the Agreement and the First Amendment and will qualify as a tax-free reorganization for U.S. federal income tax purposes.

     Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date thereof. In rendering its opinion, Merrill Lynch assumed with Horizon/CMS's consent that in the course of obtaining the necessary regulatory or other consents or approvals for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.


     The  following is a summary of material  analyses and factors  presented by
Merrill  Lynch to Horizon/   CMS's Board of  Directors on February 17, 1997.
Subsequent to that presentation, HEALTHSOUTH effected a two-for-one stock split in the form of a 100% stock dividend paid on March 17, 1997. Merrill Lynch's presentation to the Board of Directors of Horizon/CMS did not, and the following summary does not, reflect the effect of the stock split, and the exchange ratio of 0.42169 of a share of HEALTHSOUTH Common Stock for each Horizon/CMS Share is based on the exchange ratio set forth in the Plan prior to the stock split (the "Pre-Split Exchange Ratio"). In addition, to the extent the following analyses utilized stock price information of Horizon/CMS or HEALTHSOUTH, unless otherwise indicated, such information consisted of information through the close of trading on February 14, 1997. As used herein, "First Call" refers to First Call Corp., "I/B/E/S" refers to I/B/E/S International, Inc., and "Street Estimate" refers to data and estimates published by First Call and I/B/E/S. First Call and I/B/E/S are on-line data services that monitor and publish compilations of earnings and growth rate estimates produced by selected research analysts on certain public companies. In addition, as used herein, "FY" refers to fiscal year; Horizon/CMS's fiscal year ends on May 31, and HEALTHSOUTH's fiscal year ends on December 31. Unless otherwise noted below, financial data for the latest twelve months ("LTM") (i) for Horizon/CMS, reflects Horizon/CMS's financial condition and results of operations through November 30, 1996 and (ii) for HEALTHSOUTH, reflects HEALTHSOUTH's financial condition and results of operations through September 30, 1996.

Overview of Proposed Horizon/CMS - HEALTHSOUTH Transaction.

     Based on HEALTHSOUTH's closing stock price of $43.125 per share as of February 14, 1997 (the last trading day prior to public announcement of the proposed transaction) ("HEALTHSOUTH's Closing Price") and the Pre-Split Exchange Ratio, Merrill Lynch determined that the proposed transaction provided (i) an implied offer price of $18.186 per Horizon/CMS Share (the "Implied Offer Price"), (ii) an implied aggregate offer value of $980.4 million for Horizon/CMS's equity (the "Implied Offer Value"), (iii) a 27.6% implied premium (the "Implied Premium") to Horizon/CMS's closing stock price of $14.25 per share as of February 14, 1997 ("Horizon/CMS's Closing Price"), and (iv) an estimated total transaction value of $1,674.9 million (assuming net debt of $674.5 million). In addition, Merrill Lynch analyzed the Implied Offer Price as a multiple of earnings per share ("EPS") (the "Implied P/E Ratio") of (i) 18.9x based on Horizon/CMS's LTM EPS, (ii) 19.1x based on Horizon/CMS's management's forecast ("Horizon/CMS's Forecast") EPS for FY 1997, and (iii) 18.9x based on First Call's estimate of Horizon/CMS's EPS for FY 1997. Merrill Lynch also determined that the Implied P/E Ratio based on First Call's estimate of Horizon/CMS's EPS for FY 1997 was approximately 126.3% of I/B/E/S projected five-year EPS growth rate for Horizon/CMS (the "Implied P.E.G. Ratio").

Overview of Horizon/CMS.

     Merrill Lynch analyzed a variety of per share price to earnings ratios ("P/E Ratios") for Horizon/ CMS based on Horizon/CMS's Closing Price as follows:
(a) 14.8x based on Horizon/CMS's LTM EPS, (b) for FY 1997, (i) 14.8x based on First Call's estimate of Horizon/CMS's EPS and (ii) 15.0x based on Horizon/CMS's Forecast EPS and (c) for FY 1998, (i) 13.3x based on First Call's estimate of Horizon/CMS's EPS and (ii) 13.1x based on Horizon/CMS's Forecast EPS.

     Merrill Lynch also analyzed Horizon/CMS's market capitalization as a multiple of Horizon/CMS's LTM and Horizon/CMS's Forecast earnings before interest and taxes ("EBIT") (the "EBIT Multiple") and earnings before interest, taxes, depreciation and amortization ("EBITDA") (the "EBITDA Multiple"). The EBIT Multiple was (i) 9.6x based on Horizon/CMS's LTM EBIT, (ii) 9.6x based on Horizon/ CMS's Forecast EBIT for FY 1997, and (iii) 8.8x based on Horizon/CMS's Forecast EBIT for FY 1998. The EBITDA Multiple was (i) 6.9x based on Horizon/CMS's LTM EBITDA, (ii) 6.7x based upon Horizon/CMS's Forecast EBITDA for FY 1997, and (iii) 6.2x based on Horizon/CMS's Forecast EBITDA for FY 1998. In addition, Merrill Lynch analyzed Horizon/CMS's market capitalization, plus eight times facility leases expense, as a multiple of earnings, before interest, taxes, depreciation, amortization and facility leases expense ("EBITDAR"). The EBITDAR Multiple was (i) 7.2x based on Horizon/CMS's LTM EBITDAR, (ii) 7.1x based on Horizon/CMS's Forecast EBITDAR for FY 1997, and (iii) 6.5x based on Horizon/CMS's Forecast EBITDAR for FY 1998.

     Merrill Lynch reviewed and charted the daily closing price of Horizon/CMS Shares from January 2, 1996 through February 14, 1997, noting various corporate events that occurred during that period, and indexed that data against (i) the daily closing price of HEALTHSOUTH Common Stock during that period, (ii) the daily closing price performance of the S&P 400 and (iii) the composite daily closing price performances of (a) Horizon/CMS, HEALTHSOUTH, Beverly Enterprises, Inc., Genesis Health Ventures, Inc., Living Centers of America, Inc., Mariner Health Group, Inc., Sun Healthcare Group, Inc., TheraTx, Incorporated and Vencor, Inc. (the "Principal Universe") and (b) Arbor Health Care Company, GranCare, Inc., Health Care and Retirement Corporation, Integrated Health Services, Inc., Manor Care, Inc., The Multicare Companies, Inc., NovaCare, Inc. and Regency Health Services, Inc. (the "Expanded Universe"). Merrill Lynch noted that Horizon/CMS delivered a negative 15.5% three-year compound annual return to its stockholders.

     Business and Financial Analysis. Merrill Lynch reviewed and charted Horizon/CMS's historical financial performance for FY 1994 through FY 1996 and its projected financial performance as set forth in Horizon/CMS's Forecast for FY 1997 through FY 2001, based on Horizon/CMS's public documents

(with  respect  to   Horizon/CMS's   historical   financial   performance)   and
Horizon/CMS's Forecast. Merrill Lynch reviewed (i) Horizon/CMS's annual percentage revenue and EPS growth from FY 1994 through FY 1996 and Horizon/CMS's forecasted percentage revenue and EPS growth from FY 1997 through FY 2001 and
(ii) Horizon/CMS's annual incremental revenue, forecasted revenue, EPS, and forecasted EPS growth for the same periods. Merrill Lynch also reviewed (i) Horizon/CMS's annual incremental EBITDA and EBIT growth from FY 1994 through FY 1996 and Horizon/CMS's forecasted incremental EBITDA and EBIT growth from FY 1997 through FY 2001 and (ii) Horizon/CMS's EBITDA, forecasted EBITDA, EBIT and forecasted EBIT as a percentage of Horizon/CMS's revenue or forecasted revenue, as the case may be, for the same periods. With respect to each of Horizon/CMS's revenue, EBITDA, EBIT and EPS, Merrill Lynch calculated the Compounded Annual Growth Rate ("CAGR"), which measures the average annual growth rate, from 1997 to 2001.


     Discounted Cash Flow Analysis. Merrill Lynch summarized a discounted cash flow analysis of Horizon/ CMS based upon Horizon/CMS's Forecast, Horizon/CMS's management's forecast based on alternative assumptions ("Horizon/CMS's Alternative Forecast") and Street Estimates with respect to (i) Horizon/CMS's projected five-year stream of unlevered free cash flow and (ii) FY 2001 terminal values based upon multiples of 6, 7 and 8 times its projected FY 2001 EBITDA and discount rates based on Horizon/CMS's weighted average cost of capital and the weighted average cost of capital of selected public companies, of 11%, 12%, 13% and 14%. This analysis resulted in (i) with respect to Horizon/CMS's Forecast, a calculation of net present value of equity per share ranging from $8.79 to $18.05, with attention focused on the range of values from $9.60 to $16.91, determined by applying discount rates of 12% and 13%, (ii) with respect to Horizon/ CMS's Alternative Forecast, a calculation of net present value of equity per share ranging from $11.64 to $22.19, with attention focused on the range of values from $12.55 to $20.90, determined by applying discount rates of 12% and 13%, and (iii) with respect to Street Estimates for Horizon/CMS, a calculation of net present value of equity per share ranging from $7.55 to $16.34, with attention focused on the range of values from $8.30 to $15.26, determined by applying discount rates of 12% and 13%. Applying the information produced by the discounted cash flow analysis, Merrill Lynch estimated the range of net present value of Horizon/CMS's equity per share to be (i) with respect to Horizon/CMS's Forecast, from $9.50 to $17.00, (ii) with respect to Horizon/CMS's Alternative Forecast, from $12.50 to $21.00 and (iii) with respect to Street Estimates for Horizon/CMS, from $8.25 to $15.25.


     Analysis of Selected Comparable Publicly-Traded Companies. Merrill Lynch compared certain financial and operating information and projected financial performance for Horizon/CMS with the companies constituting the Principal Universe and the companies constituting the Expanded Universe (collectively, the "Horizon/CMS Comparables"). Merrill Lynch used earnings estimates for the Horizon/CMS Comparables based on First Call data calendarized to reflect a December 31st year end and I/B/E/S EPS growth rate estimates. Merrill Lynch estimated that, with respect to the ratio of market capitalization to LTM
EBITDA, (i) the mean for (a) the Principal Universe was 9.1x and (b) the Expanded Universe was 8.9x, and (ii) the median for (a) the Principal Universe was 8.6x and (b) the Expanded Universe was 8.8x, compared to 6.9x for Horizon/CMS. Merrill Lynch estimated that, with respect to P/E Ratios, (i) the mean for (a) the Principal Universe was 14.5x for 1997 and 12.3x for 1998 and
(b) the Expanded Universe was 14.9x for 1997 and 12.6x for 1998, and (ii) the median for (a) the Principal Universe was 14.1x for 1997 and 11.9x for 1998 and
(b) the Expanded Universe was 15.3x for 1997 and 12.8x for 1998, compared to Horizon/CMS's P/E Ratio based on (x) Street Estimates for Horizon/CMS of 14.1x for 1997 and 12.3x for 1998, and (y) Horizon/CMS's Forecast of 13.8x for 1997 and 11.9x for 1998. Merrill Lynch estimated that, with respect to the estimated return to stockholders (defined as I/B/E/S projected five-year annual EPS growth rate, plus dividend yield), (i) the mean for (a) the Principal Universe was 18.6% and (b) the Expanded Universe was 17.0%, and (ii) the median for (a) the Principal Universe was 18.5% and (b) the Expanded Universe was 17.2%, compared to Horizon/CMS's estimated return to stockholders based on (x) I/B/E/S EPS growth rate estimates for Horizon/CMS of 15.0%, and (y) Horizon/CMS's Forecast of 15.3%. Merrill Lynch estimated that, with respect to estimated 1997 P/E Ratio divided by estimated return to stockholders (based on I/B/E/S EPS growth rate estimates plus, if applicable, dividend yield expressed as a percentage of price), (i) the mean for (a) the Principal Universe was 77.4% and (b) the Expanded Universe was 88.6%, and (ii) the median for (a) the Principal Universe was 79.9% and (b) the Expanded Universe was 84.5%, compared to the ratio of Horizon/CMS's 1997 P/E Ratio to Horizon/CMS's estimated return to stockholders based on (x) I/B/E/S EPS growth rate estimates for Horizon/CMS of 94.2% and (y) Horizon/CMS's Forecast of 90.3%. Applying a range of multiples derived from Horizon/CMS's historical financial results, Street Estimates for Horizon/CMS, Horizon/CMS's Forecast and the Horizon/CMS Comparables' information analyzed by Merrill Lynch, Merrill Lynch estimated relevant value per Horizon/ CMS Share to range from $11.75 to $15.00.

     Analysis of Selected Acquisitions. Merrill Lynch also reviewed the financial terms of seven acquisitions in the long-term care industry (the "Long-term Care Acquisitions") and six acquisitions in the rehabilitation services industry (the "Rehabilitation Services Acquisitions"). The Long-term Care Acquisitions were (i) the acquisition of Geriatric & Medical Companies, Inc. by Genesis Health Ventures, Inc., (ii) the acquisition of The Hillhaven Corporation by Vencor, Inc., (iii) the acquisition of The Brian Center
Corporation by Living Centers of America, Inc., (iv) the acquisition of Nationwide Care, Inc. by The Hillhaven Corporation, (v) the acquisition of The Mediplex Group, Inc. by Sun Healthcare Group, Inc., (vi) the acquisition of Care Enterprises, Inc. by Regency Health Services, Inc., and (vii) the acquisition of Meridian Inc. by Genesis Health Ventures, Inc. The Rehabilitation Services Acquisitions were (i) the acquisition of TheraTx, Incorporated by Vencor, Inc.,
(ii) the acquisition of Advantage Health Corporation by HEALTHSOUTH, (iii) the acquisition of Continental Medical Systems, Inc. by Horizon/CMS, (iv) the
acquisition   of  NovaCare,   Inc.'s   rehabilitation   hospitals   division  by
HEALTHSOUTH,  (v) the acquisition of ReLife,  Inc. by HEALTHSOUTH,  and (vi) the acquisition of selected rehabilitation hospitals of National Medical Enterprises, Inc. by HEALTHSOUTH. Merrill Lynch analyzed ratios comparing offer value per share and transaction value to various financial performance data. Merrill Lynch determined that, with respect to offer value as a multiple of current FY estimated EPS, (i) with respect to Long-term Care Acquisitions, (a) the mean was 21.6x and (b) the median was 21.3x, and (ii) with respect to Rehabilitation Services Acquisitions, (a) the mean was 21.2x and (b) the median was 21.3x, compared to the Implied Offer Price as a multiple of Horizon/CMS's FY 1997 EPS of 18.9x. Merrill Lynch determined that, with respect to offer value per share as a multiple of next FY estimated EPS, (i) with respect to Long-term Care Acquisitions, (a) the mean was 18.5x, and (b) the median was 18.3x, and
(ii) with respect to Rehabilitation Services Acquisitions, (a) the mean was 16.9x and (b) the median was 15.6x, compared to the Implied Offer Price as a multiple of Horizon/CMS's FY 1998 estimated EPS of 17.0x. Merrill Lynch determined that, with respect to offer value per share as a multiple of next FY estimated EPS divided by the I/B/E/S projected five-year EPS growth rate (i) with respect to Long-term Care Acquisitions, (a) the mean was 103.2% and (b) the median was 103.2%, and (ii) with respect to Rehabilitation Services Acquisitions, (a) the mean was 62.8% and (b) the median was 62.8%, compared to the Implied Offer Price as a multiple of Horizon/CMS's FY 1998 estimated EPS divided by Horizon/CMS's estimated EPS growth rate of 113.3%. Merrill Lynch determined that, with respect to transaction value as a multiple of LTM EBIT,
(i) with respect to Long-term Care Acquisitions, (a) the mean was 14.5x and (b) the median was 14.2x, and (ii) with respect to Rehabilitation Services Acquisitions, (a) the mean was 12.6x, and (b) the median was 12.0x, compared to Horizon/CMS's transaction value as a multiple of Horizon/CMS's LTM EBIT of 11.2x. Merrill Lynch determined that, with respect to transaction value as a multiple of LTM EBITDA, (i) with respect to Long-term Care Acquisitions, (a) the mean was 10.5x and (b) the median was 10.4x, and (ii) with respect to Rehabilitation Services Acquisitions, (a) the mean was 9.6x and (b) the median was 9.5x, compared to Horizon/CMS's transaction value as a multiple of Horizon/CMS's LTM EBITDA of 8.1x. Merrill Lynch determined that, with respect to transaction value as a multiple of LTM sales, (i) with respect to Long-term Care Acquisitions, (a) the mean was 1.24x and (b) the median was 1.23x, and (ii) with respect to Rehabilitation Services Acquisitions, (a) the mean was 1.43x and (b) the median was 1.43x, compared to Horizon/CMS's transaction value as a multiple of Horizon/CMS's LTM sales of 0.95x. Applying a range of multiples derived from the Comparable Acquisitions' information analyzed by Merrill Lynch, Merrill Lynch estimated relevant value per Horizon/CMS Share to range from $13.50 to $27.75.


Overview of HEALTHSOUTH.

     Merrill Lynch analyzed a variety of P/E Ratios based on HEALTHSOUTH's Closing Price as a multiple of HEALTHSOUTH's LTM data, forecasts provided to Merrill Lynch by HEALTHSOUTH's management ("HEALTHSOUTH's Forecast") and First Call estimates of HEALTHSOUTH's earn-ings, as follows: (i) 30.6x based on HEALTHSOUTH's LTM EPS, (ii) for FY 1996 (a) 29.7x based on First Call's estimate of HEALTHSOUTH's EPS, and (b) 29.3x based on HEALTHSOUTH's Forecast EPS, and (iv) for FY 1997 (a) 23.8x based on First Call's estimate of HEALTHSOUTH's EPS, and (b) 23.3x based on HEALTHSOUTH's Forecast EPS.


     Merrill Lynch also analyzed HEALTHSOUTH's market capitalization as a multiple of HEALTHSOUTH's (i) EBIT (the "HEALTHSOUTH EBIT Multiple") and (ii) EBITDA (the "HEALTHSOUTH EBITDA Multiple"). The HEALTHSOUTH EBIT Multiple was
(i) 16.0x based on HEALTHSOUTH's LTM EBIT, (ii) 15.0x based on HEALTHSOUTH's Forecast EBIT for FY 1996, and (iii) 11.9x based on HEALTHSOUTH's Forecast EBIT for FY 1997. The HEALTHSOUTH EBITDA Multiple was (i) 11.9x based on HEALTHSOUTH's LTM EBITDA, (ii) 11.1x based on HEALTHSOUTH's Forecast EBITDA for FY 1996, and (iii) 8.8x based on HEALTHSOUTH's Forecast EBITDA for FY 1997.


     Merrill Lynch reviewed and charted the daily closing price of HEALTHSOUTH Common Stock from January 2, 1996 through February 14, 1997, noting various corporate events that occurred during that period, and indexed that data against
(i) the daily closing price of Horizon/CMS Shares during that period, (ii) the daily closing price performance of the S&P 400 during that period and (iii) the composite daily closing price performances of Horizon/CMS, HEALTHSOUTH, Columbia/HCA Healthcare Corporation, Health Care and Retirement Corporation, Manor Care, Inc., Tenet Healthcare Corporation and Vencor, Inc. (collectively, the "HEALTHSOUTH Comparables"). Merrill Lynch noted that HEALTHSOUTH delivered a 47.3% three-year compound annual return to its stockholders.


     Business and Financial Analysis. Merrill Lynch reviewed HEALTHSOUTH's historical financial performance for FY 1994 through FY 1995 and its projected financial performance as set forth in HEALTHSOUTH's Forecast for FY 1996 through FY 2000, based on HEALTHSOUTH's public documents (with respect to its historical financial performance) and HEALTHSOUTH's Forecast. Merrill Lynch reviewed (i) HEALTHSOUTH's annual percentage revenue and EPS growth from FY 1994 through FY 1995 and HEALTHSOUTH's forecasted percentage revenue and EPS growth from FY 1996 through FY 2000 and (ii) HEALTHSOUTH's annual incremental revenue, forecasted revenue, EPS, and forecasted EPS growth for the same periods. Merrill Lynch also reviewed (i) HEALTHSOUTH's annual incremental EBITDA and EBIT growth from FY 1994 through FY 1995 and HEALTHSOUTH's forecasted annual incremental EBITDA and EBIT growth from FY 1996 through FY 2000 and (ii) HEALTHSOUTH's EBITDA, forecasted EBITDA, EBIT and forecasted EBIT as a percentage of HEALTHSOUTH's revenue or forecasted revenue, as the case may be, for the same periods. With respect to each of HEALTHSOUTH's revenue, EBITDA, EBIT and EPS, Merrill Lynch calculated the CAGR from 1996 to 2000.


     Discounted Cash Flow Analysis. Merrill Lynch summarized a discounted cash flow analysis of HEALTHSOUTH, based upon HEALTHSOUTH's Forecast, with respect to
(i)  HEALTHSOUTH's  projected  four-year  stream of unlevered free cash flow and
(ii) FY 2000 terminal values based upon multiples of 10.5, 11.5 and 12.5 times its projected FY 2000 EBITDA and discount rates, based on HEALTHSOUTH's weighted average cost of capital and the weighted average cost of capital of selected public companies, of 14%, 15%, 16% and 17%, which resulted in a calculation of net present value of equity per share ranging from $42.57 to $57.51, with attention focused on the range of values from $44.25 to $55.36, determined by applying discount rates of 15% and 16%. Applying the information produced by the discounted cash flow analysis, Merrill Lynch estimated the range of net present value of HEALTHSOUTH's equity per share to be from $44.25 to $55.25.


     Analysis of Selected Comparable Publicly-Traded Companies. Merrill Lynch compared certain financial and operating information and projected financial performance data for HEALTHSOUTH with the companies constituting the HEALTHSOUTH Comparables. Merrill Lynch used earnings estimates for the HEALTHSOUTH Comparables based on First Call data calendarized to reflect a December 31st year end and I/B/E/S EPS growth rate estimates. Merrill Lynch estimated that, with respect to market capitalization as a multiple of LTM EBITDA, for the HEALTHSOUTH Comparables, the mean was 9.3x, and the median was 9.4x, compared to 11.9x for HEALTHSOUTH. Merrill Lynch estimated that, with respect to P/E Ratios, for the HEALTHSOUTH Comparables, the mean was 16.8x for 1997 and 14.3x for 1998, and the median was 17.0x for 1997 and 14.5x for 1998, compared to (i) 23.6x for 1997 and 19.3x for 1998 based on Street Estimates for HEALTHSOUTH, and (ii) 23.3x for 1997 and 19.2x for 1998 based on HEALTHSOUTH's Forecast. Merrill Lynch estimated that, with respect to the estimated return to stockholders, for the HEALTHSOUTH Comparables, the mean was 16.6%, and the median was 15.8%, compared to (i) 25.0% based on I/B/E/S EPS growth rate estimates for HEALTHSOUTH and (ii) 21.8% based on HEALTHSOUTH's Forecast. Merrill Lynch estimated that, with respect to estimated 1997 P/E Ratio divided by estimated return to stockholders, for the HEALTHSOUTH Comparables, the mean was 102.4%, and the median was 104.9%, compared to (i) 94.3% based on I/B/E/S EPS growth rate estimates for HEALTHSOUTH and (ii) 106.9% based on HEALTHSOUTH's Forecast. Applying a range of multiples derived from HEALTHSOUTH's historical financial performance, HEALTHSOUTH's Forecast, Street Estimates for HEALTHSOUTH and the HEALTHSOUTH Comparables' information analyzed by Merrill Lynch, Merrill Lynch estimated relevant value per share of HEALTHSOUTH Common Stock to range from $40.00 to $46.75.


Historical Exchange Ratio Analysis.

     Merrill Lynch compared the Pre-Split Exchange Ratio to the historical ratio of the average market price per Horizon/CMS Share to the average market price per share of HEALTHSOUTH Common Stock for the period from January 2, 1996 through February 14, 1997. Merrill Lynch estimated that the mean historical ratio between such average market prices was (i) 0.3202 for the period from January 15, 1997 to February 14, 1997, (ii) 0.3059 for the period from November 15, 1996 to February 14, 1997, (iii) 0.3141 for the period from August 15, 1996 to February 14, 1997, and (iv) 0.3564 for the period from February 15, 1996 to February 14, 1997.


Implied Exchange Ratios.

     Utilizing the discounted cash flow analyses described above and the analyses of the Horizon/CMS Comparables and the HEALTHSOUTH Comparables companies described above for Horizon/CMS and for HEALTHSOUTH, Merrill Lynch compared the implied equity values per Horizon/CMS Share to the implied equity values per share of HEALTHSOUTH Common Stock. Ratios were derived by comparing the highest value for Horizon/CMS to the highest value for HEALTHSOUTH and the lowest value for Horizon/CMS to the lowest value for HEALTHSOUTH. With respect to information produced by the discounted cash flow analyses, Merrill Lynch estimated the range of implied exchange ratios to be (i) with regard to Horizon/CMS's Forecast and HEALTHSOUTH's Forecast, from 0.2147 to 0.3077, (ii) with regard to Horizon/CMS's Alternative Forecast and HEALTHSOUTH's Forecast, from 0.2825 to 0.3801, and (iii) with regard to Street Estimates for Horizon/CMS and HEALTHSOUTH's Forecast, from 0.1864 to 0.2760. With respect to the information produced by the analysis of comparable public companies, Merrill Lynch estimated the range of implied exchange ratios to be from 0.2938 to
0.3209. A wider range of implied exchange ratios was derived by comparing the highest value for Horizon/CMS to the lowest value for HEALTHSOUTH and the lowest value for Horizon/CMS to the highest value for HEALTHSOUTH. With respect to the information produced by the discounted cash flow analyses, Merrill Lynch estimated this broader range of implied exchange ratios to be (i) with regard to Horizon/CMS's Forecast and HEALTHSOUTH's Forecast, from 0.1719 to 0.3842, (ii) with regard to Horizon/CMS's Alternative Forecast and HEALTHSOUTH's Forecast, from 0.2262 to 0.4746, and (iii) with regard to Street Estimates for Horizon/CMS and HEALTHSOUTH's Forecast, from 0.1493 to 0.3446. With respect to the information produced by the analysis of comparable public companies, Merrill Lynch estimated the range of implied exchange ratios to be from 0.2513 to 0.3750.


Contribution Analysis.

     Merrill Lynch analyzed and compared the respective contributions (excluding the Expected Savings and Synergies) of Horizon/CMS and HEALTHSOUTH to the pro forma combined revenues, EBITDA, net income, and equity (based on Horizon/CMS's Forecast and HEALTHSOUTH's Forecast) of the combined company. Assuming an all stock transaction at an exchange ratio of 0.42169 of a share of HEALTHSOUTH Common Stock per Horizon/CMS Share, Merrill Lynch estimated that Horizon/

CMS's existing stockholders would own approximately 11.5% of the combined company. Based on the performances of HEALTHSOUTH for LTM ended September 30, 1996 and Horizon/CMS for LTM ended November 30, 1996, Merrill Lynch estimated that, with respect to the combined company, Horizon/CMS would have contributed on a pro forma combined basis (i) 43.2% of revenues, (ii) 23.3% of EBITDA, (iii) 17.8% of net income and (iv) 31.7% of equity of the combined company. Based on projected pro forma combined data for the year ending December 31, 1997, Merrill Lynch estimated that Horizon/CMS would contribute (i) 38.9% of revenues, (ii) 19.6% of EBITDA, (iii) 14.3% of net income, and (iv) 26.9% of equity of the combined company.


Pro Forma Analysis.

     Merrill Lynch analyzed revenue composition for Horizon/CMS stand-alone (based on Horizon/ CMS's LTM data), HEALTHSOUTH stand-alone (based on HEALTHSOUTH's management's estimates for LTM ended December 31, 1996) and Horizon/CMS and HEALTHSOUTH on a pro forma combined basis. During the relevant period, Horizon/CMS had revenues of $1,768.8 million, of which (i) $637.6 million, or 36.1%, were derived from inpatient rehabilitation, (ii) $393.4 million, or 22.2%, were derived from long-term care, (iii) $375.6 million, or 21.2%, were derived from contract therapy, (iv) $112.3 million, or 6.3%, were derived from outpatient rehabilitation, (v) $52.5 million, or 3.0%, were derived from pharmacy and (vi) $197.4 million, or 11.2%, were derived from other sources. During the relevant period, HEALTHSOUTH had revenues of $2,440.6 million, of which (i) $1,153.4 million, or 47.3%, were derived from inpatient rehabilitation, (ii) $504.3 million, or 20.6%, were derived from surgery centers, (iii) $424.3 million, or 17.4%, were derived from outpatient rehabilitation, (iv) $273.9 million, or 11.2%, were derived from medical centers, and (v) $84.7 million, or 3.5%, were derived from other sources. On a pro forma combined basis, the combined company's revenues would have been $4,209.4 million, of which (i) $1,791 million, or 42.6%, would have been derived from inpatient rehabilitation, (ii) $536.6 million, or 12.7%, would have been derived from outpatient rehabilitation, (iii) $504.3 million, or 12.0%, would have been derived from surgery centers, (iv) $393.4 million, or 9.3%, would have been derived from long-term care, (v) $375.6 million, or 8.9%, would have been derived from contract therapy, (vi) $273.9 million, or 6.5%, would have been derived from medical centers, and (vii) $334.6 million, or 8.0%, would have been derived from other sources.


     Pro Forma Merger Analysis. Merrill Lynch reviewed the Expected Savings and Synergies and also analyzed the impact of the Merger for HEALTHSOUTH's stockholders on pro forma fully diluted EPS. Based upon the projections prepared by the respective managements of Horizon/CMS and HEALTHSOUTH, the analysis indicated that, for HEALTHSOUTH's stockholders, the Merger would be accretive.


     Pro Forma Combined Book Capitalization. Merrill Lynch estimated HEALTHSOUTH's book capitalization (i) as of June 30, 1997 (a) on a stand-alone basis prior to consummation of the Merger and (b) on a pro forma combined basis giving effect to the Merger and (ii) on a pro forma combined basis at December 31, 1997 assuming the Merger closed on June 30, 1997 and based on projections provided by the respective managements of Horizon/CMS and HEALTHSOUTH. As of June 30, 1997 (i) prior to consummation of the Merger, (a) HEALTHSOUTH's total debt stated as a percentage of its common equity would be 76.0%, (b)
HEALTHSOUTH's total debt stated as a percentage of its capitalization (i.e., total debt plus common equity) would be 43.2%, (c) HEALTHSOUTH's LTM EBITDA as a multiple of its LTM interest expense would be 9.9x, and (d) HEALTHSOUTH's LTM EBITDA, less capital expenditures, as a multiple of its LTM interest expense would be 8.0x, and (ii) after giving effect to the Merger and on a pro forma combined basis, with respect to the combined company (a) total debt stated as a percentage of common equity would be 77.4%, (b) total debt stated as a percentage of capitalization would be 43.7%, (c) EBITDA as a multiple of interest expense would be 8.6x, and (d) EBITDA less capital expenditures, as a multiple of interest expense would be 5.9x. At December 31, 1997, assuming the Merger closed as of June 30, 1997 and based on pre-tax synergies of $5.3 million in the second half of 1997 on a pro forma combined basis, (i) total debt stated as a percentage of common equity would be 70.4%, (ii) total debt stated as a percentage of book capitalization would be 41.3%, (iii) EBITDA as a multiple of interest expense would be 8.9x, and (iv) EBITDA, less capital expenditures, as a multiple of interest expense would be 5.6x.

Historical  Range  of Nominal Values to Horizon/CMS Stockholders in the Proposed
   Transaction.

     Merrill Lynch determined that the average price per share of HEALTHSOUTH Common Stock was (i) $42.25 for the week ended February 14, 1997, (ii) $41.63 for the two weeks ended February 14, 1997, (iii) $41.80 for the three weeks ended February 14, 1997, (iv) $42.06 for the four weeks ended February 14, 1997,
(v) $40.46 for the eight weeks ended February 14, 1997, (vi) $39.40 for the three months ended February 14, 1997, (vii) $37.95 for the six months ended February 14, 1997, and (viii) $36.55 for the year ended February 14, 1997. Merrill Lynch also estimated the nominal value of one Horizon/CMS Share at the Pre-Split Exchange Ratio (based on the foregoing average prices per share of HEALTHSOUTH Common Stock): (i) $17.82 for the week ended February 14, 1997, (ii) $17.55 for the two weeks ended February 14, 1997, (iii) $17.63 for the three weeks ended February 14, 1997, (iv) $17.74 for the four weeks ended February 14, 1997, (v) $17.06 for the eight weeks ended February 14, 1997, (vi) $16.62 for the three months ended February 14, 1997, (vii) $16.01 for the six months ended February 14, 1997, and (viii) $15.41 for the year ended February 14, 1997. Merrill Lynch also estimated that if there were a 10% variance in the HEALTHSOUTH Closing Price, (i) the Implied Offer Price could decrease to as low as $16.367 or increase up to $20.004, (ii) the Implied Offer Value could decrease to as low as $881.5 million or increase up to $1,079.6 million, (iii) the Implied Premium could decrease to as low as 14.9% or increase up to 40.4%,
(iv) the Implied P/E Ratio for FY 1997 (a) based on Horizon/CMS's Forecast could decrease to as low as 17.2x or increase up to 21.0x and (b) based on the FY 1997 Street Estimate, could decrease to as low as 17.0x or increase up to 20.8x, (v) the Implied P.E.G. Ratio based on the FY 1997 Street Estimate, could decrease to as low as 113.7% or increase up to 138.9%, (vi) the transaction value of the Merger could decrease to as low as $1,576.0 million or increase up to $1,774.1 million, and (vii) the transaction value of the Merger as a multiple of Horizon/CMS's LTM EBITDA could decrease to as low as 7.6x or increase up to 8.6x.

     While the foregoing summary describes the material analyses and factors presented by Merrill Lynch to the Board of Directors of Horizon/CMS, it does not purport to be a complete description of the analyses conducted by Merrill Lynch or of Merrill Lynch's presentation to the Board of Directors of Horizon/CMS. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering the analysis taken as a whole, would create an incomplete or misleading view of the process underlying the analysis set forth in the Merrill Lynch Opinion. In addition, Merrill Lynch considered the results of every portion of its analysis and did not assign relative weights to any portion of its analysis, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Merrill Lynch's view of the actual value of Horizon/CMS.

     In performing its analysis, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Horizon/CMS and/or HEALTHSOUTH. The analysis performed by Merrill Lynch is not necessarily indicative of actual values, trading values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by such analysis. No public company utilized as a comparison is identical to Horizon/CMS or HEALTHSOUTH and none of the comparable acquisition transactions or other business combinations utilized as a comparison is identical to the transactions contemplated by the Agreement and the First Amendment. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations resulting from the transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies or the company, or transaction, and other factors that could affect the public trading values of such comparable companies or company to which they are being compared. In connection with its analysis, Merrill Lynch utilized estimates and forecasts provided by the respective managements of Horizon/CMS and HEALTHSOUTH. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Horizon/CMS and/or HEALTHSOUTH, none of Horizon/CMS, HEALTHSOUTH and Merrill Lynch assumes responsibility if future results or actual values are materially different from these forecasts or assumptions. Such analyses were prepared solely as part of Merrill Lynch's analysis of the fairness of the Exchange Ratio and were provided to the Board of Directors of Horizon/CMS. Merrill Lynch's analysis does not purport to be an appraisal or to reflect the prices at which a company might be sold. In addition, as described above, the opinion of Merrill Lynch was one of many factors taken into consideration by the Board of Directors of Horizon/CMS in making its determination to approve the Merger. Consequently, the analysis described above should not be viewed as determinative of the opinion of either the Board of Directors or management of Horizon/CMS with respect  to the  value of  Horizon/CMS  or a  combination  of  Horizon/CMS  with
HEALTHSOUTH or whether either the Board of Directors or management of Horizon/CMS would have been willing to agree to a different exchange ratio.


     Pursuant to the terms of the engagement letter dated as of June 14, 1996, Horizon/CMS has agreed to pay Merrill Lynch (i) a fee of $150,000 upon signing the engagement letter and (ii) a fee equal to 0.90% of the transaction value of the Merger, payable at the effective time of the Merger. In addition,
Horizon/CMS also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including all reasonable fees and expenses of its attorneys, and to indemnify Merrill Lynch and certain related persons against certain liabilities, including liabilities under securities laws, arising out of its engagement.


     Merrill Lynch has, in the past, provided financial advisory and financing services to Horizon/CMS and HEALTHSOUTH and/or their respective affiliates and has received fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch may actively trade Horizon/CMS Shares, shares of HEALTHSOUTH Common Stock and other securities of HEALTHSOUTH for its own account and for the accounts of its customers, and, accordingly, may hold a long or short position in such securities.


Effective Time of the Merger


     THE MERGER WILL BECOME EFFECTIVE UPON THE FILING OF A CERTIFICATE OF MERGER BY THE SUBSIDIARY AND Horizon/CMS under the DGCL, or at such later time as may be specified in such Certificate of Merger. The Plan requires that this filing be made, subject to satisfaction or waiver of the separate conditions set forth in the Plan to the obligations of each party to consummate the Merger, no later than two business days after satisfaction or waiver of such conditions or at such other time as may be agreed by HEALTHSOUTH and Horizon/CMS. It is anticipated that such filing will be made as soon as reasonably possible after the Special Meeting and after all regulatory approvals have been obtained, and that the Effective Time will occur upon such filing. There can be, however, no assurance as to whether or when the Merger will occur. See "- Conditions to the Merger" and "- Regulatory Approvals".


Exchange of Certificates


     From and after the Effective Time, each holder of a Certificate will be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent (as defined in the Plan), a certificate or certificates representing the number of whole shares of HEALTHSOUTH Common Stock into which such holder's Horizon/CMS Shares have been converted, cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger as provided in the Plan.


     As soon as reasonably practicable after the Effective Time, HEALTHSOUTH will deliver through the Exchange Agent (as defined in the Plan) to each holder of record of Horizon/CMS Shares at the Effective Time transmittal materials for use in exchanging the Certificates for certificates for shares of HEALTHSOUTH Common Stock. After the Effective Time, there will be no transfers on the stock transfer books of Horizon/CMS Shares that were issued and outstanding immediately prior to the Effective Time and converted in the Merger.


     No fractional shares of HEALTHSOUTH Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, HEALTHSOUTH will pay to each holder of Horizon/CMS Shares who would otherwise be entitled to a fractional share an amount of cash in an amount equal to the value of such fractional part of a share of HEALTHSOUTH Common Stock. See "- Terms of the Merger".

     No certificates representing shares of HEALTHSOUTH Common Stock, no fractional share payment and no dividends or other distributions paid on such HEALTHSOUTH Common Stock will be delivered or paid to a holder of a Certificate or Certificates until the Certificates are delivered to HEALTHSOUTH through the Exchange Agent. No interest will be paid on dividends or other distributions or on any fractional share payment which the holder of such shares will be entitled to receive upon such delivery.

     At the Effective Time, holders of Horizon/CMS Shares immediately prior to the Effective Time will cease to be, and will have no rights as, stockholders of Horizon/CMS, other than the right to receive the shares of HEALTHSOUTH Common Stock into which such shares have been converted and any fractional share payment and any dividends or other distributions to which they may be entitled under the Plan. Holders of Horizon/CMS Shares will be treated as stockholders of record of HEALTHSOUTH for purposes of voting at any annual or special meeting of stockholders of HEALTHSOUTH after the Effective Time, both before and after such time as they exchange their Certificates for certificates of HEALTHSOUTH Common Stock as provided in the Plan.

     Neither HEALTHSOUTH nor Horizon/CMS will be liable to any holder of Horizon/CMS Shares for any shares of HEALTHSOUTH Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


REPRESENTATIONS AND WARRANTIES

     The Plan contains various customary representations and warranties of the parties thereto. The representations and warranties of HEALTHSOUTH and the Subsidiary, made jointly and severally, include representations as to: (i) the corporate organization of the Subsidiary, (ii) the power and authority of the Subsidiary to execute and perform the Plan, (iii) the absence of subsidiaries of the Subsidiary, and (iv) the absence of contracts, liabilities and legal proceedings relating to or affecting the Subsidiary.

     The representations and warranties of HEALTHSOUTH include representations as to: (i) the organization of HEALTHSOUTH, (ii) the power and authority of HEALTHSOUTH to execute, deliver and perform the Plan, (ii) the capitalization of HEALTHSOUTH, (iii) ownership of Subsidiary Common Stock by HEALTHSOUTH, (iv) the fact that HEALTHSOUTH has furnished Horizon/CMS with true and complete copies of certain reports, schedules, registration statements and proxy statements filed by HEALTHSOUTH with the SEC since January 1, 1995, and that such documents did not contain any untrue statements of material facts or omit to state material facts that would be necessary to make the statements therein, under the circumstances under which they were made, not misleading, (v) certain information provided to Horizon/CMS, (vi) HEALTHSOUTH's investment intent with respect to the Horizon/CMS Shares acquired, (viii) the absence of material legal proceedings against HEALTHSOUTH, (x) the absence of certain material changes relating to HEALTHSOUTH since September 30, 1996, (ix) the filing of HEALTHSOUTH's tax returns, (x) the status of HEALTHSOUTH's accounts receivable,
(xi) HEALTHSOUTH's employee benefits, (xii) HEALTHSOUTH's compliance with laws in general, and (xiii) HEALTHSOUTH's licenses, accreditations and regulatory approvals.

     The representations and warranties of Horizon/CMS include representations and warranties as to: (i) the organization and good standing of Horizon/CMS and its subsidiaries, (ii) the capitalization of Horizon/ CMS, (iii) foreign qualifications, (iv) the power and authority of Horizon/CMS to execute, deliver and perform the Plan, (v) the fact that Horizon/CMS has furnished HEALTHSOUTH with true and complete copies of certain reports, schedules, registration statements and proxy statements filed by Horizon/CMS with the SEC since January 1, 1995, and that such documents did not contain any untrue statements of material facts or omit to state material facts that would be necessary to make the statements therein, under the circumstances under which they were made, not misleading, (vi) certain information provided to HEALTHSOUTH, (vii) the absence of undisclosed material legal proceedings against Horizon/CMS, (viii) the validity of Horizon/CMS's material contracts, (ix) the absence of certain material changes relating to Horizon/CMS since November 30, 1996, (x) the status of Horizon/CMS's accounts receivable, (xi) the filing of Horizon/CMS's tax returns, (xii) commissions and fees payable by Horizon/CMS, (xiii) Horizon/CMS's employee benefits, (xiv) Horizon/CMS's compliance with laws in general, (xv) Horizon/CMS's licenses, accreditations and regulatory approvals, (xvi) the vote required by holders of Horizon/CMS capital stock to approve the Plan to be performed, and (xvii) the opinion of Horizon/CMS's financial advisor.


Conditions to the Merger

     THE OBLIGATION OF HEALTHSOUTH AND THE SUBSIDIARY TO CONSUMMATE THE MERGER IS SUBJECT TO, AMONG others, the following conditions: (i) Horizon/CMS shall have performed all of its agreements as contemplated by the Plan to be performed at or prior to the consummation date of the Merger; (ii), except as otherwise provided therein the representations and warranties of Horizon/CMS set forth in the Plan shall be true and correct in all material respects as of the dates specified in the Plan; (iii) HEALTHSOUTH shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Code, and (iv) HEALTHSOUTH shall have received an opinion of Horizon/CMS's counsel substantially in the form specified in the Plan.

     The obligation of Horizon/CMS to consummate the Merger is subject to, among others, the following conditions: (i) HEALTHSOUTH and the Subsidiary shall have performed all of their agreements as contemplated by the Plan to be performed at or prior to the consummation of the Merger; (ii), except as otherwise provided therein the representations and warranties of HEALTHSOUTH and the Subsidiary set forth in the Plan shall be true and correct as of the dates specified in the Plan; (iii) Horizon/CMS shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Code; and (iv)
Horizon/CMS shall have received an opinion of HEALTHSOUTH's counsel substantially in the form specified in the Plan.

     The obligation of each of HEALTHSOUTH, the Subsidiary and Horizon/CMS to consummate the Merger is subject to certain additional conditions, including the following: (i) no order, decree or injunction by a court of competent jurisdiction preventing the consummation of the Merger or imposing any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the common stock of the Surviving Corporation or any material portion of the assets or business of Horizon/CMS shall be in effect; (ii) no statute, rule or regulation shall have been enacted by the government of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other transaction contemplated by the Plan illegal; (iii) the waiting period under the HSR Act shall have expired or shall have been terminated; (iv) the Registration Statement shall have been declared effective under the Securities Act and shall not be subject to any stop order; (v) the Merger shall have been approved by the requisite vote of the holders of the outstanding Horizon/CMS Shares entitled to vote thereon;
(vi) the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE upon official notice of issuance; (vii) HEALTHSOUTH and the Subsidiary shall have obtained, or obtained the transfer of, any Licenses (as defined) necessary to allow the Surviving Corporation to operate the Horizon/CMS facilities, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Surviving Corporation; and (viii) HEALTHSOUTH and the Subsidiary shall have received all required consents, approvals and authorizations of third parties with respect to all material leases and management agreements to which Horizon/CMS Subsidiaries or Horizon/CMS Other Entities are parties, except where failure to do so would not have a material effect on the business of the Surviving Corporation.


Regulatory Approvals

     AS CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE MERGER, THE PLAN REQUIRES, AMONG OTHER THINGS: (I) that the HSR Act waiting period has expired or been terminated and (ii) that all other governmental approvals required for the consummation of the Merger have been obtained, except where the failure to obtain such approvals would not have a material adverse effect on the business of the Surviving Corporation.

     HSR Act. The HSR Act prohibits consummation of the Merger until certain information has been furnished to the Antitrust Division of the DOJ and the FTC and certain waiting period requirements have been satisfied. On April 11, 1997, HEALTHSOUTH and Horizon/CMS made their respective filings with the DOJ and the FTC with respect to the Plan. Under the HSR Act, the filings commenced a waiting period during which the Merger cannot be consummated, which waiting period was originally to expire on May 11, 1997, unless earlier terminated or extended by a request for additional information. In order to provide an additional period of time for the Companies to provide certain information to the FTC on a voluntary basis, HEALTHSOUTH withdrew its HSR filing on May 7, 1997, and refiled it on May 8, 1997, beginning a new 30-day waiting period.


     Horizon/CMS recently announced the disposition of its interest in Baptist Rehabilitation Hospital in Memphis, Tennessee. Horizon/CMS believes that such disposition was necessary in order to avoid either a second request from the FTC for information relevant to the inquiry under the HSR Act or a requirement by the FTC for a consent decree relating to the disposition of Horizon/CMS's interest in Baptist Rehabilitation Hospital. Horizon/CMS sold its interest therein to its partner, Baptist Memorial Healthcare Corp.


     On  June  6,  1997,  the  Companies   received  a  request  for  additional
information from the FTC. The request for additional information relates exclusively to the competitive effect the Merger will have on the Johnson City, Tennessee market area. The effect of that request is to extend the waiting period under the HSR Act until 20 days after HEALTHSOUTH and Horizon/CMS substantially comply with such request unless earlier terminated by the FTC. The Companies are working to resolve the issues in the Johnson City, Tennessee market to the satisfaction of the FTC, and expect to enter into a consent order requiring the divestiture of Horizon/CMS's interest in its rehabilitation hospital in Johnson City.

     Notwithstanding the termination or expiration of the HSR Act waiting period, at any time before or after the Effective Time, the FTC or the DOJ could initiate legal action under the antitrust laws seeking to enjoin the consummation of the Merger or seeking the divestiture by HEALTHSOUTH of any part of its assets or all or any part of the stock or assets of Horizon/CMS. In addition, certain other persons, such as states' attorneys general and private parties, could challenge the Merger as violative of the antitrust laws and seek to enjoin the consummation of the Merger and, in the case of private persons, also to obtain treble damages. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful.

     HEALTHSOUTH and Horizon/CMS believe that the Merger does not violate the antitrust laws and intend to resist vigorously any assertion to the contrary by the FTC, the DOJ or others. Any such assertion could delay consummation of the Merger, perhaps for a considerable period. Prior to the Merger, the FTC or the DOJ could seek to enjoin the consummation of the Merger under the federal antitrust laws or require that HEALTHSOUTH or Horizon/CMS divest additional assets to avoid such a proceeding. The FTC or DOJ could also, following the Merger, take action under the federal antitrust laws to rescind the Merger, to require divestiture of assets of either HEALTHSOUTH or Horizon/CMS, or to obtain other relief.

     Horizon/CMS does not intend to seek any further stockholder approval or authorization of the Plan as a result of any action that the Companies may take to resist or resolve any FTC, DOJ or other objections, unless required to do so by applicable law.

     Other Regulatory Approvals. The operations of each Company are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. Many regulatory agencies require that a filing be made to obtain consent to or approval of the Merger. All filings required to be made prior to the date of this Prospectus-Proxy Statement to obtain the consents and approvals required from federal and state healthcare regulatory bodies and agencies have been made. Certain filings cannot, however, be made under applicable laws, rules and regulations until after the Effective Time. As a result of the Merger, certain of the arrangements between Horizon/CMS and third-party payors may be deemed to have been transferred, requiring the approval and consent of such payors. Although no assurances to this effect can be given, it is anticipated that the Companies will be able to obtain any required regulatory or third-party payor consent or approval.

BUSINESS PENDING THE MERGER

     THE PLAN PROVIDES THAT, DURING THE PERIOD FROM THE DATE OF THE PLAN TO THE EFFECTIVE TIME, EXCEPT AS provided in the Plan, Horizon/CMS will conduct its businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted and will use its commercially reasonable efforts to preserve intact its present business organization, to keep available the services of its key employees and to preserve its relationships with customers, suppliers and others having business dealings with it.

     Under the Plan, Horizon/CMS has agreed that it will not (other than as required pursuant to or contemplated by the terms of the Plan and related documents), pending the Effective Time without first obtaining the written consent of HEALTHSOUTH: (i) except as required by the Plan, amend its Certificate of Incorporation or Bylaws; (ii) extend credit to anyone or guarantee the obligation of any person, firm or corporation (other than Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity, as such terms are defined in the Plan) in any amount that, in either case, is material to Horizon/CMS except in the ordinary course of business consistent with prior practice; (iii) discharge or satisfy any material lien or encumbrance, or pay or satisfy any material obligation or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on Horizon/CMS's Consolidated balance sheet at November 30, 1996 (the "Horizon/CMS Balance Sheet") or (b) liabilities incurred since the date of the Horizon/CMS Balance Sheet in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on Horizon/CMS; (iv) increase or establish any reserve for taxes or any other liability on its books or otherwise provide therefor that would have a material adverse effect on Horizon/CMS, except as relates to the consolidated results of operations of Horizon/CMS since the date of the Horizon/CMS Balance Sheet; (v) sell or transfer any of its material assets, tangible or intangible, cancel any material debts or claims held by it or waive any of its material rights, except in the ordinary course of business;
(vi) mortgage, pledge or subject to any security interest any of its material assets, tangible or intangible, other than as required under the existing provisions of Horizon/CMS's primary credit facility; (vii) enter into any employment contract which is not terminable upon notice of 30 days or less, at will, and without penalty to Horizon/CMS except as provided in the Plan or grant any general or uniform increase in the rates of pay of employees or grant any increase in salary payable or to become payable by Horizon/CMS to any officer of Horizon/CMS or by means of any bonus or pension plan, contract or other commitment, increase the compensation of any officer of Horizon/CMS or enter into any agreements providing for compensation to any officer or employee of Horizon/CMS, any Horizon/CMS Subsidiary or any Horizon/CMS Other Entity based upon a change in control of Horizon/CMS; (viii) make any contribution, payment or distribution to the trustee under any Horizon/CMS employee benefit plan other than any such contribution, payment or distribution that is in accordance with Horizon/CMS's past practice, or establish or terminate any Horizon/CMS employee benefit plan; (ix) issue any capital stock or other equity securities, other than stock options granted to officers, employees, directors or consultants of Horizon/CMS or warrants granted to third parties and shares of Horizon/CMS
Common Stock issuable upon the exercise thereof, all of which options and warrants have been disclosed to HEALTHSOUTH; or (x) except for the Plan and any other agreement executed and delivered pursuant to the Plan, enter into any material transaction other than in the ordinary course of business or permitted under the Plan or enter into any contract or agreement in the ordinary course of business (i) which cannot be performed within three months or less or (ii) which involves the expenditure by Horizon/CMS of over $250,000.


     HEALTHSOUTH and Horizon/CMS have each represented and warranted to the other that, since September 30, 1996 and November 30, 1996, respectively, such party has not engaged in certain material transactions. The obligation of each party to consummate the Merger is subject to confirmation of the accuracy of the other party's representations and warranties, including this one, at the Closing. In addition, HEALTHSOUTH and Horizon/CMS have each agreed not to engage knowingly or intentionally in any conduct that would cause its representations and warranties to become untrue in any material respect pending the Closing.

Waiver and Amendment

     THE PLAN PROVIDES THAT, AT ANY TIME PRIOR TO THE EFFECTIVE TIME, HEALTHSOUTH AND HORIZON/CMS may (i) extend the time for the performance of any of the obligations or other acts of the other party contained in the Plan; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Plan or in any document delivered pursuant to the Plan; and
(iii) subject to the limitations regarding amendment of the Plan described in the following sentence, and except for certain mutual conditions to closing, waive compliance with the agreements or conditions under the Plan. In addition, the Plan may be amended at any time upon the written agreement of HEALTHSOUTH and Horizon/CMS without the approval of stockholders of either Company, except that after the Special Meeting no amendment may be made which by law requires a further approval by the stockholders of Horizon/CMS without obtaining such further approvals.



Termination


     THE PLAN MAY BE TERMINATED AT ANY TIME PRIOR TO THE EFFECTIVE TIME, WHETHER BEFORE OR AFTER APPROVAL of the Plan by the stockholders of Horizon/CMS: (i) by mutual written consent of HEALTHSOUTH and Horizon/CMS; (ii) by either
HEALTHSOUTH or Horizon/CMS if there is a material breach on the part of the other party of any representation, warranty, covenant or other agreement set forth in the Plan which is not cured as provided in the Plan; (iii) by either HEALTHSOUTH or Horizon/CMS if any governmental entity or court of competent jurisdiction shall have issued a final, permanent order, decree, or ruling or other action enjoining or otherwise prohibiting the Merger and such order, decree, or ruling or other action shall have become non-appealable; (iv) by either HEALTHSOUTH or Horizon/CMS if the Merger has not been consummated on or before December 31, 1997 (or such later date as may be determined under the Plan), unless the failure to consummate the Merger by such time is due to the breach of the Plan by the party seeking to terminate the Plan; (v) by either HEALTHSOUTH or Horizon/CMS if any required approval of the Plan by stockholders of Horizon/CMS has not been obtained by the required votes at a duly held meeting of stockholders; (vi) by either HEALTHSOUTH or Horizon/CMS if any of the conditions to the obligation of such party to effect the Merger is not capable of being satisfied prior to December 31, 1997, unless such period is extended and (vii) by Horizon/CMS, if the Board of Directors of Horizon/CMS, in the exercise of its fiduciary duties under applicable law, has (w) determined not to recommend the Merger to the holders of Horizon/CMS Common Stock, (x) withdrawn such recommendation, (y) approved, recommended or endorsed any Acquisition Transaction other than the Plan or (z) resolved to take any of such actions. For the purposes of clause (vii), an "Acquisition Transaction" means a merger, consolidation or other business combination involving Horizon/CMS or any of its subsidiaries or the acquisition of all or any significant part of the assets or capital stock or other equity interest of Horizon/CMS or any of its subsidiaries or any similar transaction (other than the Merger).


Break-up Fee; Third Party Bids

     If the Plan is terminated by Horizon/CMS for any of the reasons set forth in clause (vii) under "- Termination" above and within one year after the effective date of such termination Horizon/CMS is the subject of a Third Party Acquisition Event (as defined in the Plan), then at the time of consummation of such a Third Party Acquisition Event, Horizon/CMS shall pay to HEALTHSOUTH a break-up fee of $35,000,000, and shall further pay, or reimburse HEALTHSOUTH for, expenses actually incurred by HEALTHSOUTH in connection with the Merger, up to $5,000,000.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Board of Directors of Horizon/CMS with respect to the Plan and the transactions contemplated thereby, stockholders of Horizon/CMS should be aware that certain members of the management of Horizon/CMS and the Board of Directors of Horizon/CMS have certain interests in the Merger that are in addition to the interests of the stockholders generally.

     HEALTHSOUTH has agreed to add Neal M. Elliott, Chairman of the Board, President and Chief Executive Officer of Horizon/CMS, to the HEALTHSOUTH Board of Directors promptly after the Effective Time. In addition, Mr. Elliott is party to an Employment and Change of Control Agreement, dated December 24, 1996, with Horizon/CMS, and HEALTHSOUTH has agreed to assume the obligations of Horizon/CMS thereunder at the Effective Time. The Employment and Change of Control Agreement provides for a lump sum payment of three times Mr. Elliott's base salary, the acceleration of vesting of stock options held by Mr. Elliott and certain other benefits described in the paragraph below upon the occurrence of certain circumstances following a transaction such as the Merger. The change of control provisions of Mr. Elliott's agreement are consistent with the terms of the change of control agreements between Horizon/CMS and its other management employees described in the paragraph below, except that the agreements with the other management employees contain provisions reducing the amount payable and the number of options that may be vested on an accelerated basis to the extent that such compensation would constitute an "excess parachute payment" (as defined in Section 280G(b)(i) of the Code), while Mr. Elliott's agreement contains no such provision. A portion of Mr Elliott's compensation pursuant to the change in control provisions in his agreement likely would be subject to excise tax and not be deductible by Horizon/CMS for federal income tax purposes. If Mr. Elliott's compensation constitutes an "excess parachute payment" and is subject to excise tax, his agreement contains a gross-up provision pursuant to which Horizon/CMS must pay him an amount that will place him in the same after-tax economic position in which he would have been absent the excise tax. Such amount also will not be deductible by Horizon/CMS for federal income tax purposes.

     Horizon/CMS is also a party to change of control agreements with 49 additional management employees, including its other executive officers. These agreements (together with Mr. Elliott's Employment and Change of Control Agreement described above) provide, upon termination of the employment of such employees for any reason other than "cause" after certain events, such as the Merger, constituting a "change of control" of Horizon/CMS, for certain lump sum cash payments, the acceleration of vesting of stock options held by such employees and the continuance of participation by such employees in life insurance, accident and health plans and other welfare plans maintained by Horizon/CMS for a period not exceeding three years (assuming Horizon/CMS gives timely notice of termination of the agreements). For this purpose, an assignment of duties inconsistent with an employee's position, a relocation of the employee's principal place of work and an increase in the amount of travel required of the employee will be deemed a termination of employment.


     Under these agreements, a maximum of $17.5 million in cash would be payable in lump sum and the vesting of stock options relating to approximately 803,000 shares of Horizon/CMS Common Stock (at a weighted average exercise price of approximately $14.62 per share) would be accelerated if the employment of all such employees were terminated after consummation of the Merger. If any such events should transpire with respect to Mr. Elliott; Joseph Turmes, Senior Vice President of Operations; Charles H. Gonzales, Senior Vice President of Subsidiary Operations and a Director; Ernest A. Schofield, Senior Vice President, Treasurer, Chief Financial Officer and a Director; Scot Sauder, Vice President of Legal Affairs, Secretary and General Counsel; or Anthony Misitano, President and Chief Executive Officer of Horizon/CMS's Acute Rehabilitation Hospital Division, the maximum amount of the lump sum cash payments due to such officers under such agreements would be approximately $5,160,000 (including a $2,440,000 gross-up payment as described in the preceding paragraph), $424,000, $735,000, $687,000, $437,000 and $1,001,000, respectively. In addition, the vesting of the following options held by such officers would be accelerated: Mr. Elliott - 233,000 shares (at a weighted average exercise price of $14.55 per share); Mr. Turmes - 39,000 shares (at a weighted average exercise price of $14.82 per share); Mr. Gonzales - 53,000 shares (at a weighted average exercise price of $14.06 per share); Mr. Schofield - 38,000 shares (at a weighted average exercise price of $14.51 per share); Mr. Sauder - 25,000 shares (at a weighted average exercise price of $15.67 per share); and Mr. Misitano - 47,000 shares (at a weighted average exercise price of $13.76 per share). At the time of approval and adoption of the Plan by the Board of Directors of Horizon/CMS, Michael A. Jeffries served as a Director and Senior Vice President of Operations and was a party to a change of control agreement. Pursuant to such agreement, if the events described above were to transpire with respect to Mr. Jeffries, the maximum amount of the lump sum cash payment due to Mr. Jeffries would be $853,000 and the vesting of options with respect to 43,000 shares (at a weighted average exercise price of $14.86 per share) would be accelerated. Effective June 1, 1997, Mr. Jeffries resigned from such positions and, in connection therewith, his change of control agreement was amended so that he was entitled, without regard to the events described above, to the foregoing benefits at September 1, 1997. Mr. Turmes was appointed to his present position on June 1, 1997 and, as a result, was not a director or executive officer of Horizon/CMS at the time the Plan was approved and adopted by the Board of Directors of Horizon/CMS.

     In addition, pursuant to the terms of Horizon/CMS's stock option plans, a substantial portion of Horizon/CMS stock options that are not fully vested prior to the Effective Time will accelerate and vest in full as a result of the Merger at the Effective Time. Certain directors and members of Horizon/CMS management hold such options.

Indemnification

     THE PLAN PROVIDES THAT HORIZON/CMS SHALL, AND AFTER THE EFFECTIVE TIME HEALTHSOUTH AND THE Surviving Corporation shall, indemnify, defend and hold harmless each person who is, or has ever been at any time prior to the Effective Time, an officer, director or employee of Horizon/CMS or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party in connection with any claim arising, in whole or in part, out of the fact that such person is or was a director, officer or employee of Horizon/CMS and pertaining to a matter occurring or existing at or prior to the Effective Time.

     HEALTHSOUTH has agreed to maintain, for a period of six years after the Effective Time, the current policies of directors' and officers' liability insurance (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time. In complying with this agreement, however, HEALTHSOUTH will not be required to expend more than 200% of the current annual premiums paid by Horizon/CMS for such insurance.


ACCOUNTING TREATMENT

     HEALTHSOUTH intends to account for the Merger by the purchase method of accounting applicable to business combinations. Under the purchase method, the assets and liabilities of Horizon/CMS will be recorded on the books of HEALTHSOUTH at their fair value. Any cost in excess of the net asset value will be amortized using the straight-line method over a period to be determined by HEALTHSOUTH based upon its estimate of the useful life of the goodwill acquired.

     The unaudited condensed combined pro forma financial information contained in this Prospectus-Proxy Statement has been prepared using the purchase method of accounting to account for the Merger. See "PRO FORMA CONDENSED FINANCIAL INFORMATION".


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the principal federal income tax consequences of the Merger to the holders of Horizon/CMS Shares. The discussion is based on currently existing provisions of the Code, Treasury Regulations thereunder, administrative rulings and court decisions. All of the foregoing are subject to change and any such change can affect the continuing validity of this discussion. This summary applies to holders of Horizon/CMS Shares who hold their Horizon/CMS Shares as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of Horizon/CMS Shares in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations and holders who acquired Horizon/CMS Shares pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or holders who are subject to the alternative minimum tax provisions of the Code), and it does not discuss any aspect of state, local, foreign or other tax law.

     Horizon/CMS has received an opinion regarding all material federal income tax consequences with respect to the Merger from its counsel, Vinson & Elkins L.L.P. ("Vinson & Elkins"), and HEALTHSOUTH has received a similar opinion from its counsel, Haskell Slaughter & Young, L.L.C. ("Haskell Slaughter", and together with Vinson & Elkins, "Tax Counsel"). Based on the conditions and qualifications discussed herein, such opinions collectively state that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that the material federal income tax consequences of the Merger will be that: (i) no gain or loss will be recognized by HEALTHSOUTH, the Subsidiary or Horizon/CMS as a result of the Merger, (ii) no gain or loss will be recognized by the stockholders of Horizon/CMS upon the exchange of their Horizon/CMS Shares solely for shares of HEALTHSOUTH Common Stock pursuant to the Merger, except that a Horizon/CMS stockholder who receives cash proceeds in lieu of a fractional share of HEALTHSOUTH Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's tax basis allocated to such fractional share (as described in clause (iii) below) and the amount of cash received, and such gain or loss will constitute capital gain or loss if such stockholder's Horizon/CMS Shares with respect to which gain or loss is recognized are held as a capital asset at the Effective Time and such payment in lieu of the fractional shares is not essentially equivalent to a dividend within the meaning of Section 302(b)(l) of the Code, (iii) the aggregate tax basis of the shares of the HEALTHSOUTH Common Stock received solely in exchange for Horizon/CMS Shares pursuant to the Merger (including fractional shares of HEALTHSOUTH Common Stock for which cash is received) will be the same as the aggregate tax basis of the Horizon/CMS Shares exchanged therefor, and (iv) the holding period for HEALTHSOUTH Common Stock received in exchange for Horizon/CMS Shares pursuant to the Merger will include the holding period of the Horizon/CMS Shares exchanged therefor, provided such Horizon/CMS Shares were held as a capital asset at the Effective Time.

     Neither HEALTHSOUTH nor Horizon/CMS has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the federal income tax consequences of the Merger. In rendering their opinions, Tax Counsel may receive and will rely upon representations contained in certificates of HEALTHSOUTH, the Subsidiary, Horizon/CMS and others. Tax Counsel's opinions will be subject to certain limitations and qualifications and will be based upon the truth and accuracy of these representations and upon certain factual assumptions and represent Tax Counsel's best legal judgment. The tax opinions are not binding on the Service or the courts and do not preclude the Service from adopting a contrary position.

     EACH HOLDER OF HORIZON/CMS SHARES IS URGED TO CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.


RESALE OF HEALTHSOUTH COMMON STOCK BY AFFILIATES

     THE OFFERING, SALE AND DELIVERY OF SHARES OF HEALTHSOUTH COMMON STOCK TO BE ISSUED TO HOLDERS of Horizon/CMS Shares in connection with the Merger have been registered under the Securities Act. HEALTHSOUTH Common Stock received by the stockholders of Horizon/CMS upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" of Horizon/CMS or HEALTHSOUTH within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with Horizon/CMS or HEALTHSOUTH at the time of the Special Meeting (generally, directors, certain executive officers and major stockholders). Affiliates of Horizon/CMS or HEALTHSOUTH may not sell their shares of HEALTHSOUTH Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of HEALTHSOUTH Common Stock acquired in connection with the Merger only through unsolicited "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such one-year period within any three-month period for purposes of Rule 145 may not exceed the greater of (i) 1% of the outstanding shares of HEALTHSOUTH Common Stock or (ii) the average weekly trading volume of such stock during the four calendar weeks preceding such sale. The resale provisions of Rule 145 will remain available to Affiliates only if HEALTHSOUTH remains current with its information filings with the SEC under the Exchange Act. One year after the Effective Time, an Affiliate will be able to sell such HEALTHSOUTH Common Stock without such manner of sale or volume limitations if HEALTHSOUTH is current with its Exchange Act information filings and such Affiliate is not then an Affiliate of HEALTHSOUTH. Two years after the Effective Time, an Affiliate will be able to sell such shares of HEALTHSOUTH Common Stock without any restrictions so long as such Affiliate was not an Affiliate of HEALTHSOUTH for at least three months prior thereto.

     Horizon/CMS has agreed to use its reasonable, good faith efforts to cause each holder of Horizon/ CMS Shares deemed to be an Affiliate of Horizon/CMS to enter into an agreement providing that such Affiliate will not sell, pledge, transfer or otherwise dispose of shares of HEALTHSOUTH Common

Stock to be received by such person in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.


NO APPRAISAL RIGHTS

     Under the DGCL, holders of Horizon/CMS Common Stock will not be entitled to dissenters' rights of appraisal in connection with the Merger.


NO SOLICITATION OF TRANSACTIONS

     Subject to the provisions described in the next paragraph, Horizon/CMS has agreed that it will not, and will not suffer any of the Horizon/CMS Subsidiaries or the Horizon/CMS Other Entities or any of their respective directors, officers, employees, agents or representatives to, directly or indirectly, (i) solicit or initiate (including by way of furnishing or publishing nonpublic information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity or the acquisition of all or any significant part of the assets or capital stock or other equity interests of Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity or any similar transaction (an "Acquisition Transaction"), (ii) negotiate, explore or otherwise engage in discussions with any persons (other than HEALTHSOUTH and its representatives) with respect to any Acquisition Transaction or which may reasonably be expected to lead to a proposal for an Acquisition Transaction, or
(iii) enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require Horizon/CMS to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Plan. Except as may be required by the fiduciary duties of Horizon/ CMS's Board of Directors under applicable law, Horizon/CMS has agreed that as of the date of the Plan, Horizon/CMS and the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities and their respective directors, officers, employees, agents and representatives shall immediately cease and cause to be terminated any existing activities, discussions or negotiations conducted theretofore with respect to any Acquisition Transaction.

     Notwithstanding the provisions described in the preceding paragraph, under the Plan, Horizon/CMS may (i), directly or indirectly, furnish information and access, in response to an unsolicited written proposal for a Superior Transaction (as defined below), to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal for a Superior Transaction, if the Board of Directors of Horizon/CMS determines in its good faith judgment in the exercise of its fiduciary duties that such action is appropriate in furtherance of the best interest of its stockholders and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Transaction. Horizon/CMS has agreed to advise HEALTHSOUTH promptly of the existence of any inquiries or proposals received by, any requests for such information from, or any negotiations or discussions initiated or continued with Horizon/CMS from or by a person (other than HEALTHSOUTH and its representatives) with respect to an Acquisition Transaction and the identity of such person and, except as may otherwise be required pursuant to the fiduciary duties of Horizon/CMS's Board of Directors under applicable law, the terms, the proposed form of consideration and the general terms of any financing arrangement or commitment in connection with such Acquisition Transaction. As used in the Plan, the term "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any person (other than HEALTHSOUTH) with respect to an Acquisition Transaction on terms which the Board of Directors of Horizon/CMS determines in good faith and in the exercise of reasonable judgment, to be more favorable to Horizon/CMS and its stockholders than the Merger.


Expenses

     The Plan provides that, except as described under "- Breakup Fee; Third Party Bids", all costs and expenses incurred in connection with the Plan and the transactions contemplated thereby shall be paid by the party incurring such expense, except that expenses of printing and mailing this Prospectus-Proxy Statement shall be shared equally by HEALTHSOUTH and Horizon/CMS.

NYSE LISTING

     A listing application will be filed with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued to Horizon/CMS stockholders in connection with the Merger. Although no assurance can be given that the shares of HEALTHSOUTH Common Stock so issued will be accepted for listing, HEALTHSOUTH anticipates that these shares will qualify for listing on the NYSE upon official notice of issuance thereof. It is a condition to the Merger that such shares of HEALTHSOUTH Common Stock be approved for listing on the NYSE upon official notice of issuance at the Effective Time.

bean ---
                                       -

              SELECTED  CONSOLIDATED  FINANCIAL DATA - HEALTHSOUTH  The data set forth below should be read in conjunction with the
consolidated financial statements, related notes and other information incorporated by reference herein. The financial information for all periods set forth below has been restated to reflect the acquisitions of ReLife, Inc. ("ReLife") in December 1994, Surgical Health Corporation ("SHC") in June 1995, Sutter Surgery Centers, Inc. ("SSCI") in October 1995, Surgical Care
Affiliates, Inc. ("SCA") in January 1996, Advantage Health Corporation ("Advantage Health") in March 1996 and Health Images, Inc. ("Health Images") in March 1997, each of which has been accounted for as a pooling of interests.



                                                                 YEAR ENDED DECEMBER 31,
                                              --------------------------------------------------------------
                                                 1992        1993         1994         1995         1996
                                              ---------- ------------ ------------ ------------ ------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Revenues   ................................. $819,821   $1,055,295   $1,726,321   $2,118,681   $2,568,155
 Operating unit expenses   .................. 570,543      715,189    1,207,707    1,441,059    1,667,248
 Corporate general and administrative ex-
  penses                                       32,526       43,378       67,798       65,424       79,354
 Provision for doubtful accounts    .........  18,755       22,677       35,740       42,305       58,637
 Depreciation and amortization   ............  42,107       75,425      126,148      160,901      207,132
 Merger and acquisition related expenses(1)         -          333        6,520       19,553       41,515
 Loss on impairment of assets(2)    .........       -            -       10,500       53,549       37,390
 Loss on abandonment of computer
  project(2)   ..............................       -            -        4,500            -            -
 Loss on disposal of surgery centers(2)   ...       -            -       13,197            -            -
 NME Selected Hospitals Acquisition re-
  lated expense                                     -       49,742            -            -            -
 Terminated merger expense    ...............   3,665            -            -            -            -
 Loss on extinguishment of debt  ............     883            -            -            -            -
 Interest expense ...........................  20,164       25,884       74,895      105,517       98,751
 Interest income  ...........................  (9,757)      (6,179)      (6,658)      (8,009)      (6,034)
 Gain on sale of partnership interest  ......       -       (1,400)           -            -            -
 Gain on sale of MCA Stock(2)    ............       -            -       (7,727)           -            -
                                              --------   ----------   ----------   ----------   ----------
                                              678,886      925,049    1,532,620    1,880,299    2,183,993
                                              --------   ----------   ----------   ----------   ----------
 Income from continuing operations before
  income taxes, minority interests and ex-
  traordinary item                            140,935      130,246      193,701      238,382      384,162
 Provision for income taxes   ...............  42,621       40,450       68,560       86,161      143,929
                                              --------   ----------   ----------   ----------   ----------
                                               98,314       89,796      125,141      152,221      240,233
 Minority interests  ........................  26,322       29,549       31,665       43,753       50,369
                                              --------   ----------   ----------   ----------   ----------
 Income from continuing operations  .........  71,992       60,247       93,476      108,468      189,864
 Income from discontinued operations   ......   3,283        3,986       (6,528)      (1,162)           -
 Extraordinary item(2)  .....................       -            -            -       (9,056)           -
                                              --------   ----------   ----------   ----------   ----------
  Net income   .............................. $75,275    $  64,233    $  86,948    $  98,250    $ 189,864
                                              ========   ==========   ==========   ==========   ==========
 Weighted average common and common
  equivalent shares outstanding(3)  ......... 265,267      275,316      291,314      307,792      336,807
                                              ========   ==========   ==========   ==========   ==========
 Income per common and common equiv-
  alent share(3)
  Continuing operations ..................... $  0.27    $    0.22    $    0.32    $    0.35    $    0.56
  Discontinued operations  ..................    0.01         0.01        (0.02)           -            -
  Extraordinary item ........................       -            -            -        (0.03)           -
                                              --------   ----------   ----------   ----------   ----------
  Net income   .............................. $  0.28    $    0.23    $    0.30    $    0.32    $    0.56
                                              ========   ==========   ==========   ==========   ==========
 Income per common share - assuming
  full dilution(3)(4)
  Continuing operations .....................    N/A         N/A      $    0.32    $    0.35    $    0.55
  Discontinued operations  ..................    N/A         N/A          (0.02)           -            -
  Extraordinary item ........................    N/A         N/A              -        (0.03)           -
                                              --------   ----------   ----------   ----------   ----------
  Net income   ..............................    N/A         N/A      $    0.30    $    0.32    $    0.55
                                              ========   ==========   ==========   ==========   ==========



                                                      SIX MONTHS
                                                    ENDED JUNE 30,
                                              ---------------------------
                                                  1996          1997
                                              ------------ --------------
INCOME STATEMENT DATA:
 Revenues   ................................. $1,241,003    $1,414,648
 Operating unit expenses   ..................   814,026        889,939
 Corporate general and administrative ex-
  penses                                         37,807         36,358
 Provision for doubtful accounts    .........    28,353         32,788
 Depreciation and amortization   ............    96,956        117,516
 Merger and acquisition related expenses(1)      28,939         15,875
 Loss on impairment of assets(2)    .........         -              -
 Loss on abandonment of computer
  project(2)   ..............................         -              -
 Loss on disposal of surgery centers(2)   ...         -              -
 NME Selected Hospitals Acquisition re-
  lated expense                                       -              -
 Terminated merger expense    ...............         -              -
 Loss on extinguishment of debt  ............         -              -
 Interest expense ...........................    49,203         53,415
 Interest income  ...........................    (3,518)        (2,322)
 Gain on sale of partnership interest  ......         -              -
 Gain on sale of MCA Stock(2)    ............         -              -
                                              ----------    ----------
                                              1,051,766      1,143,569
                                              ----------    ----------
 Income from continuing operations before
  income taxes, minority interests and ex-
  traordinary item                              189,237        271,079
 Provision for income taxes   ...............    62,474         92,465
                                              ----------    ----------
                                                126,763        178,614
 Minority interests  ........................    25,097         32,715
                                              ----------    ----------
 Income from continuing operations  .........   101,666        145,899
 Income from discontinued operations   ......         -              -
 Extraordinary item(2)  .....................         -              -
                                              ----------    ----------
  Net income   .............................. $ 101,666     $  145,899
                                              ==========    ==========
 Weighted average common and common
  equivalent shares outstanding(3)  .........   338,327        349,227
                                              ==========    ==========
 Income per common and common equiv-
  alent share(3)
  Continuing operations ..................... $    0.30     $     0.42
  Discontinued operations  ..................         -              -
  Extraordinary item ........................         -              -
                                              ----------    ----------
  Net income   .............................. $    0.30     $     0.42
                                              ==========    ==========
 Income per common share - assuming
  full dilution(3)(4)
  Continuing operations ..................... $    0.30     $     0.41
  Discontinued operations  ..................         -              -
  Extraordinary item ........................         -              -
                                              ----------    ----------
  Net income   .............................. $    0.30     $     0.41
                                              ==========    ==========


                                                                   DECEMBER 31,
                                         ----------------------------------------------------------------  JUNE 30,
                                            1992         1993         1994         1995         1996         1997
                                         ------------ ------------ ------------ ------------ ------------ -----------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and marketable securities   ......   $  190,153   $  153,011   $  134,040   $  159,793   $  153,831   $  179,670
 Working capital   .....................      285,645      300,876      308,770      406,601      554,589      728,769
 Total assets   ........................    1,264,334    2,000,566    2,355,920    3,107,808    3,529,706    3,894,795
 Long-term debt(5)    ..................      438,515    1,028,610    1,164,135    1,453,018    1,560,143    1,675,464
 Stockholders' equity    ...............      661,846      727,737      837,160    1,269,686    1,569,101    1,848,796

----------
(1) Expenses related to SHC's Ballas Merger in 1993, the ReLife and Heritage Acquisitions in 1994, the SHC, SSCI and NovaCare Rehabilitation Hospitals Acquisition in 1995, the SCA, Advantage Health, PSCM and ReadiCare mergers in 1996 and the Health Images merger in 1997.
(2) See "Notes to Consolidated Financial Statements".
(3) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995 and a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.
(4) Fully-diluted earnings per share in 1994, 1995 and 1996 reflect shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures due 2001, where applicable.
(5) Includes current portion of long-term debt.

                                       57
RCI Group
INCORPORATED-------------------------------------------------------------------

                             WASHINGTON o NEW YORK
                        BOSTON o SAN FRANCISCO o LONDON


              Financial Printing, Imaging & Time Sensitive Copying

                      1025 Connecticut Ave., NW, Suite 905
                              Washington, DC 20036
                                 (202) 659-9600
                               (202) 659-0779 Fax
                          75 Varick Street, 16th Floor
                               New York, NY 10013
                                 (212) 219-3700
                               (212) 219-1311 Fax
                                                                  Proofed  [   ]

              SELECTED CONSOLIDATED FINANCIAL DATA - HORIZON/CMS

     THE FOLLOWING CONSOLIDATED INCOME STATEMENT AND BALANCE SHEET DATA FOR THE PERIODS ENDED MAY 31, 1993 THROUGH May 31, 1997 have been derived from Horizon/CMS's consolidated financial statements, which have been audited by Arthur Andersen LLP, independent public accountants. The information set forth below is qualified by reference to and should be read in conjunction with the consolidated financial statements and related notes incorporated by reference herein. The financial information for all periods set forth below has been restated to reflect the acquisition of Continental Medical Systems, Inc. ("CMS") in July 1995, which was accounted for as a pooling of interests.





                               YEAR ENDED MAY 31,
                                                                         -------------------------
                                                                             1993         1994
                                                                         ------------ ------------
                              (IN THOUSANDS, EXCEPT
                               PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA(1):
Total operating revenues(1)   .......................................... $1,136,358   $1,381,380
Costs and Expenses:
 Cost of services ......................................................   935,186    1,159,270
 Facility leases  ......................................................    64,461       68,832
 Depreciation and amortization   .......................................    33,915       48,249
 Interest expense ......................................................    26,999       44,396
 Special charge(1)   ...................................................    17,154       74,834
  Total costs and expenses    .......................................... 1,077,715    1,395,581
Earnings (loss) before minority interests, income taxes, cumulative ef-
 fect of accounting change and extraordinary item                           58,643      (14,201)
Minority interests   ...................................................    (6,787)      (4,664)
Earnings (loss) before income taxes, cumulative offset of accounting
 change and extraordinary item   .......................................    51,856      (18,865)
Income taxes   .........................................................    21,520        1,430
Earnings (loss) before cumulative effect of accounting change and ex-
 traordinary item                                                           30,336      (20,295)
Cumulative effect of accounting change, net of tax .....................    (3,204)           -
Earnings (loss) before extraordinary item ..............................    27,132      (20,295)
Extraordinary item, net of tax(1)   ....................................         -          734
Net earnings (loss)  ................................................... $  27,132    $ (19,561)
Earnings (Loss) Per Common and Common Equivalent Share:
 Earnings (loss) before cumulative effect of accounting charge and ex-
  traordinary item                                                       $    0.94    $   (0.55)
 Cumulative effect of accounting change, net of tax   ..................     (0.10)           -
 Earnings (loss) before extraordinary item   ........................... $    0.84    $   (0.55)
 Extraordinary item, net of tax  .......................................         -         0.02
  Net earnings (loss)   ................................................ $    0.84    $   (0.53)
Earnings (Loss) Per Common Share - Assuming Full Dilution:
 Earnings (loss) before cumulative effect of accounting change and
  extraordinary item ................................................... $    0.89    $   (0.55)
 Cumulative effect of accounting change, net of tax   ..................     (0.09)           -
 Earnings (loss) before extraordinary item   ........................... $    0.80    $   (0.55)
 Extraordinary item, net of tax  .......................................         -         0.02
  Net earnings (loss)   ................................................ $    0.80    $   (0.53)
Weighted Average Shares Outstanding:
 Primary ...............................................................    32,248       37,078
 Fully diluted .........................................................    36,941       40,051



                                                                             1995         1996          1997
                                                                         ------------ ------------ --------------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA(1):
Total operating revenues(1)   .......................................... $1,622,658   $1,756,534    $1,799,824
Costs and Expenses:
 Cost of services ...................................................... 1,343,533    1,438,985      1,513,981
 Facility leases  ......................................................    81,590       84,234         85,878
 Depreciation and amortization   .......................................    56,618       57,883         64,628
 Interest expense ......................................................    53,045       47,318         53,539
 Special charge(1)   ...................................................    36,922       80,540         97,305
  Total costs and expenses    .......................................... 1,571,708    1,708,960      1,815,331
Earnings (loss) before minority interests, income taxes, cumulative ef-
 fect of accounting change and extraordinary item                           50,950       47,574        (15,507)
Minority interests   ...................................................    (5,245)      (7,228)        (7,375)
Earnings (loss) before income taxes, cumulative offset of accounting
 change and extraordinary item   .......................................    45,705       40,346        (22,882)
Income taxes   .........................................................    22,348       31,672           (821)
Earnings (loss) before cumulative effect of accounting change and ex-
 traordinary item                                                           23,357        8,674        (22,061)
Cumulative effect of accounting change, net of tax .....................         -            -              -
Earnings (loss) before extraordinary item ..............................    23,357        8,674        (22,061)
Extraordinary item, net of tax(1)   ....................................     2,571      (31,328)       (13,858)
Net earnings (loss)  ................................................... $  25,928    $ (22,654)    $  (35,919)
Earnings (Loss) Per Common and Common Equivalent Share:
 Earnings (loss) before cumulative effect of accounting charge and ex-
  traordinary item                                                       $    0.49    $    0.16     $    (0.42)
 Cumulative effect of accounting change, net of tax   ..................         -            -              -
 Earnings (loss) before extraordinary item   ........................... $    0.49    $    0.16          (0.42)
 Extraordinary item, net of tax  .......................................      0.05        (0.60)         (0.27)
  Net earnings (loss)   ................................................ $    0.54    $   (0.44)    $    (0.69)
Earnings (Loss) Per Common Share - Assuming Full Dilution:
 Earnings (loss) before cumulative effect of accounting change and
  extraordinary item ................................................... $    0.49    $    0.16     $    (0.42)
 Cumulative effect of accounting change, net of tax   ..................         -            -              -
 Earnings (loss) before extraordinary item   ........................... $    0.49    $    0.16          (0.42)
 Extraordinary item, net of tax  .......................................      0.05        (0.60)         (0.27)
  Net earnings (loss)   ................................................ $    0.54    $   (0.44)    $    (0.69)
Weighted Average Shares Outstanding:
 Primary ...............................................................    47,850       52,048         52,269
 Fully diluted .........................................................    47,857       52,200         52,472


                                                                       MAY 31,
                                            -------------------------------------------------------------
                                               1993        1994         1995         1996        1997
                                            ---------- ------------ ------------ ------------ -----------
                                                                   (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
 Working capital   ........................   $227,199   $  232,158   $  282,221   $  342,226   $  289,737
 Total assets   ...........................    926,398    1,151,695    1,402,813    1,512,751    1,606,381
 Long term debt, excluding current portion     459,062      461,331      532,688      645,639      732,657
 Total stockholders' equity ...............    305,892      463,135      650,892      651,348      620,489

----------

(1) See the notes to "Item 6 - Selected Financial Data" and "Notes to Consolidated Financial Statements" in the Horizon/CMS Form 10-K for the fiscal year ended May 31, 1997 incorporated herein by reference.

              PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following pro forma condensed combined financial information and explanatory notes are presented to reflect the effect for all periods presented of the merger of a wholly-owned subsidiary of HEALTHSOUTH with Horizon/CMS in a transaction to be accounted for as a purchase (the "Merger"), which Merger is expected to be consummated by October 1997.

     The pro forma condensed combined balance sheet assumes that the Merger was consummated on June 30, 1997, and the pro forma condensed combined income statements assume that the Merger was consummated on January 1, 1996. The assumptions are described in the accompanying Notes to Pro Forma Condensed Combined Financial Information.

     All HEALTHSOUTH shares outstanding and per share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.

     The pro forma information should be read in conjunction with the historical financial statements of HEALTHSOUTH and Horizon/CMS incorporated herein by reference. The HEALTHSOUTH historical amounts in the accompanying pro forma statements include the financial position and results of operations of Health Images, Inc., which was acquired by HEALTHSOUTH in March 1997 in a transaction accounted for as a pooling of interests. Certain balance sheet and income statement amounts from the Horizon/CMS historical financial statements have been reclassified in order to conform to the HEALTHSOUTH method of presentation. These conforming reclassifications had no effect on the reported financial position or results of operations of Horizon/CMS. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have resulted had the Merger been consummated at the dates indicated, nor is such information necessarily indicative of the combined financial position of the Companies or their combined results of operations for future periods.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                 JUNE 30, 1997





                                                                                               PRO FORMA        PRO FORMA
                                                                HEALTHSOUTH   HORIZON/CMS     ADJUSTMENTS        COMBINED
                                                               ------------- ------------- ------------------ --------------
                                                                                      (IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash equivalents   .................................  $  175,831    $   44,287    $          0       $  220,118
 Other marketable securities .................................       3,839             0               0            3,839
 Accounts receivable   .......................................     622,142       368,245               0          990,387
 Inventories, prepaid expenses and other current assets       .    195,952        74,559               0          270,511
 Deferred income taxes .......................................      16,435        14,925               0           31,360
                                                                ----------    ----------    ------------       ----------
Total current assets   .......................................   1,014,199       502,016               0        1,516,215
Other assets  ................................................     102,419       127,412         (10,491)(1)      219,340
Property, plant and equipment, net ...........................   1,627,443       626,670         150,568 (2)    2,404,681
Intangible assets, net .......................................   1,150,734       350,283         206,114 (2)    1,744,049
                                                                                                  36,918 (3)
                                                                                            ------------
Total assets  ................................................  $3,894,795    $1,606,381    $    383,109       $5,884,285
                                                                ==========    ==========    ============       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable   ..........................................  $   91,005    $   21,086    $          0       $  112,091
 Salaries and wages payable  .................................      54,047        21,851          19,100 (3)       94,998
 Accrued interest payable and other liabilities   ............     100,611       159,460          17,818 (3)      277,889
 Current portion of long-term debt ...........................      39,767         9,882               0           49,649
                                                                ----------    ----------    ------------       ----------
Total current liabilities ....................................     285,430       212,279          36,918          534,627
Long-term debt   .............................................   1,635,697       732,657               0        2,368,354
Deferred income taxes  .......................................      43,146             0         (10,491)(1)       32,655
Other long-term liabilities  .................................       3,047        20,598               0           23,645
Deferred revenue .............................................         577           805               0            1,382
Minority interests  ..........................................      78,102        19,553               0           97,655
Stockholders' equity:
 Preferred Stock, $.10 par....................................           0             0               0                0
 Common Stock, $.01 par.......................................       3,407            53             387 (2)        3,847
 Additional paid-in capital  .................................   1,193,818       594,576         382,155 (2)    2,170,549
 Retained earnings  ..........................................     669,514        34,565         (34,565)(2)      669,514
 Treasury stock  .............................................        (323)       (8,705)          8,705 (2)         (323)
 Receivable from Employee Stock Ownership Plan ...............     (12,247)            0               0          (12,247)
 Notes receivable from stockholders   ........................      (5,373)            0               0           (5,373)
                                                                ----------    ----------    ------------       ----------
Total stockholders' equity   .................................   1,848,796       620,489         356,682        2,825,967
                                                                ----------    ----------    ------------       ----------
Total liabilities and stockholders' equity  ..................  $3,894,795    $1,606,381    $    383,109       $5,884,285
                                                                ==========    ==========    ============       ==========

                            See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1996





                                                                                    PRO FORMA       PRO FORMA
                                                     HEALTHSOUTH   HORIZON/CMS     ADJUSTMENTS       COMBINED
                                                    ------------- ------------- ----------------- --------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues ..........................................  $2,568,155    $1,746,504    $         0       $4,314,659
Operating unit expenses ...........................   1,667,248     1,439,567              0        3,106,815
Corporate general and administrative expenses   ...      79,354        94,687              0          174,041
Provision for doubtful accounts  ..................      58,637        27,284              0           85,921
Depreciation and amortization .....................     207,132        58,311         14,886 (4)      285,249
                                                                                       4,920 (5)
Merger and acquisition related expenses   .........      41,515             0              0           41,515
Loss on impairment of assets  .....................      37,390        11,000              0           48,390
Special charge ....................................           0        17,150              0           17,150
Interest expense  .................................      98,751        48,892              0          147,643
Interest income   .................................      (6,034)       (7,611)             0          (13,645)
                                                     ----------    ----------    -----------       ----------
                                                      2,183,993     1,689,280         19,806        3,893,079
Income before income taxes, minority interests and
 extraordinary item  ..............................     384,162        57,224        (19,806)         421,580
Provision for income taxes ........................     143,929        27,402              0          171,331
                                                     ----------    ----------    -----------       ----------
                                                        240,233        29,822        (19,806)         250,249
Minority interests   ..............................      50,369         7,506              0           57,875
                                                     ----------    ----------    -----------       ----------
Income from continuing operations   ...............  $  189,864    $   22,316    $   (19,806)      $  192,374
                                                     ==========    ==========    ===========       ==========
Weighted average common and common equivalent
 shares outstanding  ..............................     336,807        52,266         (8,186)(6)      380,887
                                                     ==========    ==========    ===========       ==========
Income from continuing operations per common
 and common equivalent share  .....................  $     0.56    $     0.43    $       N/A       $     0.51
                                                     ==========    ==========    ===========       ==========
Income from continuing operations per common
 share - assuming full dilution  ..................  $     0.55    $     0.43    $       N/A       $     0.50
                                                     ==========    ==========    ===========       ==========

                            See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1997





                                                                                          PRO FORMA         PRO FORMA
                                                        HEALTHSOUTH     HORIZON/CMS      ADJUSTMENTS         COMBINED
                                                        -------------   -------------   ----------------   --------------
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues   ..........................................    $1,414,648      $ 908,312      $         0         $2,322,960
Operating unit expenses   ...........................       889,939        748,518                0          1,638,457
Corporate general and administrative expenses  ......        36,358         46,965                0             83,323
Provision for doubtful accounts .....................        32,788         17,355                0             50,143
Depreciation and amortization   .....................       117,516         34,442            7,443 (4)        161,861
                                                                                              2,460 (5)
Merger and acquisition related expenses  ............        15,875              0                0             15,875
Special charge   ....................................             0         86,155                0             86,155
Interest expense ....................................        53,415         27,489                0             80,904
Interest income  ....................................        (2,322)        (3,572)               0             (5,894)
                                                         ----------      ---------      -----------         ----------
                                                          1,143,569        957,352            9,903          2,110,824
Income before income taxes, minority interests
 and extraordinary item   ...........................       271,079        (49,040)          (9,903)           212,136
Provision for income taxes   ........................        92,465        (15,221)               0             77,244
                                                         ----------      ---------      -----------         ----------
                                                            178,614        (33,819)          (9,903)           134,892
Minority interests  .................................        32,715          3,695                0             36,410
                                                         ----------      ---------      -----------         ----------
Income from continuing operations  ..................    $  145,899      $ (37,514)     $    (9,903)        $   98,482
                                                         ==========      =========      ===========         ==========
Weighted average common and common equiva-
 lent shares outstanding                                    349,227         52,407           (8,208)(6)        393,426
                                                         ==========      =========      ===========         ==========
Income from continuing operations per common
 and common equivalent share ........................    $     0.42      $        (0.72)$       N/A         $     0.25
                                                         ==========      =======        ===========         ==========
Income from continuing operations per common
 share - assuming full dilution .....................    $     0.41      $   (0.72)     $       N/A         $     0.25
                                                         ==========      =======        ===========         ==========

                            See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


     In February 1997 HEALTHSOUTH entered into a definitive agreement to purchase Horizon/CMS by means of a stock-for-stock merger. The transaction will be accounted for as a purchase and is expected to be completed by October 1997. Under the terms of the Plan, HEALTHSOUTH will issue 0.84338 of a share of its Common Stock in exchange for each outstanding share of Horizon/CMS Common Stock. For purposes of the accompanying pro forma financial statements, it is assumed that HEALTHSOUTH will issue approximately 43,958,000 shares of its Common Stock valued at $947,734,000, or $21.56 per share, in the Merger. The per share value is based on the closing price per share of HEALTHSOUTH Common Stock on February 14, 1997, the last business day preceding public announcement of the Merger. In addition, HEALTHSOUTH will assume all outstanding Horizon/CMS stock options, which will, in the aggregate, be exercisable for options to acquire approximately 4,200,000 shares of HEALTHSOUTH Common Stock. For purposes of the accompanying pro forma financial statements, these options have an estimated total value of $29,437,000, bringing the total equity consideration to $977,171,000.

     Horizon/CMS has historically reported on a May 31 fiscal year-end. Horizon's results of operations have been recast to a November 30 fiscal year-end in the accompanying pro forma condensed combined income statement for the year ended December 31, 1996. This was accomplished by excluding the results of operations for the six months ended November 30, 1995 from Horizon/CMS's historical May 31, 1996 income statement and then adding to it Horizon/CMS's results of operations for the six months ended November 30, 1996. The accompanying pro forma condensed combined income statement for the six months ended June 30, 1997 is based on a combination of HEALTHSOUTH's results of operations for the six months ended June 30, 1997 and Horizon/CMS's results of operations for the six months ended May 31, 1997.

     The accompanying pro forma balance sheet assumes that the Merger was consummated on June 30, 1997 and includes adjustments which give effect to events that are directly attributable to the transaction. The accompanying pro forma income statements assume that the Merger was consummated on January 1, 1996 and include adjustments which give effect to events that are directly attributable to the Merger and are expected to have a continuing impact in future periods. The historical statements used in the accompanying pro forma income statement for the year ended December 31, 1996 do not reflect an extraordinary loss of $27,074,000, net of tax, recorded by Horizon/CMS during the period. Likewise, the historical statements used in the accompanying pro forma income statement for the six months ended June 30, 1997 do not reflect an extraordinary gain of $3,963,000, recorded by Horizon/CMS during the period. As noted in "THE MERGER - Regulatory Approvals", it is expected that the Companies will enter into a consent order with the Federal Trade Commission requiring the divestiture of Horizon/CMS's interest its rehabilitation hospital in Johnson City, Tennessee. Revenues and pre-tax income attributable to the Johnson City facility represent less than 0.3% and 0.1%, respectively, of the related pro forma combined amounts in the accompanying statements. The carrying value of the Johnson City assets to be sold represents less than 0.1% of pro forma combined fixed assets and less than 0.1% pro forma combined working capital. Due to the immateriality of the Johnson City operations and assets, no adjustment has been made in the accompanying pro forma financial statements to give effect to the continuing impact of the pending sale. The resulting gain or loss on the sale of the Johnson City facility is not expected to be material to the pro forma financial position of the combined companies.

     The following pro forma adjustments are necessary to reflect the Merger:

     1. To net Horizon/CMS's noncurrent deferred income tax asset against HEALTHSOUTH's noncurrent deferred income tax payable.

     2. To allocate the purchase price as follows (in thousands):



Purchase price  .................................   $ 977,171
                                                    ==========
Historical net asset value of Horizon/CMS  ......   $ 620,489
Capitalized favorable leasehold value   .........     150,568
Client and customer lists   .....................      34,091
Joint venture agreements ........................      12,136
Cost in excess of net asset value ...............     159,887
                                                    ----------
                                                    $ 977,171
                                                    ==========

     This adjustment also reflects the issuance of approximately 43,958,000 shares of HEALTHSOUTH Common Stock, valued at $947,734,000, in exchange for all of the outstanding shares of Horizon/CMS Common Stock and the assumption of Horizon/CMS stock options which will, in the aggregate, be exercisable for approximately 4,200,000 shares of HEALTHSOUTH Common Stock, valued at $29,437,000. The fair value of these options was estimated based upon HEALTHSOUTH's historical option valuation criteria. The value was calculated by using the Black-Scholes option pricing model with the following weighted average assumptions; risk free interest rate of 6.01%; dividend yield of 0%; volatility factor of the expected market price of HEALTHSOUTH's Common Stock of .37; and a weighted average expected life of the options of 4.3 years. Horizon/CMS options, both vested and nonvested, will be assumed by HEALTHSOUTH at the Effective Time and will, as a result of the Merger, become exercisable for HEALTHSOUTH Common Stock. Of the total fair value assigned to these options, approximately $15,850,000 relates to nonvested options. At the Effective Time, the vesting of substantially all of these options will automatically be accelerated. Because HEALTHSOUTH and Horizon/CMS have both elected to account for stock options under APB Opinion No. 25, the fair value of the nonvested options is included as additional consideration. In addition, this adjustment reflects the retirement of all of Horizon/CMS's treasury stock and the write-off of its retained earnings. A $1.00 increase (decrease) in the per share value of HEALTHSOUTH Common Stock would increase (decrease) the cost in excess of net asset value allocated by approximately $43,958,000. The effect of the amortization of this increase (decrease) on pro forma income from continuing operations per common and common equivalent share would be approximately $.003 (see Note 5).

     For purposes of allocating the purchase price in the accompanying pro forma financial statements, the remaining Horizon/CMS net assets acquired have been assigned values equal to their historical book values at May 31, 1997. At the time the Merger is consummated, management of HEALTHSOUTH will, as a matter of routine, perform a comprehensive analysis to determine the fair value of the net assets acquired and allocate the purchase price based on the determined fair values of the assets acquired and the liabilities assumed at the date of acquisition. Based on all of the information it has obtained and reviewed to date regarding the value of the remaining net assets of Horizon/CMS, management of HEALTHSOUTH is not aware of any material differences between the historical book value and the fair value of the remaining Horizon/CMS net assets, except for the adjustments noted above. Furthermore, at this time, management of HEALTHSOUTH is not aware of any material pre-acquisition contingencies that would materially affect the purchase price allocation. For these reasons the allocation of the purchase price described above is an estimate based on tentative and preliminary data. The final amount of the excess purchase price and the allocation among the net assets may differ from the amounts estimated (see also Note 3).

     3. HEALTHSOUTH and Horizon/CMS expect to incur certain direct, nonrecurring costs and charges resulting from the proposed Merger. The following is a detail of the estimated costs related to the Merger (in thousands):



Financial advisory fees   ............     $ 25,900
Professional fees   ..................        1,900
Severance and related benefits  ......       19,100
                                          ---------
                                           $ 46,900
                                          =========

     These costs, net of an estimated tax benefit of $9,982,000, have been accrued and added to the purchase price in the accompanying pro forma balance sheet. Most of these costs are only partially deductible for income tax purposes. The income tax benefit of $9,982,000 is based on the deductible portion of these costs, estimated at $25,595,000, multiplied by an effective income tax rate of 39%.


     The financial advisory fees are estimated based on the contractually agreed upon fees with the two financial advisors, which, in the case of HEALTHSOUTH, is determined as a percentage of the estimated value of the securities to be issued to consummate the Merger and, in the case of Horizon/CMS, is determined as a percentage of the total transaction value, which includes the value of the securities to be issued and the debt acquired as a result of the Merger.


     The $19,100,000 in severance and related benefits described above comprises $4,577,000 payable to the chief executive officer of Horizon/CMS pursuant to an Employment and Change of Control Agreement, $14,306,000 payable to other Horizon/CMS executive officers pursuant to other change in control agreements (see "THE MERGER - Interests of Certain Persons in the Merger"), and $217,000 in other severance and related benefits.


     Also in connection with the Merger, it is possible that, subsequent to the consummation of the Merger, HEALTHSOUTH will incur costs to discontinue or dispose of certain activities previously performed at HEALTHSOUTH and Horizon/CMS. Furthermore, in order to combine the operations of the Companies, it is possible that HEALTHSOUTH will incur integration costs, such as training Horizon/CMS personnel, relocating certain HEALTHSOUTH and Horizon/CMS personnel, integrating and upgrading certain Horizon/ CMS computer systems, consolidating and restructuring certain functions, severance and other expenses relating to personnel performing duplicative functions, and other related costs. These activities are collectively referred to as "restructuring measures". At this time, a formal plan of restructuring measures has not been formulated or approved by HEALTHSOUTH management. Furthermore, other than the estimated costs noted in the table above, it is not practicable at this time to estimate the individual nature, timing or total cost of the various potential restructuring measures or to assess the likelihood that particular restructuring measures will be implemented. Therefore, no provision for the cost of restructuring measures has been included in the accompanying pro forma condensed combined financial information. However, if restructuring measures are approved and implemented by HEALTHSOUTH management and, depending upon the nature of the measures to be undertaken and the timing of management's commitment with respect to such measures, costs resulting from such measures may be accrued as liabilities and added to the total consideration in this purchase business combination in accordance with generally accepted accounting principles. Alternatively, management's decisions with respect to the nature and timing of any potential restructuring measures may require that nonrecurring charges, potentially significant, be recorded in HEALTHSOUTH's income statements in periods subsequent to the Merger. These types of charges would include all costs related to activities or employees of HEALTHSOUTH.


     4. To adjust depreciation and amortization expense to reflect the purchase price allocation of capitalized favorable leasehold value totaling $150,568,000, client and customer lists totaling $34,091,000 and joint venture agreements totaling $12,136,000 described in Note 2 above. These intangible assets are being amortized over their estimated useful lives as follows:



Favorable leasehold value  ......   16 years
Client and customer lists  ......    8 years
Joint venture agreements   ......   10 years

     5. To adjust depreciation and amortization expense to reflect the allocation of the excess purchase price over the net asset value acquired totaling $159,887,000 and $36,918,000 ($46,900,000 in costs less the estimated
$9,982,000 tax benefit) described in Notes 2 and 3 above. In accordance with its stated policy, management of HEALTHSOUTH evaluates each acquisition independently to determine the appropriate amortization period for the cost in excess of net asset value of purchased facilities. Each evaluation includes an analysis of historic and projected financial performance, evaluation of the estimated useful lives of buildings and fixed assets acquired, the indefinite lives of certificates of need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal terms of partnership agreements where applicable. Based on its preliminary evaluations, management of HEALTHSOUTH has determined that the cost in excess of net asset value related to the proposed Merger should be amortized over a 40-year period on a straight-line basis.

     Because  the  Merger  is  structured  as  a  stock-for-stock   merger,  the
amortization of capitalized leasehold value, goodwill and other intangible assets described in Notes 4 and 5 above will not be deductible for income tax purposes. Therefore, no adjustment to the provision for income taxes is made in the accompanying pro forma income statement.

     6. To adjust pro forma share amounts based on historical share amounts, converting each outstanding share of Horizon/CMS Common Stock into 0.84338 of a share of HEALTHSOUTH Common Stock.

                            BUSINESS OF HEALTHSOUTH


GENERAL


     HEALTHSOUTH is the nation's largest provider of outpatient and rehabilitative healthcare services. HEALTHSOUTH provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, diagnostic centers, occupational medical centers, medical centers and other healthcare facilities. HEALTHSOUTH believes that it provides patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, HEALTHSOUTH's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At June 30, 1997, HEALTHSOUTH had over 1,250 patient care locations in 50 states and the United Kingdom.


     In its outpatient and inpatient rehabilitation facilities, HEALTHSOUTH provides interdisciplinary programs for the rehabilitation of patients experiencing disability due to a wide variety of physical conditions, such as stroke, head injury, orthopaedic problems, neuromuscular disease and sports-related injuries. HEALTHSOUTH's rehabilitation services include physical therapy, sports medicine, work hardening, neurorehabilitation, occupational therapy, respiratory therapy, speech-language pathology and rehabilitation nursing. Independent studies have shown that rehabilitation services like those provided by HEALTHSOUTH can save money for payors and employers.


     In addition to its rehabilitation facilities, HEALTHSOUTH operates one of the largest networks of free-standing outpatient surgery centers in the United States. HEALTHSOUTH's outpatient surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures. While outpatient surgery is widely recognized as generally less expensive than surgery performed in a hospital, HEALTHSOUTH believes that outpatient surgery performed at a free-standing outpatient surgery center is generally less expensive than hospital-based outpatient surgery. Approximately 80% of HEALTHSOUTH's surgery center facilities are located in markets served by its rehabilitative service facilities, enabling HEALTHSOUTH to pursue opportunities for cross-referrals.


     Over the last two years, HEALTHSOUTH has completed several significant acquisitions in the rehabilitation business and has expanded into the surgery center, diagnostic and occupational medicine businesses. HEALTHSOUTH believes that these acquisitions complement its historical operations and enhance its market position. HEALTHSOUTH further believes that its expansion into the outpatient surgery, diagnostic and occupational medicine businesses provides it with a platform for future growth. HEALTHSOUTH is continually evaluating potential acquisitions in the outpatient and rehabilitative healthcare services industry.


Company Strategy


     HEALTHSOUTH's principal objective is to be the provider of choice for patients, physicians and payors alike for outpatient and rehabilitative healthcare services throughout the United States. HEALTHSOUTH's growth strategy is based upon four primary elements: (i) the implementation of HEALTHSOUTH's integrated service model in appropriate markets, (ii) successful marketing to managed care organizations and other payors, (iii) the provision of high-quality, cost-effective healthcare services, and (iv) the expansion of its national network.


   o Integrated Service Model. HEALTHSOUTH seeks, where appropriate, to provide an integrated system of healthcare services, including outpatient rehabilitation services, inpatient rehabilitation services, ambulatory surgery services and outpatient diagnostic services. HEALTHSOUTH believes that its integrated system offers payors the convenience of dealing with a single provider for multiple services. Additionally, it believes that its facilities can provide extensive cross-referral opportunities. For example, HEALTHSOUTH estimates that approximately one-third of its outpatient rehabilitation patients have had outpatient surgery, virtually all inpatient rehabilitation patients will require some form of outpatient rehabilitation, and virtually all inpatient rehabilitation patients have had some type of diagnostic procedure. HEALTHSOUTH has implemented its integrated service model in certain of its markets, and intends to expand the model into other appropriate markets.

   o Marketing to Managed Care Organizations and Other Payors. Since the late 1980s, HEALTHSOUTH has focused on the development of contractual relationships with managed care organizations, major insurance companies, large regional and national employer groups and provider alliances and networks. HEALTHSOUTH's documented outcomes and experience with several hundred thousand patients in delivering quality healthcare services at reasonable prices has enhanced its attractiveness to such entities and has given HEALTHSOUTH a competitive advantage over smaller and regional competitors. These relationships have increased patient flow to HEALTHSOUTH's facilities and contributed to HEALTHSOUTH's same-store growth.

   o Cost-Effective Services. HEALTHSOUTH's goal is to provide high-quality healthcare services in cost-effective settings. To that end, HEALTHSOUTH has developed standardized clinical protocols for the treatment of its patients. This results in "best practices" techniques being utilized at all of HEALTHSOUTH's facilities, allowing the consistent achievement of demonstrable, cost-effective clinical outcomes. HEALTHSOUTH's reputation for its clinical programs is enhanced through its relationships with major universities throughout the nation, and its support of clinical research in its facilities. Further, independent studies estimate that, for every dollar spent on rehabilitation, $11 to $35 is saved. Finally, surgical procedures typically are less expensive in outpatient surgery centers than in hospital settings. HEALTHSOUTH believes that outpatient and rehabilitative healthcare services will assume increasing importance in the healthcare environment as payors continue to seek to reduce overall costs by shifting patients to more cost-effective treatment settings.

   o Expansion of National Network. As the largest provider of outpatient and rehabilitative healthcare services in the United States, HEALTHSOUTH is able to realize economies of scale and compete successfully for national contracts with large payors and employers while retaining the flexibility to respond to particular needs of local markets. The national network affords HEALTHSOUTH the opportunity to offer large national and regional employers and payors the convenience of dealing with a single provider, to utilize greater buying power through centralized purchasing, to achieve more efficient costs of capital and labor and to more effectively recruit and retain clinicians. HEALTHSOUTH believes that its recent acquisitions in the outpatient surgery and diagnostic imaging fields will further enhance its national presence by broadening the scope of its existing services and providing new opportunities for growth. These national benefits are realized without sacrificing local market responsiveness. HEALTHSOUTH's objective is to provide those outpatient and rehabilitative healthcare services needed within each local market by tailoring its services and facilities to that market's needs, thus bringing the benefits of nationally recognized expertise and quality into the local setting.


PATIENT CARE SERVICES: GENERAL

     HEALTHSOUTH began its operations in 1984 with a focus on providing comprehensive orthopaedic and musculoskeletal rehabilitation services on an outpatient basis. Over the succeeding 13 years, HEALTHSOUTH has consistently sought and implemented opportunities to expand its services through acquisitions and de novo development activities that complement its historic focus on orthopaedic, sports medicine and occupational medicine services and that provide independent platforms for growth. HEALTHSOUTH's acquisitions and internal growth have enabled it to become the largest provider of rehabilitative healthcare services, both inpatient and outpatient, in the United States. In addition, HEALTHSOUTH has added outpatient surgery services, diagnostic imaging services and other outpatient services which provide natural enhancements to its rehabilitative healthcare locations and facilitate the implementation of its integrated service model. HEALTHSOUTH believes that these additional businesses also provide opportunities for growth in other areas not directly related to the rehabilitative business, and HEALTHSOUTH intends to pursue further expansion in those businesses.

OUTPATIENT REHABILITATION SERVICES

     HEALTHSOUTH operates the largest group of affiliated proprietary outpatient rehabilitation facilities in the United States. HEALTHSOUTH's outpatient rehabilitation centers offer a comprehensive range of rehabilitative healthcare services, including physical therapy and occupational therapy, that are tailored to the individual patient's needs, focusing predominantly on orthopaedic injuries, sports injuries, work injuries, hand and upper extremity injuries, back injuries and various neurological and neuromuscular conditions. As of June 30, 1997, HEALTHSOUTH provided outpatient rehabilitative healthcare services through approximately 830 outpatient locations, including freestanding outpatient centers and their satellites and outpatient satellites of inpatient facilities.

INPATIENT REHABILITATION SERVICES

     At June 30, 1997, HEALTHSOUTH operated 99 inpatient rehabilitation facilities with 5,869 beds, representing the largest group of proprietary inpatient rehabilitation facilities in the United States. HEALTHSOUTH's inpatient rehabilitation facilities provide high-quality comprehensive services to patients who require intensive institutional rehabilitation care. Certain of HEALTHSOUTH's inpatient rehabilitation facilities also provide outpatient rehabilitation services for patients who have completed their inpatient course of treatment but remain in need of additional therapy that can be accomplished on an outpatient basis.

MEDICAL CENTERS

     At June 30, 1997, HEALTHSOUTH operated four medical centers with 800 licensed beds in four distinct markets. These facilities, which are licensed as general, acute-care hospitals, provide general and specialty medical and surgical healthcare services, emphasizing orthopaedics, sports medicine and rehabilitation.

SURGERY CENTERS

     As a result of three acquisitions of major surgery center operators in 1995 and early 1996, HEALTHSOUTH became one of the largest operators of outpatient surgery centers in the United States. At June 30, 1997, it operated approximately 142 free-standing surgery centers, including five mobile lithotripsy units, in 34 states, and had an additional ten free-standing surgery centers under development. Approximately 80% of these facilities are located in markets served by HEALTHSOUTH outpatient and rehabilitative service facilities, enabling HEALTHSOUTH to pursue opportunities for cross-referrals between surgery and rehabilitative facilities as well as to centralize administrative functions. HEALTHSOUTH's surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures that do not generally require overnight hospitalization. Its typical surgery center is a free-standing facility with two to six fully equipped operating and procedure rooms and ancillary areas for reception, preparation, recovery and administration. Each of HEALTHSOUTH's surgery centers is available for use only by licensed physicians, oral surgeons and podiatrists, and the centers generally do not perform surgery on an emergency basis.

     Outpatient surgery centers, unlike hospitals, have not historically provided overnight accommodations, food services or other ancillary services. Over the past several years, states have increasingly permitted the use of extended-stay recovery facilities by outpatient surgery centers. As a result, many outpatient surgery centers are adding extended recovery care capabilities where permitted. Fifty-two of HEALTHSOUTH's surgery centers currently provide for extended recovery stays. HEALTHSOUTH's ability to develop such recovery care facilities is dependent upon state regulatory environments in the particular states where its centers are located.

DIAGNOSTIC CENTERS

     At June 30, 1997, HEALTHSOUTH operated 77 diagnostic centers in 18 states. These centers provide outpatient diagnostic imaging services, including magnetic resonance imaging ("MRI"), computerized tomography ("CT") services, X-ray services, ultrasound services, mammography services, nuclear medicine services and fluoroscopy. Not all services are provided at all sites; however, most of HEALTHSOUTH's diagnostic centers are multi-modality centers.

     The diagnostic centers operated by HEALTHSOUTH include the centers acquired in the March 3, 1997 acquisition of Health Images, Inc., which operated a total of 55 diagnostic imaging centers, including six centers in the United Kingdom. The Health Images centers are located in 13 states, including seven states where HEALTHSOUTH did not previously operate freestanding diagnostic imaging centers. In addition, the Health Images acquisition provides HEALTHSOUTH with its first sites in the United Kingdom.


OCCUPATIONAL MEDICINE SERVICES

     HEALTHSOUTH's December 1996 acquisition of ReadiCare, Inc. brought it 37 freestanding occupational medicine centers in California and Washington. These centers provide cost-effective, outpatient primary medical care and rehabilitation services to individuals for the treatment of work-related medical problems. While HEALTHSOUTH has historically provided occupational medicine services through certain of its outpatient rehabilitation centers and associated physicians, HEALTHSOUTH believes that the ReadiCare acquisition provides it with an additional platform for growth, and HEALTHSOUTH intends to pursue additional expansion in that arena.


OTHER PATIENT CARE SERVICES

     In certain of its markets, HEALTHSOUTH provides other patient care services, including home healthcare, diagnostic services, physician services and contract management of hospital-based rehabilitative healthcare services. HEALTHSOUTH evaluates market opportunities on a case-by-case basis in determining whether to provide additional services of these types, which may be complementary to facility-based services provided by HEALTHSOUTH or stand-alone businesses.

LOCATIONS

     The following table sets forth a listing of HEALTHSOUTH's patient care services locations by state at June 30, 1997:





                           OUTPATIENT            INPATIENT            MEDICAL
                         REHABILITATION        REHABILITATION         CENTERS      SURGERY     DIAGNOSTIC      OTHER
       STATE               CENTERS(1)       FACILITIES (BEDS)(2)     (BEDS)(2)     CENTERS      CENTERS       SERVICES
----------------------   ----------------   ----------------------   -----------   ---------   ------------   ---------
Alabama                         20                     9 (389)        1 (219)          5             5           10
Alaska                           7                                                     1             1
Arizona                         29                     3 (183)                         2
Arkansas                         1                     1 (80)                          2                          6
California                      52                     1 (60)                         24                         36
Colorado                        29                                                     5             7           12
Connecticut                     21                     2 (40)                                                     1
Delaware                         7                                                     2
District of Columbia             1                                                                   1
Florida                         50                     9 (653)        1 (285)         19             4           11
Georgia                         23                     1 (75)                          3             8
Hawaii                           6                                                     1
Idaho                            1                                                     1
Illinois                        47                                                     2             3
Indiana                         14                     1 (80)                          2                          1
Iowa                             3                                                                                1
Kansas                           6                                                                                1
Kentucky                         3                     1 (40)                          2
Louisiana                        3                     1 (43)                          1             2            1
Maine                            9                     4 (155)                                                    1
Maryland                        15                     1 (44)                          3             4
Massachusetts                   37                    10 (639)                         1             2           10
Michigan                         4                                                     1
Minnesota                       11
Mississippi                      2
Missouri                        34                     4 (107)                         8                          6
Montana                          1
Nebraska                         2
Nevada                           4
New Hampshire                   13                     3 (148)
New Jersey                      59                     2 (170)                         2             2            3
New Mexico                       5                     1 (60)                          1                          1
New York                        43                     1 (27)                                                     1
North Carolina                  14                                                     3
North Dakota                     1
Ohio                            33                     1 (24)                          4                          3
Oklahoma                        11                     1 (111)                         2             1            1
Oregon                           9                                                     1
Pennsylvania                    31                    12 (1,041)                       6             6
Rhode Island                     3
South Carolina                   9                     4 (235)                         2             5
South Dakota                     1
Tennessee                       16                     7 (406)                         7             5
Texas                           75                    10 (633)        1 (96)          13            16           14
Utah                             1                     1 (86)                          1
Vermont                          1                     2 (52)
Virginia                        14                     2 (84)         1 (200)          1             3           10
Washington                      39                                                     2             3           13
West Virginia                                          4 (200)                         1
Wisconsin                        3                                                     4
Wyoming                          3

----------

(1) Includes freestanding outpatient centers and their satellites and outpatient satellites of inpatient rehabilitation facilities.

(2) "Beds" refers to the number of beds for which a license or certificate of need has been granted, which may vary materially from beds available for use.

                            BUSINESS OF HORIZON/CMS



PATIENT CARE SERVICES: GENERAL OVERVIEW

     Horizon/CMS is a leading provider of post-acute healthcare services principally in the Midwest, Southwest and Northeast regions of the United States. Post-acute care is the provision of a continuum of care to patients for the twelve-month period following discharge from an acute care hospital. Horizon/ CMS provides inpatient post-acute care services through freestanding acute rehabilitation hospitals and managed rehabilitation units within acute care hospitals in 14 states, specialty hospitals and subacute care units in 11 states, and outpatient post-acute care services including outpatient rehabilitative services through 288 clinics in 25 states, home healthcare agencies in four states, and home respiratory/home infusion therapy supplies and services in nine states. Horizon/CMS also provides post-acute patient care services to a variety of customers under contractual arrangements including contract rehabilitation therapy services in 36 states, physician and allied health professional placement/staffing services throughout the United States, institutional pharmacy services in 16 states, a clinical laboratory, physician practice management in three states, and mobile x-ray services in eight states. The Company provides long-term care services (including Alzheimer's care, assisted living services and hospice care) through 135 long-term care facilities in 17 states and five assisted living facilities in three states.


INPATIENT CARE SERVICES

     Acute Rehabilitation Hospitals/Unit Management. At May 31, 1997, Horizon/CMS operated 30 freestanding comprehensive acute rehabilitation hospitals with a total of 1,976 beds, 1,790 of which are licensed rehabilitation beds, in 14 states. Horizon/CMS operates many of its rehabilitation hospitals through joint ventures with local general acute care hospitals, physicians and other investors. The acute rehabilitation hospitals also typically provide on-site outpatient rehabilitation services.

     In addition, Select Rehab, Horizon/CMS's rehabilitation unit management group, operates inpatient and outpatient rehabilitation programs within acute care hospitals. At May 31, 1997, Horizon/CMS managed 15 rehabilitation units with more than 270 beds in such acute care hospitals.

     Specialty Hospitals/Subacute Care Units. Horizon/CMS provides subacute care to high acuity patients with medically complex conditions who require ongoing, multi-disciplinary nursing and medical supervision and access to specialized equipment and services but who do not require many other services provided by an acute care hospital. Horizon/CMS provides subacute care services through its specialty hospitals and subacute care units. Generally, these specialty hospitals and subacute care units are located in separate areas within the physical structures of the Company's long-term care facilities and are supervised by separate nursing and administrative staffs employed by Horizon/CMS. At May 31, 1997, Horizon/CMS operated 36 specialty hospitals and subacute care units, including one freestanding specialty hospital, with 852 beds in 11 states.

     Horizon/CMS's specialty hospitals each hold hospital licenses and are certified for participation in the Medicare program as acute long-term care hospitals. In contrast, Horizon/CMS's subacute care units are operated under long-term care facility licenses and are certified for participation in the Medicare program as skilled nursing facilities. The hospital licenses, and the consequent acute long-term care hospital certifications, permit Horizon/CMS to provide higher acuity services and to receive, where appropriate, higher reimbursement rates than the subacute care units.

     Long-Term Care Facilities. Horizon/CMS's long-term care facilities provide routine basic patient services to geriatric and other patients with respect to daily living activities and general medical needs. These basic patient services include daily dietary services, recreational activities, social services, housekeeping and laundry services, pharmaceutical and medical supplies and 24 hours-a-day access to registered nurses, licensed practical nurses and related services prescribed by the patient's physician. At May 31, 1997, Horizon operated 135 long-term care facilities (16,792 beds), of which 44 were owned (5,577 beds) and 79 were leased (9,630 beds), and also managed 12 long-term care facilities (1,585 beds), located in a total of 17 states.

     Horizon/CMS announced on May 12, 1997 that it had agreed to terminate certain agreements ("Management Agreements") between its wholly-owned subsidiary, Horizon Facilities Management, Inc. ("HFM"), and Texas Health Enterprises, Inc. and certain of its affiliates (collectively, the "HEA Group"). Under the Management Agreements, which were originally effective January 1, 1996, HFM provided management and administrative services for 126 nursing facilities located in Texas, Oklahoma and Michigan.

     Alzheimer's Care Units. Horizon/CMS offers a specialized program for persons diagnosed with Alzheimer's disease through its Alzheimer's centers. At May 31, 1997, Horizon/CMS had instituted this program at 27 of its long-term care facilities, with a total of 865 beds. Each Alzheimer's center is located in a designated wing of a long-term care facility. Horizon/CMS designed its Alzheimer's care program to address the problems of disorientation experienced by Alzheimer's patients and to help reduce stress and agitation resulting from a short attention span and hyperactivity.

     Assisted Living Facilities. Horizon/CMS's assisted living facilities provide a full array of services to people who can no longer live by themselves, but who do not require the high level of nursing services provided by a long-term care facility. Residents live in upscale studio or one or two bedroom units and have a number of services available, including three meals, weekly housekeeping, laundry, social and recreational activities, personal support and health care services. Horizon/CMS currently operates five assisted living facilities with 345 beds in three states.

     Hospice Care. Horizon/CMS provides hospice care in Texas to institutionalized, terminally ill patients. Hospice care includes the provision of all durable medical equipment, intravenous therapies and pharmaceuticals incident to such care.


OUTPATIENT CARE SERVICES

     Outpatient  Rehabilitation  Clinics.  Horizon/CMS  provides  rehabilitation therapy services to ambulatory patients recovering from industrial injuries, sports-related injuries and other general orthopaedic conditions. Horizon/CMS's outpatient clinics provide rehabilitation programs dedicated to industrial reconditioning, sports medicine, aquatic therapy, back stabilization, arthritis, osteoporosis, pain management, total joint replacement and general rehabilitation. At May 31, 1997, Horizon/CMS provided outpatient rehabilitation services through 288 outpatient clinics in 25 states.

     Home Healthcare. Horizon/CMS provides home healthcare services principally in Nevada, Texas, Florida and Virginia. Horizon/CMS provides specialized home nursing services, outpatient health care services, home medical equipment, intravenous therapy and management and consulting services for hospital-home care departments, skilled nursing facilities and rural health clinics.

     Physician Practices. Horizon/CMS owns and operates ten orthopedic sites and one neurology practice employing 23 physicians in South Florida as a complement to its outpatient rehabilitative services in that geographic area.

     Home Respiratory/Home Infusion. Horizon/CMS provides home respiratory care services and supplies to home care patients in Texas, Oklahoma, Arkansas, Louisiana, Tennessee and Kentucky through a physician referral base. Horizon/CMS employs a fully-trained nursing staff to perform these services, which include the provision of home infusion and intravenous therapies. Supplies provided by Horizon/ CMS include gas and liquid oxygen cylinders, oxygen concentrators and aerosol nebulizers.


PATIENT CARE SERVICES PROVIDED UNDER CONTRACT

     Contract Rehabilitation Therapies. Horizon/CMS provides a comprehensive range of rehabilitation therapies, including physical, occupational, respiratory (including inpatient and outreach services) and speech therapy services to skilled nursing facilities, general acute care hospitals, schools, home health agencies, inpatient rehabilitation hospitals and outpatient clinics. As of May 31, 1997, Horizon/CMS provided these services through 1,453 contracts in 36 states, 156 of which are with Horizon/CMS operated long-term care facilities, specialty hospitals and subacute facilities, and the remainder of which are with third party long-term care facilities, home health agencies, hospitals, outpatient clinics or schools systems.

     Physician/Allied Health Professional Placement Services. Horizon/CMS provides physician and allied health professional placement services ("locum tenens" services) to institutional providers and physician practice groups throughout the United States. Horizon/CMS recruits, credentials and places these healthcare professionals in appropriate short-term, long-term or permanent positions in most physician and allied healthcare specialties. Horizon/CMS also provides credentialling assistance, recruitment outsourcing, staff planning services and educational programs for physicians and healthcare executives.

     Institutional Pharmacy. Horizon/CMS has established a network of 35 regionally located pharmacies in 22 states through which it provides a full range of prescription drugs and infusion therapy services, such as antibiotic therapy, pain management and chemotherapy, to facilities operated by Horizon/CMS and by third parties. These facilities contain, in the aggregate, approximately 44,400 beds.

     Physician Practice Management. Horizon/CMS provides physician practice management services in Nevada, Arizona, New Jersey, California, Pennsylvania and Southern Florida.

     Clinical Laboratory Services. Horizon/CMS operates a comprehensive clinical laboratory, located in Dallas, Texas, to serve the long-term care industry. The clinical laboratory provides bodily fluid testing services to assist in detecting, diagnosing and monitoring diseases. At May 31, 1997, the laboratory provided services under contract to 108 facilities. Of these facilities, which contain in the aggregate approximately 13,478 beds, 70 (containing 9,271 beds) are operated by Horizon/CMS and 38 (containing 4,207 beds) are operated by third parties.

     Mobile X-Ray Services. Horizon/CMS provides portable x-ray services by way of mobile units to patients in both the hospital and the skilled nursing facility settings. Horizon/CMS provides these services in Arizona, Texas, New Mexico, Florida, Oklahoma, Nevada, Georgia and Ohio.

FACILITIES

     Certain information regarding the facilities operated or managed by Horizon/CMS at May 31, 1997 is provided in the following table.



                            ACUTE                                                       OUTPATIENT
                       REHABILITATION    SPECIALTY                      LONG-TERM      REHABILITATION
                          HOSPITALS      HOSPITALS       SUBACUTE          CARE           CLINICS      PHARMACY
                       --------------- -------------- -------------- ---------------- --------------- ---------
        STATE           UNITS   BEDS    UNITS   BEDS   UNITS   BEDS   UNITS    BEDS        UNITS        UNITS
---------------------- ------- ------- ------- ------ ------- ------ ------- -------- --------------- ---------
Alabama   ............    -          -    -        -     -        -      -          -         1           -
Arizona   ............    1         60    -        -     -        -      -          -         6           -
Arkansas  ............    3        170    -        -     1       10      -          -        12           2
California   .........    -          -    -        -     -        -      -          -         9           -
Colorado  ............    1         64    -        -     -        -      2        362        10           -
Connecticut(1)  ......    -          -    -        -     -        -      3        585         -           1
Florida(2)   .........    1         60    -        -     3       76      9        909        25           1
Georgia   ............    -          -    -        -     -        -      -          -         1           -
Hawaii ...............    -          -    -        -     -        -      -          -         5           -
Idaho  ...............    -          -    -        -     -        -      2        224         -           -
Illinois  ............    -          -    -        -     -        -      -          -         1           -
Indiana   ............    3        127    -        -     3       53      -          -         5           1
Kansas ...............    3        192    2       54     2       32      4        404        12           1
Kentucky  ............    1         40    -        -     -        -      -          -         2           -
Louisiana ............    4        234    -        -     4       39      1        112        10           -
Maryland  ............    1         20    -        -     -        -      -          -        11           -
Massachusetts   ......    1        187    -        -     5      139      7        957        25           1
Michigan  ............    -          -    -        -     2       46      7        942        18           1
Mississippi  .........    -          -    -        -     -        -      -          -         5           -
Montana   ............    -          -    -        -     -        -      5        684         -           1
Nevada ...............    2        108    1       27     1       16     11      1,518        16           4
New Mexico   .........    -          -    1       25     -        -     27      2,609         -           3
North Carolina  ......    -          -    -        -     -        -      1        125         -           -
Ohio   ...............    -          -    -        -     -        -     18      1,809         -           1
Oklahoma(3)  .........    1         46    2       74     1       14      4        388         1           2
Oregon ...............    -          -    -        -     -        -      -          -        16           -
Pennsylvania .........    -          -    -        -     -        -      1        140         2           -
Rhode Island .........    -          -    -        -     -        -      -          -         -           1
Tennessee ............    1         60    -        -     -        -      -          -        19           1
Texas  ...............    7        422    6      219     2       28     31      4,757        31          14
Virginia  ............    -          -    -        -     -        -      -          -         2           -
Washington   .........    -          -    -        -     -        -      -          -        43           -
Wisconsin(4) .........    -          -    -        -     -        -      2        267         -           -
                         ---    ------   ---    ----    ---    ----    ----   -------       ----         ---
 Totals   ............
                         30      1,790   12      399    24      453    135     16,792       288          35
                         ---    ------   ---    ----    ---    ----    ----   -------       ----         ---

----------

(1) Consists of three long-term care facilities operating 485 beds managed by the Company.

(2) Includes seven long-term care facilities and one subacute care unit operating 726 beds and 24 beds, respectively, managed by the Company.

(3) Includes 1 long-term care facility operating 118 beds managed by the Company.

(4) Includes 1 long-term care facility operating 156 beds managed by the Company.

                  DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH


COMMON STOCK

     HEALTHSOUTH is authorized by the HEALTHSOUTH Certificate to issue up to 501,500,000 shares of capital stock, of which 500,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share. As of June 30, 1997, there were 343,214,133 shares of HEALTHSOUTH Common Stock outstanding (including shares reserved for issuance in connection with HEALTHSOUTH's 1995, 1996 and 1997 mergers which had not yet been claimed by holders of the stock of the acquired companies). In addition, there were outstanding options under HEALTHSOUTH's stock option plans to purchase an additional 32,281,512 shares of HEALTHSOUTH Common Stock. An additional 5,632,606 shares of HEALTHSOUTH Common Stock were reserved for future option grants under such plans. Additionally, 362,807 shares are reserved for issuance upon the exercise of outstanding warrants.

     Holders of HEALTHSOUTH Common Stock are entitled to participate equally in dividends when and as declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation or distribution of assets of HEALTHSOUTH, are entitled to share ratably in such assets remaining after payment of liabilities. Stockholders are entitled to one vote per share. Holders of HEALTHSOUTH Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to such stock. The outstanding shares of HEALTHSOUTH Common Stock are fully paid and nonassessable.


FAIR PRICE PROVISION

     The HEALTHSOUTH Certificate contains certain provisions requiring supermajority stockholder approval to effect specified extraordinary corporate transactions unless certain conditions are met. The HEALTHSOUTH Certificate requires the affirmative vote of 662/3% of all shares of HEALTHSOUTH entitled to vote in the election of Directors to approve a "business combination" with any "other entity" that is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of HEALTHSOUTH entitled to vote in the election of Directors. For purposes of this restriction, a "business combination" includes: (a) the sale, exchange, lease, transfer or other disposition by HEALTHSOUTH of all, or substantially all, of its assets or business; (b) any merger or consolidation of HEALTHSOUTH; and (c) certain sales of HEALTHSOUTH's Common Stock in exchange for cash, assets, securities or any combination thereof. An "other entity" is defined to include, generally, any corporation, person or entity, and any affiliate or associate of such corporation, person or entity.

     The foregoing supermajority vote shall not be required where, in the business combination, (i) HEALTHSOUTH's stockholders receive consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holdings of HEALTHSOUTH's Common Stock (subject to certain adjustments upward) and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied.

     The provisions of the HEALTHSOUTH Certificate described in the preceding paragraphs, and its Bylaws, may be amended or repealed only by the affirmative vote of 662/3% of the shares entitled to vote thereon.

     The effect of the foregoing provisions is to make it more difficult for a person, entity or group to effect a change in control of HEALTHSOUTH through the acquisition of a large block of HEALTHSOUTH's voting stock, or to effect a merger or other acquisition that is not approved by a majority of HEALTHSOUTH's Directors serving in office prior to the acquisition by the other entity of 5% or more of HEALTHSOUTH's stock.

SECTION 203 OF THE DGCL

     HEALTHSOUTH is subject to the provisions of Section 203 of the DGCL. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder"
for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares held by directors, officers and certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 662/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined to include any person, and the affiliates and associates of such person, that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies or others interested in acquiring HEALTHSOUTH to negotiate in advance with the HEALTHSOUTH Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the acquiror becoming an interested stockholder.


PREFERRED STOCK

     The HEALTHSOUTH Certificate authorizes the issuance of up to 1,500,000 shares of Preferred Stock, par value $.10 per share (the "HEALTHSOUTH Preferred Stock"). The Board of Directors has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders. Issuance of shares of HEALTHSOUTH Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of HEALTHSOUTH. Any such issuance could also adversely affect the voting power of the holders of the HEALTHSOUTH Common Stock. The Board of Directors of HEALTHSOUTH has no current intention of issuing any shares of HEALTHSOUTH Preferred Stock.


TRANSFER AGENT

     The transfer agent and registrar for the HEALTHSOUTH Common Stock is ChaseMellon Shareholder Services, New York, New York.

                      COMPARISON OF RIGHTS OF HORIZON/CMS
                         AND HEALTHSOUTH STOCKHOLDERS

     BOTH HORIZON/CMS AND HEALTHSOUTH ARE INCORPORATED IN DELAWARE. HOLDERS OF THE HORIZON/ CMS Shares will continue to have their rights and obligations as stockholders of HEALTHSOUTH after the Merger governed by Delaware law. Set forth below is a summary comparison of the rights of a HEALTHSOUTH stockholder under the HEALTHSOUTH Certificate and HEALTHSOUTH's Bylaws (the "HEALTHSOUTH Bylaws"), on the one hand, and the rights of a Horizon/CMS stockholder under the Horizon/CMS Certificate of Incorporation, as amended (the "Horizon/CMS Certificate"), and Horizon/CMS's Bylaws, as amended (the "Horizon/CMS Bylaws"), on the other hand. The information set forth below is qualified in its entirety by reference to the HEALTHSOUTH Certificate, the HEALTHSOUTH Bylaws, the Horizon/CMS Certificate and the Horizon/CMS Bylaws.


CLASSES AND SERIES OF CAPITAL STOCK


     Horizon/CMS. Horizon/CMS is authorized by the Horizon/CMS Certificate to issue up to 150,500,000 shares of capital stock, of which 150,000,000 shares are designated Common Stock, par value $.001 per share, and 500,000 shares are designated Preferred Stock, par value $.001 per share, of which 150,000 shares have been designated as Series A Junior Participating Preferred Stock ("Series A Preferred"). As of the Record Date, 52,713,226 shares of Horizon/CMS Common stock were issued and outstanding. The Board of Directors of Horizon/CMS has authority, without stockholder approval, to issue Horizon/CMS Preferred Stock in one or more series and to determine the number of shares, designation, rights, qualifications, limitations or restrictions of each such series. As of the Record Date, there were no shares of Series A Preferred issued and outstanding. The Board of Directors of Horizon/CMS has no present intention of issuing shares of Horizon/CMS Preferred Stock.


     HEALTHSOUTH. HEALTHSOUTH is authorized by the HEALTHSOUTH Certificate to issue up to 501,500,000 shares of capital stock, of which 500,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share. See "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH." The Board of Directors of HEALTHSOUTH has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of June 30, 1997, there were no shares of HEALTHSOUTH Preferred Stock issued and outstanding, and the Board of Directors of HEALTHSOUTH has no present intention of issuing shares of HEALTHSOUTH Preferred Stock.


SIZE AND ELECTION OF THE BOARD OF DIRECTORS

     Horizon/CMS. The Horizon/CMS Certificate and Bylaws provide for the classification of the Board of Directors of Horizon/CMS into three classes, with directors serving staggered three-year terms. The Horizon/CMS Certificate also provides that the number of directors shall be five unless otherwise determined by 80% of the then authorized number of directors. The foregoing provisions cannot be altered, amended or repealed without the affirmative vote of the holders of not less than 662/3% of the Voting Shares (as defined in the Horizon/CMS Certificate). Currently, the number of Horizon/CMS directors is 12.


     Directors in each class of directors of Horizon/CMS are elected by a plurality of the votes cast at the annual meeting of stockholders. The Horizon/CMS Certificate does not provide for cumulative voting rights under current circumstances. If any stockholder attains ownership of 40% or more of the shares of stock of any class or series entitled to vote for the election of directors, stockholders would, however, have cumulative voting rights.

     HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that the HEALTHSOUTH Board of Directors shall consist of at least one director and that the size of the HEALTHSOUTH Board of Directors may be fixed by the directors then in office. Directors of HEALTHSOUTH are elected by a plurality of votes cast at the annual meeting of stockholders. The HEALTHSOUTH Certificate and the

HEALTHSOUTH Bylaws do not provide for cumulative voting. Vacancies in HEALTHSOUTH's Board of Directors and newly created directorships resulting from any increase in the authorized number of directors are filled by a majority of directors then in office.


REMOVAL OF DIRECTORS

     Horizon/CMS. The Horizon/CMS Certificate allows directors to be removed only for cause and such removal must be approved by 662/3% of the outstanding shares of Horizon/CMS Common Stock entitled to vote for the election of directors.

     HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a director may be removed with or without cause by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon.


OTHER VOTING RIGHTS

     Horizon/CMS. The Horizon/CMS Common Stock is not divided into classes, and Horizon/CMS has no classes or series of capital stock issued or outstanding other than the Horizon/CMS Common Stock. Each Horizon/CMS stockholder holding shares of Horizon/CMS Common Stock entitled to vote on any matter, including the election of directors, shall have one vote on each such matter submitted to a vote at a meeting of stockholders for each such share of Horizon/CMS Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the Horizon/CMS Certificate or the Horizon/CMS Bylaws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of Horizon/CMS stockholders. For information concerning provisions that require a higher percentage of votes to approve certain business combinations with a Related Person or an Affiliate or Associate thereof (as such terms are defined in the Horizon/CMS Certificate), see "-Business Combinations".

     HEALTHSOUTH. The HEALTHSOUTH Common Stock is not divided into classes, and HEALTHSOUTH has no classes or series of capital stock issued or outstanding other than the HEALTHSOUTH Common Stock. Each HEALTHSOUTH stockholder holding shares of HEALTHSOUTH Common Stock entitled to be voted on any matter, including the election of directors, shall have one vote on each such matter submitted to vote at a meeting of stockholders for each such share of HEALTHSOUTH Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the HEALTHSOUTH Certificate or the HEALTHSOUTH Bylaws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of HEALTHSOUTH stockholders. For information concerning provisions that, with certain exceptions, require a higher percentage of votes to approve certain business combinations with any entity that beneficially owns 20% or more of the outstanding shares of voting stock of HEALTHSOUTH, see "-Business Combinations".


CONVERSION AND DISSOLUTION

     Horizon/CMS. The holders of Horizon/CMS Common Stock have no preemptive, subscription, redemptive or conversion rights. The outstanding shares are fully paid and nonassessable. The rights, preferences and privileges of holders of Horizon/CMS Common Stock may become subject to those of holders of Horizon/CMS Preferred Stock, if Horizon/CMS should issue Horizon/CMS Preferred Stock in the future. Horizon/CMS Preferred Stock may have such voting powers, preferences and other special rights (including the right to convert the shares of such Horizon/CMS Preferred Stock in the shares of Horizon/CMS Common Stock) as shall be designated by the Horizon/CMS Board of Directors. If the Horizon/CMS Board of Directors were to designate such a series of Horizon/CMS Preferred Stock, such Horizon/CMS Preferred Stock could be entitled to preferential payments in the event of liquidation, dissolution or winding up of Horizon/CMS.

     HEALTHSOUTH. The HEALTHSOUTH Common Stock has no preemptive, subscription, redemption or conversion features. The outstanding shares are fully paid and nonassessable. The rights, preferences and privileges of holders of HEALTHSOUTH Common Stock may become subject to those of holders of HEALTHSOUTH Preferred Stock if HEALTHSOUTH should issue HEALTHSOUTH Preferred Stock in the future. The HEALTHSOUTH Certificate authorizes 1,500,000 shares of Preferred Stock, par value $.10 per share, and provides that such shares of HEALTHSOUTH Preferred
Stock may have such voting powers, preferences and other special rights (including the right to convert the shares of such HEALTHSOUTH Preferred Stock into shares of HEALTHSOUTH Common Stock) as shall be designated by the HEALTHSOUTH Board of Directors . If the HEALTHSOUTH Board of Directors were to designate such a series of HEALTHSOUTH Preferred Stock, such HEALTHSOUTH Preferred Stock could be entitled to preferential payments in the event of liquidation, dissolution or winding up of HEALTHSOUTH.


BUSINESS COMBINATIONS

     Horizon/CMS. The Horizon/CMS Certificate requires the approval of at least two-thirds of the holders of the outstanding shares of all classes or series of capital stock entitled to vote on the election of directors for (i)(a) any merger or consolidation of Horizon/CMS or any Horizon/CMS subsidiary with or into, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any substantial part of the assets of Horizon/CMS or any subsidiary of Horizon/CMS to or with, or (c) the issuance or transfer of securities of Horizon/CMS or any subsidiary in exchange for cash, securities or other property to, a Related Person. (ii) any reclassification of securities or recapitalization of Horizon/CMS, merger or consolidation of Horizon/CMS with any subsidiary or any similar transaction that has the effect of increasing the proportionate interest of a Related Person or any Affiliate or Associate thereof, or (iii) the adoption of a plan of liquidation or dissolution of Horizon/CMS.

     On September 12, 1994, the Board of Directors of Horizon/CMS declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Horizon/CMS Common Stock held of record on September 22, 1994 and approved the further issuance of Rights with respect to all shares of Horizon/CMS Common Stock subsequently issued. Each Right entitles the registered holder to purchase from Horizon/CMS one-thousandth of a share of Series A Preferred at a price of $110 per one-thousandth of a share, subject to customary adjustments from time to time to prevent dilution. Until the occurrence of a "Distribution Date", the Rights are not exercisable, will be evidenced by the certificates for Horizon/CMS Common Stock and are not transferable apart from the Horizon/CMS Common Stock. The Rights will separate from the Horizon/CMS Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding Horizon/CMS Common Stock or (ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Horizon/CMS. If a person or group were to acquire 20% or more of the outstanding Horizon/CMS Common Stock, each Right then outstanding (other than Rights beneficially owned by such person or group, which would become null and void) would become a right to buy that number of shares of Horizon/CMS Common Stock that at the time would have a market value of two times the exercise price of the Right.

     Pursuant to authority granted by the Board of Directors, Horizon/CMS entered into an amendment of the agreement governing the Rights to exclude the Merger from those events that would result in the occurrence of a Distribution Date and to terminate the agreement (and the Rights) at the Effective Time. Upon conversion of the Horizon/CMS Common Stock into HEALTHSOUTH Common Stock pursuant to the Merger, no additional consideration will be paid for the Rights.

     HEALTHSOUTH. The HEALTHSOUTH Certificate provides that the vote of the holders of 66 2/3% of all shares of HEALTHSOUTH entitled to vote in the election of directors is required for the approval and adoption of a business combination (as defined in the HEALTHSOUTH Certificate) with any entity (as defined in the HEALTHSOUTH Certificate) if, on the record date for the determination of stockholders entitled to vote thereon, the other entity is the beneficial owner, directly or indirectly, of more than

20% of the outstanding shares of HEALTHSOUTH entitled to vote in the election of directors. The voting requirements of the "fair price" provision are not applicable to a business combination involving a holder of 20% or more of HEALTHSOUTH's voting stock in the business combination, if: (i) HEALTHSOUTH's stockholders receive consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holdings of the
HEALTHSOUTH Common Stock (subject to certain upward adjustments); and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied. See "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH - Fair Price Provision".


Amendment or Repeal of the Certificate of Incorporation

     Under Delaware law, unless its certificate of incorporation or by-laws otherwise provide, amendments of a corporation's certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the approval of a majority of the outstanding stock of such class or series.

     Horizon/CMS. The Horizon/CMS Certificate contains a provision that requires a higher percentage of stockholders to amend certain provisions of the Horizon/CMS Certificate than would otherwise be required under the DGCL. The Horizon/CMS Bylaws may be amended by the Board of Directors of Horizon/CMS or by the holders of not less than 662/3% of the Voting Shares outstanding.

     HEALTHSOUTH. The HEALTHSOUTH Certificate requires approval by holders of at least 66 2/3% of the outstanding shares entitled to vote thereon to repeal or amend Article SIXTH of the HEALTHSOUTH Certificate (regarding the calling of special meetings by the stockholders), Article SEVENTH of the HEALTHSOUTH Certificate (regarding the "fair price" provision) and Article EIGHTH of the HEALTHSOUTH Certificate (regarding the amendment of the HEALTHSOUTH Certificate). The HEALTHSOUTH Certificate also provides that a majority of the HEALTHSOUTH Board of Directors may make, alter or repeal the HEALTHSOUTH Bylaws.


SPECIAL MEETING OF STOCKHOLDERS

     Horizon/CMS. The Horizon/CMS Certificate provides that a special meeting of stockholders may be called by a majority of directors then in office or by the holders of not less than 25% of the issued and outstanding shares of stock of any class or series entitled to vote for the election of directors. In addition, if the holders of any preferred stock of Horizon/CMS are entitled to elect one or more directors separately as a class, the holders of 25% of such preferred stock then outstanding may call a special meeting for limited purposes.

     HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a special meeting of the HEALTHSOUTH stockholders may be called by a majority of the Board of Directors or by the holders of at least 20% of the outstanding shares of capital stock of HEALTHSOUTH entitled to vote in the election of directors.


LIABILITY OF DIRECTORS

     The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, subject to certain limitations. Each of the HEALTHSOUTH Certificate and the Horizon/CMS Certificate includes such a provision, as set forth below, to the maximum effect permitted by law.

     The HEALTHSOUTH Certificate provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     While these provisions provide directors with protection from awards of monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The HEALTHSOUTH Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of HEALTHSOUTH, or is or was serving at the request of HEALTHSOUTH as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by HEALTHSOUTH to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits HEALTHSOUTH to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect.

     The Horizon/CMS Certificate and Bylaws provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is or was an officer or director of Horizon/CMS or is a person who is or was serving at the request of Horizon/CMS as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service relating to employee benefit plans, to the full extent permitted by the DGCL as it existed at the time such indemnification provisions were adopted or as it may be thereafter amended. The Horizon/CMS Certificate and Bylaws expressly provide that they are not the exclusive methods of indemnification. The Horizon/CMS Certificate and Bylaws also provide that Horizon/CMS may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of Horizon/CMS or of another entity against any expense, liability or loss, regardless of whether Horizon/CMS would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. The Horizon/CMS Certificate contains such a provision.

     The Plan provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger existing in favor of the current or former directors or officers of Horizon/ CMS as provided in the Horizon/CMS Certificate or the Horizon/CMS Bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling HEALTHSOUTH or Horizon/CMS pursuant to the foregoing provisions, HEALTHSOUTH and Horizon/CMS have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


           OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER


OPERATIONS

     After the consummation of the Merger, Horizon/CMS will be a wholly-owned subsidiary of HEALTHSOUTH, and all of Horizon/CMS's subsidiaries will be indirect wholly-owned subsidiaries of HEALTHSOUTH. HEALTHSOUTH will continue to engage in the business of providing outpatient surgery and rehabilitative healthcare services as prior to the Merger, working with the management of Horizon/CMS to operate and, as appropriate, continue to expand Horizon/CMS's business in ways complementary to the overall strategy of the combined Companies. In addition, HEALTHSOUTH may in the future explore alternatives with respect to the disposition or combination of certain assets or businesses of Horizon/CMS which HEALTHSOUTH determines are not complementary to such overall strategy. See the information set forth herein and in the documents incorporated herein by reference as set forth under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE", "BUSINESS OF HEALTHSOUTH" and "BUSINESS OF HORIZON/CMS".


Management

     After the consummation of the Merger, HEALTHSOUTH will be managed by the same Board of Directors and executive officers as existed prior to the Merger, except that Neal M. Elliott, Chairman of the Board, President and Chief Executive Officer of Horizon/CMS, will join HEALTHSOUTH's Board of Directors.

                                    EXPERTS

     The consolidated financial statements and schedule of HEALTHSOUTH Corporation at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus-Proxy Statement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon also incorporated by reference. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and financial statement schedules of Horizon/CMS Healthcare Corporation as of May 31, 1997 and 1996 and for each of the three years in the period ended May 31, 1997 incorporated by reference into this Proxy Statement/Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent accountants, as set forth in their reports thereon incorporated by reference elsewhere herein which, as to the year 1995, is based in part on the report of Ernst & Young LLP, independent auditors. The financial statements and financial statement schedules referred to above have been incorporated by reference herein in reliance upon said reports given upon the authority of said firms as experts in accounting and auditing.

     The consolidated financial statements and schedules of Health Images, Inc. incorporated by reference in this Prospectus-Proxy Statement and Registration Statement have been audited by Joseph Decosimo and Company, LLP, Atlanta, Georgia, independent auditors, as indicated in their reports with respect thereto, and are so included and incorporated by reference in reliance upon and authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The validity of the shares of HEALTHSOUTH Common Stock to be issued to the stockholders of Horizon/CMS pursuant to the Merger will be passed upon by Haskell Slaughter & Young, L.L.C.


                            ADDITIONAL INFORMATION

     The Board of Directors of Horizon/CMS does not know of any matter to be brought before its Special Meeting other than as described in the Notice of Special Meeting accompanying this Prospectus-Proxy Statement. If any other matter comes before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matter.

     If the Merger is not consummated because the Plan is not approved by the Horizon/CMS stockholders at the Special Meeting or any adjournments or postponements thereof or for any other reason, Horizon/CMS intends to hold its next Annual Meeting of Stockholders as soon as practicable. Since such meeting could not be held by October 10, 1997 (the date 30 days after the anticipated date of such meeting), any stockholder of Horizon/CMS who desires to submit a proposal for inclusion in the proxy material for presentation at such annual meeting must submit such proposal to the Secretary of Horizon/ CMS a reasonable time before the proxy solicitation is made with respect to such meeting.

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

                                                                         ANNEX A



                         PLAN AND AGREEMENT OF MERGER

     PLAN AND AGREEMENT OF MERGER (this "Plan of Merger"), made and entered into as of the 17th day of February, 1997, by and among HEALTHSOUTH CORPORATION, a Delaware corporation ("HEALTHSOUTH"), REID ACQUISITION CORPORATION, a Delaware corporation (the "Subsidiary"), and HORIZON/CMS HEALTHCARE CORPORATION, a Delaware corporation ("Horizon/ CMS") (the Subsidiary and Horizon/CMS being sometimes collectively referred to herein as the "Constituent Corporations").



                             W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of HEALTHSOUTH, the Subsidiary and Horizon/ CMS have approved the merger of the Subsidiary with and into Horizon/CMS (the "Merger"), upon the terms and subject to the conditions set forth in this Plan of Merger, whereby each share of Common Stock, par value $.001 per share, of Horizon/CMS (the "Horizon/CMS Common Stock"), not owned directly or indirectly by Horizon/CMS, will be converted into the right to receive the Merger Consideration (as hereinafter defined);

     WHEREAS, each of HEALTHSOUTH, the Subsidiary and Horizon/CMS desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:



SECTION 1. THE MERGER.

     1.1. The Merger. Upon the terms and conditions set forth in this Plan of Merger, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Subsidiary shall be merged with and into Horizon/CMS at the Effective Time (as defined in Section 1.3). At the Effective Time, the separate corporate existence of the Subsidiary shall cease and Horizon/CMS shall continue as the surviving corporation (the "Surviving Corporation") under the name "Horizon/CMS Healthcare Corporation" and shall succeed to and assume all the rights and obligations of the Subsidiary and Horizon/CMS in accordance with the DGCL.

     1.2 The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Central Time on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 9.1, at the offices of Haskell Slaughter & Young, L.L.C., Birmingham, Alabama, unless another date or place is agreed to in writing by the parties hereto.

     1.3 Effective Time. Subject to the provisions of this Plan of Merger, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the Subsidiary and Horizon/ CMS shall agree should be specified in the Certificate of Merger (the "Effective Time").

     1.4 Effect  of  the  Merger. The Merger shall have the effects set forth in
Section 259 of the DGCL.

SECTION 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.

     2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Horizon/CMS Common Stock or any shares of capital stock of the Subsidiary:

       (a) Subsidiary Common Stock. Each share of capital stock of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

       (b) Cancellation of Treasury Stock. Each share of Horizon/CMS Common Stock that is owned by Horizon/CMS or by any wholly-owned subsidiary of Horizon/CMS shall automatically be canceled and retired and shall cease to exist, and no Common Stock, par value $.01 per share, of HEALTHSOUTH ("HEALTHSOUTH Common Stock"), cash or other consideration shall be delivered in exchange therefor.

       (c) Conversion of Horizon/CMS Shares. Subject to Section 2.2(e), each issued and outstanding share of Horizon/CMS Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) (collectively, the "Exchanging Horizon/CMS Shares") shall be converted into 0.42169 (the "Exchange Ratio") of a share of HEALTHSOUTH Common Stock, as may be adjusted as provided in Section 2.1(e) below (the "Merger Consideration").
   All Exchanging Horizon/ CMS Shares shall, upon conversion thereof into shares of HEALTHSOUTH Common Stock at the Effective Time, cease to be outstanding and shall automatically be cancelled and retired, and each certificate previously evidencing Exchanging Horizon/CMS Shares outstanding immediately prior to the Effective Time ("Certificates") shall thereafter be deemed, for all purposes other than the payment of dividends or distributions, to represent that number of shares of HEALTHSOUTH Common Stock determined pursuant to the Exchange Ratio and, if applicable, the right to receive cash pursuant to Section 2.2. The holders of certificates previously evidencing Exchanging Horizon/ CMS Shares shall cease to have any rights with respect to such Exchanging Horizon/CMS Shares except as otherwise provided herein or by law.

       (d) Stock Options, Warrants and Convertible Securities. At the Effective Time, all rights with respect to Horizon/CMS Common Stock pursuant to any Horizon/CMS stock options, stock purchase warrants or convertible securities which are outstanding at the Effective Time (which, for purposes of this Section 2.1(d), includes any rights to purchase Horizon/CMS Common Stock pursuant to Horizon/CMS's 1996 Employee Stock Purchase Plan), whether or not then exercisable, shall be converted into and become rights with respect to HEALTHSOUTH Common Stock, and HEALTHSOUTH shall assume each Horizon/CMS stock option, stock purchase warrant and convertible security, in accordance with the terms of any stock option plan under which it was issued and any stock option agreement, warrant agreement or convertible security by which it is evidenced. It is intended that, unless otherwise agreed between HEALTHSOUTH and a particular optionee, the foregoing provisions shall be undertaken in a manner that will not constitute a "modification", as defined in Section 424 of the Code, as to any stock option which is an "incentive stock option". Each Horizon/CMS stock option, stock purchase warrant or convertible security so assumed shall be exercisable for or convertible into that number of shares of HEALTHSOUTH Common Stock equal to the number of Horizon/CMS shares subject thereto multiplied by the Exchange Ratio, and shall have an exercise price per share or conversion price per share equal to the Horizon/CMS exercise price divided by the Exchange Ratio.

       (e) Anti-Dilution Provisions. If after the date hereof and prior to the Effective Time HEALTHSOUTH shall have declared a stock split (including a reverse split) of HEALTHSOUTH Common Stock, including the proposed two-for-one split of the HEALTHSOUTH Common Stock scheduled for consideration by the stockholders of HEALTHSOUTH at a meeting thereof scheduled to be held on March 12, 1997, or a dividend payable in HEALTHSOUTH Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of HEALTHSOUTH Common Stock with respect to their HEALTHSOUTH Common Stock or other change or reclas-
   sification of the HEALTHSOUTH Common Stock (including without limitation such a distribution, dividend or other change or reclassification of the HEALTHSOUTH Common Stock made in connection with a recapitalization, reclassification, merger, consolidation, reorganization, or similar transaction) then (i) the Exchange Ratio shall be appropriately adjusted to reflect such stock split or dividend or other distribution of securities and
   (ii) if such stock split, dividend or distribution has a record date prior to the Effective Time, then the number of shares of HEALTHSOUTH Common Stock to be issued upon conversion of a share of Horizon/CMS Common Stock pursuant to
   Section 2.1(c) shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

     2.2 Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, HEALTHSOUTH shall enter into an agreement with such bank or trust company as may be designated by HEALTHSOUTH (the "Exchange Agent") which shall provide that HEALTHSOUTH shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Exchanging Horizon/CMS Shares, for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the shares of HEALTHSOUTH Common Stock (such shares of HEALTHSOUTH Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any other property issuable pursuant to Section 2.1(e), being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of Certificates to the Exchange Agent and shall be in such form and have such other provisions as HEALTHSOUTH may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for certificates representing shares of HEALTHSOUTH Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HEALTHSOUTH, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HEALTHSOUTH Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Horizon/ CMS Common Stock which is not registered in the transfer records of Horizon/CMS, a certificate representing the proper number of shares of HEALTHSOUTH Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of HEALTHSOUTH Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of HEALTHSOUTH that such tax has been paid or is not applicable.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to HEALTHSOUTH Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HEALTHSOUTH Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until, in each such case, the surrender of such Certificate in accordance with this Section 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of HEALTHSOUTH Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of HEALTHSOUTH Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HEALTHSOUTH Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of HEALTHSOUTH Common Stock.

     (d) No Further Ownership Rights in Exchanging Horizon/CMS Shares. All shares of HEALTHSOUTH Common Stock issued upon the conversion of Horizon/CMS Common Stock in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Exchanging Horizon/CMS Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2, except as otherwise provided by law.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of HEALTHSOUTH Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HEALTHSOUTH. Notwithstanding any other provision of this Plan of Merger, each holder of Exchanging Horizon/CMS Shares who would otherwise have been entitled to receive a fraction of a share of HEALTHSOUTH Common Stock (after taking into account all Exchanging Horizon/CMS Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of HEALTHSOUTH Common Stock multiplied by the closing sale price per share of HEALTHSOUTH Common Stock on the date on which the Effective Time occurs, as reported on the New York Stock Exchange Composite Transactions Tape; provided, however, that, if there is no sale of HEALTHSOUTH Common Stock on the New York Stock Exchange on such date, then the closing sale price per share on the next preceding trading day on which such a sale occurred.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to HEALTHSOUTH, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 2 shall thereafter look only to HEALTHSOUTH for payment of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock and any dividends or distributions with respect to HEALTHSOUTH Common Stock.

     (g) No Liability. None of HEALTHSOUTH, the Subsidiary, Horizon/CMS or the Exchange Agent shall be liable to any person in respect of any shares of HEALTHSOUTH Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any shares of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock or any dividends or distributions with respect to HEALTHSOUTH Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (h) Investment of Exchange Fund. The Exchange Agent may invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by HEALTHSOUTH, on a daily basis. Any interest and other income resulting from such investments shall be paid to HEALTHSOUTH. HEALTHSOUTH shall deposit with the Exchange Agent as part of the Exchange Fund cash in an amount equal to any loss of principal resulting from such investments promptly after the incurrence of such a loss.

     2.3 Certificate of Incorporation of Surviving Corporation. The Certificate of Merger shall include such lawful amendments and restatement of the Certificate of Incorporation of Horizon/CMS as HEALTHSOUTH may desire, such amendments and restatement to become effective at the Effective Time. The Certificate of Incorporation of Horizon/CMS, as so amended and restated, shall become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

     2.4 Bylaws of the Surviving Corporation. The Bylaws of the Subsidiary shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the laws of the State of Delaware, the Certificate of Incorporation of the Surviving Corporation and the said Bylaws.

     2.5 Directors of the Surviving Corporation. The Directors of the Subsidiary immediately prior to the Effective Time shall be the Directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.


     2.6 Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Subsidiary and Horizon/CMS shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in the Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.


     2.7 Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorizations of the Subsidiary, its sole stockholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Subsidiary.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF HORIZON/CMS.


     Horizon/CMS   hereby   represents  and  warrants  to  HEALTHSOUTH  and  the
Subsidiary as follows:


     3.1 Organization, Existence and Good Standing. Horizon/CMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Horizon/CMS has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.


     3.2 Horizon/CMS Capital Stock. Horizon/CMS's authorized capital consists of 150,000,000 shares of Horizon/CMS Common Stock, par value $.001 per share, of which 52,157,806 shares were issued and outstanding as of January 31, 1997, and 641,413 shares were issued and held as treasury shares, and 500,000 shares of Preferred Stock, par value $.001 per share, none of which shares are issued and outstanding or held as treasury stock. All of the issued and outstanding shares of Horizon/CMS Common Stock are duly and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 3.2 to the Disclosure Schedule delivered by Horizon/CMS to HEALTHSOUTH simultaneously with the execution and delivery hereof (the "Disclosure Schedule") or otherwise disclosed in the Horizon/CMS Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (the "Horizon/CMS 10-K") or the Horizon/CMS Quarterly Report on Form 10-Q for the three months ended November 30, 1996, there are no options, warrants, or similar rights granted by Horizon/CMS, securities convertible into or exchangeable for Horizon/CMS Common Stock, or any other agreements to which Horizon/CMS is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the shares of Horizon/CMS Common Stock.


     3.3 Horizon/CMS Subsidiaries and Horizon/CMS Other Entities. (a) There is included in the Disclosure Schedule, as Exhibit 3.3(a), a true and correct list of all Subsidiaries of Horizon/CMS (individually, a "Horizon/CMS Subsidiary", and collectively, the "Horizon/CMS Subsidiaries") and their states of incorporation. Except as set forth on Exhibit 3.3(a), Horizon/CMS does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization other than the Horizon/CMS Other Entities (as defined below).


     (b) There is included in the Disclosure Schedule, as Exhibit 3.3(b), a true and correct list of all general or limited partnerships in which a general partner is Horizon/CMS, a Horizon/CMS Subsidiary, a Horizon/CMS LLC (as defined below) or another Horizon/CMS Partnership (individually, a "Horizon/ CMS Partnership" and collectively, the "Horizon/CMS Partnerships"), and all limited liability companies in which Horizon/CMS, a Horizon/CMS Subsidiary, another Horizon/CMS LLC or a Horizon/CMS Partnership is a member (individually, a "Horizon/CMS LLC" and collectively, the "Horizon/CMS LLCs") (the Horizon/CMS Partnerships and the Horizon/CMS LLCs being collectively called the

"Horizon/CMS Other Entities"), and their states of organization. Except as set forth on Exhibit 3.3(b), neither Horizon/CMS nor any Horizon/CMS Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture, limited liability company or partnership.

     3.4 Organization, Existence and Good Standing of Horizon/CMS Subsidiaries and Horizon/CMS Other Entities. (a) Each Horizon/CMS Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each Horizon/CMS Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

     (b) Each Horizon/CMS Partnership that is a limited partnership is validly formed, each Horizon/ CMS Partnership that is a general partnership has been duly organized, and each Horizon/CMS Partnership is in good standing under the laws of its respective state of organization. Each Horizon/CMS Partnership has all necessary partnership power to own its property and assets and to carry on its business as presently conducted.

     (c) Each Horizon/CMS LLC is a limited liability company validly formed and in good standing under the laws of its respective state of organization. Each Horizon/CMS LLC has all necessary organizational power to own its properties and assets to carry on its business as presently conducted.

     3.5 Foreign Qualifications. Horizon/CMS, each Horizon/CMS Subsidiary and each Horizon/CMS Other Entity that is not a general partnership is qualified to do business as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, and is in good standing in each jurisdiction in which the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on Horizon/CMS.

     3.6 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, Horizon/CMS has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by its Certificate of Incorporation, Bylaws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provisions of any statute or other law, any rule or regulation of any governmental agency or authority, the Certificate of Incorporation of Horizon/CMS or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated, would have a material adverse effect on Horizon/ CMS. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Horizon/CMS. This Plan of Merger has been duly executed and delivered by Horizon/CMS and, assuming this Plan of Merger constitutes a valid and binding obligation of each of HEALTHSOUTH and the Subsidiary, constitutes a valid and binding obligation of Horizon/CMS, enforceable against Horizon/ CMS in accordance with its terms.

     3.7 Horizon/CMS Public Information; Undisclosed Liabilities. (a) Horizon/CMS has heretofore furnished HEALTHSOUTH with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Securities and Exchange Commission (the "SEC") (as any such documents have since the time of their original filing been amended, the "Horizon/ CMS Documents") since January 1, 1995, which are all the documents (other than preliminary material) that it was required to file with the SEC from such date through the date of this Plan of Merger. Except as set forth in
Exhibit 3.7(a) to the Disclosure Schedule, as of their respective dates, the Horizon/CMS Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Horizon/CMS Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statutes. The financial statements contained in the Horizon/CMS Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), except as set forth in Exhibit 3.7(a) to the Disclosure Schedule, reflect all known liabilities of Horizon/CMS required to be stated therein, including all such known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of Horizon/CMS at said dates and the consolidated results of operations and cash flows of Horizon/CMS for the periods then ended. The consolidated balance sheet of Horizon/CMS at November 30, 1996 included in the Horizon/CMS Documents is herein sometimes referred to as the "Horizon/CMS Balance Sheet".

     (b) Except as  disclosed  in the  Horizon/CMS  Documents or as set forth in
Exhibit 3.7(b) to the Disclosure Schedule and except for liabilities and obligations incurred in the ordinary course of business consistent with past practices, since the date of the Horizon/CMS Balance Sheet, neither Horizon/CMS nor any of the Horizon/CMS Subsidiaries or the Horizon/CMS Other Entities have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Horizon/CMS. Except as disclosed in the Horizon/CMS Documents or as set forth in Exhibit 3.7(b) to the Disclosure Schedule and except for liabilities and obligations incurred in the ordinary course of business consistent with past practices, since the date of the Horizon/CMS Balance Sheet, neither Horizon/CMS nor any of the Horizon/CMS Subsidiaries or the Horizon/CMS Other Entities have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required to be reflected or reserved against on a consolidated balance sheet of Horizon/CMS (including the notes thereto) prepared in accordance with generally accepted accounting principles as applied in preparing the Horizon/CMS Balance Sheet.

     3.8  Supporting   Information.   All  consolidated   historical   financial
information provided by Horizon/ CMS to HEALTHSOUTH in connection with HEALTHSOUTH's due diligence investigation prior to the date of this Plan of Merger, and all such information provided to HEALTHSOUTH on or after the date of this Plan of Merger, is supported by detailed information at the facility or operating unit level and is in all respects consistent with and fairly reflective of such detailed information.

     3.9 Legal Proceedings. Except as disclosed in the Horizon/CMS Documents or on Exhibit 3.9 to the Disclosure Schedule, there is no litigation, governmental investigation or other proceeding pending or, so far as is known to Horizon/CMS, threatened against or relating to Horizon/CMS or the Horizon/ CMS Subsidiaries or the Horizon/CMS Other Entities, their respective properties or businesses, or the transactions contemplated by this Plan of Merger, except for litigation, governmental investigations or other proceedings that would not, individually or in the aggregate, have a material adverse effect on Horizon/CMS.

     3.10 Contracts, etc. (a) Except as set forth on Exhibit 3.10(a) to the Disclosure Schedule, all material contracts, leases, agreements and arrangements to which Horizon/CMS or any of the Horizon/ CMS Subsidiaries or Horizon/CMS Other Entities is a party are legally valid and binding in accordance with their terms and in full force and effect, and, to the knowledge of Horizon/CMS, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity or unenforceablity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on Horizon/CMS.

     (b) Except as set forth on Exhibit 3.10(b) to the Disclosure Schedule, no contract or agreement to which Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated or if their enforceability were otherwise adversely affected, would not have a material adverse effect on Horizon/CMS.

     (c) Except as set forth on Exhibit 3.10(c) to the Disclosure Schedule, none of Horizon/CMS, any Horizon/CMS Subsidiary or any Horizon/CMS Other Entity has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets or entered into any non-competition agreement or similar agreement restricting in any material manner its ability to engage in any material business in any location.

     3.11 Subsequent Events. Except as (a) set forth on Exhibit 3.11 to the Disclosure Schedule, (b) disclosed in the Horizon/CMS Documents (c) contemplated by this Plan of Merger or (d) otherwise consented to in writing by HEALTHSOUTH, none of Horizon/CMS, any Horizon/CMS Subsidiary nor any Horizon/CMS Other Entity has, since the date of the Horizon/CMS Balance Sheet:

       (i) Incurred any material adverse change;

       (ii) except as required hereby, amended its Articles or Certificate of Incorporation or Bylaws, if any;

       (iii) extended credit to anyone or guaranteed the obligation of any person, firm or corporation (other than Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity) in an amount that, in either case, is material to Horizon/CMS except in the ordinary course of business consistent with prior practice;

       (iv) discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on the Horizon/CMS Balance Sheet or (b) liabilities incurred since the date of the Horizon/CMS Balance Sheet in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on Horizon/CMS;

       (v) increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on Horizon/CMS, except as relates to the consolidated results of operations of Horizon/CMS since the date of the Horizon/CMS Balance Sheet;

       (vi) sold or transferred any of its material assets, tangible or intangible, cancelled any material debts or claims held by it or waived any of its material rights, except in the ordinary course of business;

       (vii) mortgaged, pledged or subjected to any security interest any of its material assets, tangible or intangible, other than as required under the existing provisions of Horizon/CMS's primary credit facility;

       (viii) entered into any employment contract which is not terminable upon notice of 30 days or less, at will, and without penalty to Horizon/CMS except as provided herein or granted any general or uniform increase in the rates of pay of employees or granted any increase in salary payable or to become payable by Horizon/CMS to any officer of Horizon/CMS or, by means of any bonus or pension plan, contract or other commitment, increased the compensation of any officer of Horizon/ CMS or entered into any agreements providing for compensation to any officer or employee of Horizon/CMS, any Horizon/CMS Subsidiary or any Horizon/CMS Other Entity based upon a change in control of Horizon/CMS;

       (ix) made any contribution, payment or distribution to the trustee under any Horizon/CMS Plan (as such term is defined in Section 3.15 herein), other than any such contribution, payment or distribution that is in accordance with Horizon/CMS's past practice, or established or terminated any Horizon/CMS Plan;

       (x) issued any capital stock or other equity securities, other than stock options granted to officers, employees, directors or consultants of Horizon/CMS or warrants granted to third parties and shares of Horizon/CMS Common Stock issuable upon the exercise thereof, all of which options and warrants are disclosed on Exhibit 3.2 to the Disclosure Schedule or reflected in the Horizon/  CMS Documents; or

       (xi) except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof or entered into any contract or agreement in the ordinary course of business (i) which cannot be performed within three months or less or (ii) which involves the expenditure by Horizon/CMS of over $250,000.

     3.12 Accounts Receivable. (a) Since the date of the Horizon/CMS 10-K, Horizon/CMS has not changed any material principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Horizon/CMS (including the Horizon/CMS Subsidiaries and Horizon/CMS Other Entities) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on Horizon/ CMS.

     (b) Without limiting the generality of the foregoing, each of Horizon/CMS and the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on Horizon/CMS.

     3.13 Tax Returns. Horizon/CMS and each of the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on Horizon/CMS. Horizon/ CMS or the applicable entity has made all payments shown as due on such returns. Except as set forth on Exhibit 3.13 to the Disclosure Schedule, neither Horizon/CMS nor any Horizon/CMS Subsidiary or Horizon/CMS Other Entity has been notified that any tax returns of Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by Horizon/CMS for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

     3.14 Commissions and Fees. Except for fees payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as indicated in Exhibit
3.14 to the Disclosure Schedule, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against HEALTHSOUTH resulting from any action taken by Horizon/CMS or its officers or Directors, or any of them.

     3.15 Employee Benefit Plans; Employment Matters. (a) Except as set forth in
Exhibit 3.15 to the Disclosure Schedule or as described in the Horizon/CMS Documents, Horizon/CMS has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (a) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. Except as set forth in Exhibit 3.15 to the Disclosure Schedule, all such plans (individually, a "Horizon/CMS Plan" and collectively, the "Horizon/CMS Plans") have been operated and administered in accordance with, as applicable, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by Horizon/CMS has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Horizon/CMS Plans that is not subject to a statutory or regulatory exception. Except as set forth in
Exhibit 3.15 to the Disclosure Schedule, no "reportable event" (as defined in ERISA) has occurred with respect to any of the Horizon/CMS Plans which is subject to Title IV of ERISA. Except as set forth in Exhibit 3.15 to the Disclosure Schedule, Horizon/CMS has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

     (b) Except as set forth in Exhibit 3.15 to the Disclosure Schedule or described in the Horizon/ CMS Documents, Horizon/CMS is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $50,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.


     3.16 Compliance with Laws in General. Except as set forth on Exhibit 3.16 to the Disclosure Schedule or disclosed in the Horizon/CMS Documents, Horizon/CMS has not received any notices of violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, which violation, if established, would have a material effect on Horizon/CMS.


     3.17 Licenses, Accreditation and Regulatory Approvals. Except as disclosed in the Horizon/CMS Documents, Horizon/CMS and the Horizon/CMS Subsidiaries and Horizon/CMS Other Entities hold all licenses, permits, certificates of need and other regulatory approvals which are required by law with respect to their businesses, operations and facilities as they are currently or presently conducted or operated, except where the failure to possess such licenses would not have a material adverse effect on Horizon/CMS (collectively, the "Horizon/CMS Licenses"). Except with respect to those Horizon/CMS Licenses for which renewal applications have been filed by Horizon/CMS, the Horizon/CMS Subsidiaries or the Horizon/CMS Other Entities and which are being processed by the applicable regulatory authorities, all such Horizon/CMS Licenses are in full force and effect, and Horizon/CMS is in substantial compliance with all conditions and requirements of the Horizon/CMS Licenses and with all rules and regulations relating thereto. Horizon/CMS, the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities are, to the extent applicable to their operations,
(i) eligible to receive payment under Titles XVIII and XIX of the Social Security Act, (ii) providers under existing provider agreements with the Medicare program through the applicable intermediaries and (iii) in substantial compliance with the conditions of participation in the Medicare program except for such matters as would not have a material adverse effect on Horizon/CMS. Except to the extent that the failure to timely make such filings would not have a material adverse effect on Horizon/CMS, and except as disclosed in the Horizon/CMS Documents, Horizon/CMS, the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities have timely filed all requisite claims and other reports required to be filed in connection with the Medicare, Medicaid and other governmental health programs due on or before the date hereof, all of which were, when filed, complete and correct in all material respects. Except as set forth on Exhibit 3.17 to the Disclosure Schedule, there are no current claims, actions or appeals pending, and neither Horizon/CMS nor the Horizon/CMS Subsidiaries nor the Horizon/CMS Other Entities have filed any claims or reports which would result in such claims, actions or appeals, before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration with respect to any Medicare claims, or any disallowances in connection with any audit of claims, which would have a material adverse effect on Horizon/CMS. The amounts established as provisions for adjustments by Medicare, Medicaid and other third-party payors set forth in the Horizon/CMS Balance Sheet are sufficient to pay any amounts for which Horizon/CMS believes it will be liable. To the knowledge of Horizon/CMS, except to the extent that alleged violations have been disclosed in the Horizon/CMS Documents, neither Horizon/CMS nor the Horizon/CMS Subsidiaries nor the
Horizon/CMS Other Entities nor their respective employees have committed a violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act or any similar provisions of any federal, state or local law relating to referrals or billings for healthcare services. Except for such litigation as would not, if resolved adversely to Horizon/CMS or any

Horizon/CMS Subsidiary or Horizon/CMS Other Entity, have a material adverse effect on Horizon/ CMS, any and all past litigation concerning such Horizon/CMS Licenses, and all claims and causes of action raised therein, have been finally adjudicated or settled. Except as indicated in Exhibit 3.17 to the Disclosure Schedule, no such License has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the knowledge of Horizon/CMS, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License. Subject to compliance with applicable securities laws, the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and state or local statutes, rules or regulations requiring notice, approval, or other action upon the occurrence of a change in control of Horizon/CMS or any of the Horizon/CMS Subsidiaries or any of the Horizon/CMS Other Entities, the consummation of the Merger will not violate any law or regulation to which Horizon/ CMS is subject which, if violated, would have a material adverse effect on Horizon/CMS.

     3.18 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Horizon/CMS Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Horizon/CMS capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

     3.19 Opinion of Financial Advisor. The Board of Directors of Horizon/CMS has received the oral opinion of Merrill Lynch to the effect that, as of the date of this Plan of Merger, the Exchange Ratio is fair to the holders of Horizon/CMS Common Stock from a financial point of view, a written copy of which opinion will be delivered by Horizon/CMS to HEALTHSOUTH prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 7.4(a)) are filed with the SEC.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SUBSIDIARY AND HEALTHSOUTH.

     The Subsidiary and HEALTHSOUTH, jointly and severally, hereby represent and warrant to Horizon/CMS as follows:

     4.1 Organization, Existence and Capital Stock. The Subsidiary is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. The Subsidiary's authorized capital consists of 1,000 shares of Common Stock, par value $.01 per share, all of which shares are issued and registered in the name of HEALTHSOUTH. The Subsidiary has not, within the two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any shares of Horizon/CMS Common Stock.

     4.2 Power and Authority. The Subsidiary has corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of, any statute or other law, any rule or regulation of any governmental agency or authority, the Certificate of Incorporation or Bylaws of the Subsidiary, or mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Subsidiary is a party or by which it is bound, violate any restrictions of any kind to which the Subsidiary is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Subsidiary. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of the Subsidiary.

     4.3 No Subsidiaries. The Subsidiary does not own any equity interest in, and does not control directly or indirectly, any other corporation, association or business organization. The Subsidiary is not a party to any joint venture or partnership.

     4.4 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against the Subsidiary, at law or in equity, relating to or affecting the Subsidiary, including the Merger. The Subsidiary does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

     4.5 No Contracts or Liabilities. Other than the obligations created under this Plan of Merger, the Subsidiary is not obligated under any contracts, claims, leases, liabilities (contingent or otherwise), loans or otherwise.


SECTION 5. REPRESENTATIONS AND WARRANTIES OF HEALTHSOUTH.

     HEALTHSOUTH hereby represents and warrants to Horizon/CMS as follows:

     5.1 Organization, Existence and Good Standing. HEALTHSOUTH is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. HEALTHSOUTH has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. HEALTHSOUTH is duly qualified to do business and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary.

     5.2 Power and Authority. HEALTHSOUTH has corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of, any statute or other law, any rule or regulation of any governmental agency or authority, the Certificate of Incorporation or Bylaws of HEALTHSOUTH, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which HEALTHSOUTH or any HEALTHSOUTH Subsidiary or HEALTHSOUTH Other Entity (as such terms are defined in Section 5.6(b)) is a party or by which it is bound, or violate any restrictions of any kind to which HEALTHSOUTH is subject. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of HEALTHSOUTH, and no approval by the holders of HEALTHSOUTH Common Stock is required by law, the Certificate of Incorporation or Bylaws of HEALTHSOUTH, the rules of the New York Stock Exchange, Inc. (the "Exchange") or otherwise. This Plan of Merger has been duly executed and delivered by HEALTHSOUTH and the Subsidiary and, assuming this Plan of Merger constitutes a valid and binding obligation of Horizon/CMS, constitutes a valid and binding obligation of HEALTHSOUTH and the Subsidiary, enforceable against HEALTHSOUTH and the Subsidiary in accordance with its terms.

     5.3 HEALTHSOUTH Common Stock. On the Closing Date, HEALTHSOUTH will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of Horizon/CMS Common Stock in accordance with the provisions of this Plan of Merger. The HEALTHSOUTH Common Stock to be issued pursuant to this Plan of Merger will, when so delivered, be duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, and (iii) authorized for listing on the Exchange upon official notice of issuance.

     5.4 Capitalization. HEALTHSOUTH's authorized capital stock consists of 1,500,000 shares of Preferred Stock, par value $.10 per share, of which no shares are issued and outstanding, and no shares are held in treasury, and 250,000,000 shares of Common Stock, par value $.01 per share, of which 156,114,869 shares are issued and outstanding, and 93,000 shares are held in treasury. HEALTHSOUTH has called a special meeting of its stockholders for March 12, 1997, to approve an amendment to its Certificate of Incorporation to increase its authorized number of shares of HEALTHSOUTH Common Stock to 500,000,000. All of the issued and outstanding shares of HEALTHSOUTH Common Stock have been duly and validly issued and are fully paid and non-assessable. Except as disclosed in the HEALTHSOUTH Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended (the "HEALTHSOUTH 10-K"), and except for shares of HEALTHSOUTH Common Stock reserved for issuance in connection with
(i) its pending acquisition of Health Images, Inc. and (ii) its proposed two-for-one stock split to be effected March 13, 1997 in the form of a 100% stock dividend

(subject to the approval of the proposed amendment to its Certificate of Incorporation described above), there are no options, warrants, convertible debentures or similar rights granted by HEALTHSOUTH or any other agreements to which HEALTHSOUTH is a party providing for the issuance or sale by it of any additional securities, other than stock options granted in the ordinary course since such date. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of HEALTHSOUTH Common Stock.

     5.5 Subsidiary Common Stock. HEALTHSOUTH owns, beneficially and of record, all of the issued and outstanding shares of Subsidiary Common Stock, which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. HEALTHSOUTH has the corporate power to endorse and surrender such Subsidiary Shares for cancellation pursuant to this Plan of Merger. HEALTHSOUTH has taken all such actions as may be required in its capacity as the sole stockholder of the Subsidiary to approve the Merger.

     5.6 HEALTHSOUTH Documents. (a) HEALTHSOUTH has heretofore furnished Horizon/CMS with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the SEC (as any such documents have since the time of their original filing been amended, the "HEALTHSOUTH Documents") since January 1, 1995, which are all the documents
(other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the HEALTHSOUTH Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the HEALTHSOUTH Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statutes. The financial statements contained in the HEALTHSOUTH Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of HEALTHSOUTH required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of HEALTHSOUTH at said dates and the consolidated results of operations and cash flows of HEALTHSOUTH for the periods then ended. The consolidated balance sheet of HEALTHSOUTH at September 30, 1996 included in the HEALTHSOUTH Documents is herein sometimes referred to as the "HEALTHSOUTH Balance Sheet".

     (b) Except as disclosed in the HEALTHSOUTH Documents and except for liabilities and obligations incurred in the ordinary course of business consistent with past practices, since the date of the HEALTHSOUTH Balance Sheet, neither HEALTHSOUTH nor any of the HEALTHSOUTH Subsidiaries or the HEALTHSOUTH Other Entities have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on HEALTHSOUTH or would be required to be reflected or reserved against on a consolidated balance sheet of HEALTHSOUTH (including the notes thereto) prepared in accordance with generally accepted accounting principles as applied in preparing the HEALTHSOUTH Balance Sheet. As used in this Plan of Merger, the term "HEALTHSOUTH Subsidiaries" means Subsidiaries of HEALTHSOUTH, and the term "HEALTHSOUTH Other Entities" means any general or limited partnerships in which HEALTHSOUTH, a HEALTHSOUTH Subsidiary, or any other HEALTHSOUTH Other Entity is a general partner and any limited liability companies in which HEALTHSOUTH, a HEALTHSOUTH Subsidiary or any other HEALTHSOUTH Other Entity is a member.

     5.7 Supporting Information. All consolidated historical financial information provided by HEALTHSOUTH to Horizon/CMS in connection with Horizon/CMS's due diligence investigation prior to the date of this Plan of Merger, and all such information provided to Horizon/CMS on or after the date of this Plan of Merger, is supported by detailed information at the facility or operating unit level and is in all respects consistent with and fairly reflective of such detailed information.

     5.8 Investment Intent. HEALTHSOUTH is acquiring the shares of Horizon/CMS Common Stock hereunder for its own account and not with a view to the distribution or sale thereof, and HEALTHSOUTH has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the shares of Horizon/CMS Common Stock to any other person, firm or corporation.

     5.9 Legal Proceedings. Except as disclosed in the HEALTHSOUTH Documents, there is no material litigation, governmental investigation or other proceeding pending or, so far as is known to HEALTHSOUTH, threatened against or relating to HEALTHSOUTH, the HEALTHSOUTH Subsidiaries or the HEALTHSOUTH Other Entities, their respective properties or businesses, or the transactions contemplated by this Plan of Merger, except for litigation, governmental investigations or other proceedings that would not, individually or in the aggregate, have a material adverse effect on HEALTHSOUTH.

     5.10 Subsequent Events. Except as disclosed in the HEALTHSOUTH Documents, none of HEALTHSOUTH, any HEALTHSOUTH Subsidiary nor any HEALTHSOUTH Other Entity has, since the date of the HEALTHSOUTH Balance Sheet:

       (i) Incurred any material adverse change;

       (ii) subject to the proposed amendment to HEALTHSOUTH's Certificate of Incorporation described in Section 5.4 above, amended its Articles or Certificate of Incorporation or Bylaws, if any;

       (iii) extended credit to anyone or guaranteed the obligation of any person, firm or corporation in an amount that, in either case, is material to HEALTHSOUTH except in the ordinary course of business consistent with prior practice;

       (iv) discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on the HEALTHSOUTH Balance Sheet or (b) liabilities incurred since the date of the HEALTHSOUTH Balance Sheet in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on HEALTHSOUTH;

       (v) increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor that would have a material adverse effect on HEALTHSOUTH, except as relates to the consolidated results of operations of HEALTHSOUTH since the date of the HEALTHSOUTH Balance Sheet;

       (vi) sold or transferred any of its material assets, tangible or intangible, cancelled any material debts or claims held by it or waived any of its material rights, except in the ordinary course of business;

       vii) mortgaged, pledged or subjected to any security interest any of its material assets, tangible or intangible;

       (viii) issued or agreed to issue any capital stock or other equity securities with respect to any merger, consolidation or other business combination with any corporation or other entity or the acquisition of all or any significant part of the assets or capital stock or other equity interests of any corporation or other entity, which merger, consolidation, business combination or acquisition is material to HEALTHSOUTH; or

       (ix) except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof.

     5.11 Tax Returns. HEALTHSOUTH and each of the HEALTHSOUTH Subsidiaries and HEALTHSOUTH Other Entities has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on

HEALTHSOUTH. HEALTHSOUTH or the applicable entity has made all payments shown as due on such returns. Except for audits of HEALTHSOUTH's 1992 and 1993 federal income tax returns and certain state and local tax audits not material to HEALTHSOUTH, neither HEALTHSOUTH nor any HEALTHSOUTH Subsidiary or HEALTHSOUTH Other Entity has been notified that any tax returns of HEALTHSOUTH or any HEALTHSOUTH Subsidiary or HEALTHSOUTH Other Entity are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by HEALTHSOUTH for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

     5.12 Accounts Receivable. (a) Since the date of the HEALTHSOUTH 10-K, HEALTHSOUTH has not changed any material principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. HEALTHSOUTH (including the HEALTHSOUTH Subsidiaries and HEALTHSOUTH Other Entities) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on HEALTHSOUTH.

     (b) Without limiting the generality of the foregoing, each of HEALTHSOUTH and the HEALTHSOUTH Subsidiaries and the HEALTHSOUTH Other Entities is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on HEALTHSOUTH.

     5.13 Employee Benefit Plans; Employment Matters. (a) Except as described in the HEALTHSOUTH Documents, HEALTHSOUTH has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (a) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans (individually, a "HEALTHSOUTH Plan" and collectively, the "HEALTHSOUTH Plans") have been operated and administered in accordance with, as applicable, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by HEALTHSOUTH has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the HEALTHSOUTH Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the HEALTHSOUTH Plans which is subject to Title IV of ERISA. Except with respect to certain employees at its Toms River, New Jersey inpatient facility, HEALTHSOUTH has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

     (b) Except as described in the HEALTHSOUTH Documents, HEALTHSOUTH is not a party to any oral or written union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), other than a collective bargaining agreement covering certain of its employees at its Toms River, New Jersey inpatient facility.

     5.14 Compliance with Laws in General. Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH has not received any notices of violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, which violation, if established, would have a material effect on HEALTHSOUTH.

     5.15 Licenses, Accreditation and Regulatory Approvals. Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH and the HEALTHSOUTH Subsidiaries and HEALTHSOUTH Other Entities hold all licenses, permits, certificates of need and other regulatory approvals which are required by law with respect to their businesses, operations and facilities as they are currently or presently conducted or operated, except where the failure to possess such licenses would not have a material adverse effect on HEALTHSOUTH (collectively, the "HEALTHSOUTH Licenses"). Except with respect to those HEALTHSOUTH Licenses for which renewal applications have been filed by HEALTHSOUTH, the HEALTHSOUTH Subsidiaries or the HEALTHSOUTH Other Entities and which are being processed by the applicable regulatory authorities, all such HEALTHSOUTH Licenses are in full force and effect, and HEALTHSOUTH is in substantial compliance with all conditions and requirements of the HEALTHSOUTH Licenses and with all rules and regulations relating thereto. HEALTHSOUTH, the HEALTHSOUTH Subsidiaries and the HEALTHSOUTH Other Entities are, to the extent applicable to their operations, (i) eligible to receive payment under Titles XVIII and XIX of the Social Security Act, (ii) providers under existing provider agreements with the Medicare program through the applicable intermediaries and
(iii) in substantial compliance with the conditions of participation in the Medicare program except for such matters as would not have a material adverse effect on HEALTHSOUTH. Except to the extent that the failure to timely make such filings would not have a material adverse effect on HEALTHSOUTH, HEALTHSOUTH, the HEALTHSOUTH Subsidiaries and the HEALTHSOUTH Other Entities have timely filed all requisite claims and other reports required to be filed in connection with the Medicare, Medicaid and other governmental health programs due on or before the date hereof, all of which were, when filed, complete and correct in all material respects. There are no current claims, actions or appeals pending, and neither HEALTHSOUTH nor the HEALTHSOUTH Subsidiaries nor the HEALTHSOUTH Other Entities have filed any claims or reports which would result in such claims, actions or appeals, before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration with respect to any Medicare claims, or any disallowances in connection with any audit of claims, which would have a material adverse effect on HEALTHSOUTH. The amounts established as provisions for adjustments by Medicare, Medicaid and other third-party payors set forth in the HEALTHSOUTH Balance Sheet are sufficient to pay any amounts for which HEALTHSOUTH believes it will be liable. To the knowledge of HEALTHSOUTH, neither HEALTHSOUTH nor the HEALTHSOUTH Subsidiaries nor the HEALTHSOUTH Other Entities nor their respective employees have committed a violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act or any similar provisions of any federal, state or local law relating to referrals or billings for healthcare services. Except for such litigation as would not, if resolved adversely to HEALTHSOUTH or any HEALTHSOUTH Subsidiary or HEALTHSOUTH Other Entity, have a material adverse effect on HEALTHSOUTH, any and all past litigation concerning such HEALTHSOUTH Licenses, and all claims and causes of action raised therein, have been finally adjudicated or settled. No such License has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the knowledge of HEALTHSOUTH, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License. Subject to compliance with applicable securities laws, the HSR Act, and state or local statutes, rules or regulations requiring notice, approval, or other action upon the occurrence of a change in control of Horizon/CMS or any of the Horizon/CMS Subsidiaries or any of the Horizon/CMS Other Entities, the consummation of the Merger will not violate any law or regulation to which HEALTHSOUTH is subject which, if violated, would have a material adverse effect on HEALTHSOUTH.


SECTION 6. ACCESS TO INFORMATION AND DOCUMENTS.

     6.1 Access to Information. Between the date hereof and the Closing Date, each of Horizon/CMS and HEALTHSOUTH will give to the other party and its counsel, accountants and other representatives full access to all the personnel, properties, documents, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party. In addition, Horizon/CMS shall make available to HEALTHSOUTH all such banking, investment and financial information as shall be necessary to allow for the efficient integration of Horizon/CMS banking, investment and financial arrangements with those of HEALTHSOUTH at the Effective Time.

     6.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Confidential Information" under the terms of the Confidentiality Agreement dated January 27, 1997, between Horizon/CMS and HEALTHSOUTH, (the "Confidentiality Agreement").

     6.3 Effect of Access. (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

     (b) With respect to matters as to which any party has made express representations or warranties herein, the other party or parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such party or parties, except to the extent that such investigations result in actual knowledge by such party or parties of the inaccuracy or falsehood of particular representations and warranties.


SECTION 7. COVENANTS.

     7.1 Preservation of Business. Horizon/CMS will use its commercially reasonable efforts to preserve the business organization of Horizon/CMS intact, to keep available to HEALTHSOUTH and the Surviving Corporation the services of the present key employees of Horizon/CMS, and to preserve for HEALTHSOUTH and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with Horizon/CMS.

     7.2 Material Transactions. From the date hereof until the Effective Time, Horizon/CMS will not (other than as required pursuant to the terms of this Plan of Merger and the related documents, and other than with respect to (i) transactions for which binding commitments have been entered into prior to the date hereof which are described on Exhibit 7.2 to the Disclosure Schedule and
(ii) such other matters as are described on Exhibit 7.2 to the Disclosure Schedule), without first obtaining the written consent of HEALTHSOUTH, take any action of a character described in Sections 3.11(ii) to 3.11(xi), inclusive.

     7.3 Meeting of Horizon/CMS Stockholders. Horizon/CMS will take all steps necessary in accordance with its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of its stockholders (the "Special Meeting") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of considering the approval of this Plan of Merger and the Merger and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of Horizon/CMS (subject to the provisions of Section 8.1(d) hereof) will (i) recommend to Horizon/CMS stockholders the approval of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use reasonable, good faith efforts to obtain the approval by Horizon/CMS' stockholders of this Plan of Merger and the transactions contemplated hereby.

     7.4 Registration Statement. (a) HEALTHSOUTH shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of HEALTHSOUTH Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act of 1933 (the "Securities Act"), including Rule 145 thereunder. Such Registration Statement shall contain a proxy statement of Horizon/CMS (the "Proxy Statement") containing the information required by the Securities Exchange Act of 1934 (the "Exchange Act"). HEALTHSOUTH shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. HEALTHSOUTH shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. HEALTHSOUTH shall provide Horizon/CMS with copies of all filings made pursuant to this Section 7.4 and shall consult with Horizon/CMS on responses to any comments made by the Staff of the SEC with respect thereto.

     (b) The information specifically designated as being supplied by Horizon/CMS for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by Horizon/CMS for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Horizon/CMS Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Horizon/CMS, or its officers or directors, should be discovered by Horizon/CMS that is required, under the applicable provisions of the Securities Act or Exchange Act or the rules and regulations of the SEC thereunder to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Horizon/CMS shall promptly so inform HEALTHSOUTH. All documents, if any, that Horizon/CMS is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Proxy Statement to be sent to the holders of Horizon/CMS Common Stock in connection with the Special Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Horizon/CMS Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to HEALTHSOUTH or its officers or directors, should be discovered by HEALTHSOUTH that is required, under the applicable provisions of the Securities Act or Exchange Act or the rules and regulations of the SEC thereunder to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, HEALTHSOUTH shall promptly inform Horizon/CMS and shall promptly file such amendment to the Registration Statement. All documents that HEALTHSOUTH is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (d) Prior to the Closing Date, HEALTHSOUTH shall use its reasonable, good faith efforts to cause the shares of HEALTHSOUTH Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

     (e) Prior to the Closing Date, HEALTHSOUTH shall file an additional listing application (the "Listing Application") with the Exchange relating to the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger, and shall use its reasonable, good faith efforts to cause such shares of HEALTHSOUTH Common Stock to be approved for listing on the Exchange, upon official notice of issuance, prior to the Closing Date.

     (f) Horizon/CMS shall furnish all information to HEALTHSOUTH with respect to Horizon/CMS and the Horizon/CMS Subsidiaries and Horizon/CMS Other Entities as HEALTHSOUTH may reasonably request for inclusion in the Registration Statement, the Proxy Statement and the Listing Application, and shall otherwise cooperate with HEALTHSOUTH in the preparation and filing of such documents.

     7.5 Exemption from State Takeover Laws; Horizon/CMS Rights. Horizon/CMS shall take all reasonable steps necessary to (a) exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of Horizon/CMS's Board of Directors or otherwise, and (b) to redeem the outstanding preferred share purchase rights ("Rights") of Horizon/CMS or otherwise cause the Merger to be a transaction which does not trigger the detachment and distribution of the Rights (otherwise than by issuing shares of Horizon/CMS Common Stock or preferred stock in exchange for the Rights).

     7.6 HSR Act Compliance. HEALTHSOUTH and Horizon/CMS shall promptly make their respective filings, and shall thereafter use their reasonable, good faith efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. HEALTHSOUTH and Horizon/CMS will use their respective reasonable, good faith efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

     7.7 Public Disclosures. HEALTHSOUTH and Horizon/CMS will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the Exchange. The parties shall issue a joint press release or simultaneous separate press releases, mutually acceptable to HEALTHSOUTH and Horizon/CMS, promptly upon execution and delivery of this Plan of Merger.

     7.8 Resignation of Horizon/CMS Directors. On or prior to the Closing Date, Horizon/CMS shall deliver to HEALTHSOUTH evidence satisfactory to HEALTHSOUTH of the resignation of the Directors of Horizon/CMS, such resignations to be effective on the Closing Date. At the Effective Time, Neal M. Elliott shall be added to the HEALTHSOUTH Board of Directors.

     7.9 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any Exhibit to the Disclosure Schedule delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 7.9, constitute a material adverse effect on the notifying party, the non-notifying party may, within ten days after receipt of such notice, elect to terminate this Plan of Merger. If the non-notifying party does not give written notice of such termination within such 10-day period, the non-notifying party shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Plan of Merger by reason thereof.

     7.10 No Solicitations. (a) Subject to the provisions of Section 7.10(b) below, Horizon/CMS shall not, and shall not suffer any of the Horizon/CMS Subsidiaries or the Horizon/CMS Other Entities or any of their respective directors, officers, employees, agents or representatives to, directly or indirectly (i) solicit or initiate (including by way of furnishing or publishing nonpublic information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity or the acquisition of all or any significant part of the assets or capital stock or other equity interests of Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity or any similar transaction (an "Acquisition Transaction"), (ii) negotiate, explore or otherwise engage in discussions with any persons (other than HEALTHSOUTH and its representatives) with respect to any Acquisition Transaction or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or (iii) enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require Horizon/CMS to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement. Except as may be required by the fiduciary duties of Horizon/CMS's Board of Directors under applicable law, Horizon/CMS agrees that, as of the date hereof, Horizon/CMS and the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities and their respective directors, officers, employees, agents and representatives shall immediately cease and cause to be terminated any existing activities, discussions or negotiations conducted heretofore with respect to any Acquisition Transaction.

     (b) Notwithstanding the provisions of Section 7.10(a) above, Horizon/CMS may (i), directly or indirectly, furnish information and access, in response to an unsolicited written proposal for a Superior Transaction (as defined below), to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group (in each case, a "person"), pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal for a Superior Transaction, if the Board of Directors of Horizon/CMS determines in its good faith judgment in the exercise of its fiduciary duties, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Transaction. Horizon/CMS shall promptly advise HEALTHSOUTH of the existence of any inquiries or proposals received by, any requests for such information from, or any negotiations or discussions initiated or continued with, Horizon/CMS or any of the Horizon/CMS Subsidiaries or the Horizon/CMS Other Entities or any of their respective directors, officers, employees, agents or representatives, in each case from or by a person (other than HEALTHSOUTH and its representatives) with respect to an Acquisition Transaction and the identity of such person and, except as may otherwise be required pursuant to the fiduciary duties of Horizon/ CMS's Board of Directors under applicable law, the terms, the proposed form of consideration and the general terms of any financing arrangement or commitment in connection with such Acquisition Transaction. As used herein, the term "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any person (other than HEALTHSOUTH) with respect to an Acquisition Transaction on terms which the Board of Directors of Horizon/CMS determines in good faith, and in the exercise of reasonable judgment (based upon the advice of independent financial advisors and legal counsel), to be more favorable to Horizon/CMS and its stockholders than the Merger (including taking into account the consideration to be provided and any financing thereof).

     7.11 Other Actions. Subject to the provisions of Section 7.10 hereof, none of Horizon/CMS, HEALTHSOUTH and the Subsidiary shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of Horizon/CMS or HEALTHSOUTH to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of Horizon/CMS or HEALTHSOUTH to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

     7.12 Accounting Methods. Neither HEALTHSOUTH nor Horizon/CMS shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred in such parties' independent accountants.

     7.13 Tax-Free Reorganization Treatment. Neither HEALTHSOUTH nor Horizon/CMS shall take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which action is taken with the intention of disqualifying the Merger as a reorganization.

     7.14 Affiliate Agreements. Horizon/CMS will use its reasonable, good faith efforts to cause each of its Directors and executive officers and each of its "affiliates" (within the meaning of Rule 145 under the Securities Act of 1933, as amended) to execute and deliver to HEALTHSOUTH as soon as practicable an agreement in the form attached hereto as Exhibit 7.14 relating to the disposition of shares of Horizon/CMS Common Stock and shares of HEALTHSOUTH Common Stock held by such person and the shares of HEALTHSOUTH Common Stock issuable pursuant to this Plan of Merger.

     7.15 Cooperation. (a) HEALTHSOUTH and Horizon/CMS shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings are required to be made or consents are required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use all commercially reasonable efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

     (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of HEALTHSOUTH and Horizon/CMS shall use all commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to this Plan of Merger and to consummate the transactions contemplated hereby, subject to the vote of Horizon/CMS's stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party which is required to be obtained by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of HEALTHSOUTH and Horizon/CMS will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

     7.16 Horizon/CMS Stock Options, Warrants and Convertible Securities. (a) As soon as reasonably practicable after the Effective Time of the Merger,
HEALTHSOUTH shall deliver to the holders of Horizon/CMS stock options (which, for purposes of this Section 7.16, includes any rights to purchase Horizon/CMS Common Stock pursuant to Horizon/CMS's 1996 Employee Stock Purchase Plan),
warrants and convertible securities appropriate notices setting forth such holders' rights pursuant to any stock option plans under which such Horizon/CMS stock options were issued, any stock option agreements or warrant agreements evidencing such options or warrants and any instruments governing such convertible securities, which shall continue in full force and effect on the same terms and conditions (subject to the adjustments required by Sections 2.1(d) or this Section 7.16 after giving effect to the Merger and the assumption of such options, warrants and convertible securities by HEALTHSOUTH as set forth herein) as in effect immediately prior to the Effective Time. HEALTHSOUTH shall comply with the terms of the stock option plans, the stock option agreements, the warrant agreements and the instruments governing such convertible securities as so adjusted, and shall use its reasonable, good faith efforts to ensure, to the extent required by, and subject to the provisions of, such plans or agreements, that the Horizon/CMS stock options which qualified as incentive stock options prior to the Effective Time shall continue to qualify as incentive stock options after the Effective Time.

     (b) HEALTHSOUTH shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HEALTHSOUTH Common Stock for delivery upon exercise of the Horizon/CMS stock options and warrants and conversion of convertible securities assumed by HEALTHSOUTH in accordance with Section 2.1(d). As soon as practicable after the Effective Time, HEALTHSOUTH shall file with the SEC a registration statement on Form S-8 with respect to shares of HEALTHSOUTH Common Stock subject to such Horizon/CMS stock options and shall use its best efforts to maintain the effectiveness of such registration statement (and to maintain the current status of the prospectus or prospectus contained therein) for so long as such Horizon/CMS stock options and warrants remain outstanding. HEALTHSOUTH shall administer the plans assumed pursuant to Section 2.1(d) hereof in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable plan complied with such rule prior to the Merger.

     (c) Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer with respect to the Horizon/CMS stock options awarded under any plan, program, or arrangement of Horizon/CMS or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by HEALTHSOUTH as set forth above.

     7.17 Certain Operations of Horizon/CMS. HEALTHSOUTH hereby covenants and agrees that, from and for a period of at least one year after the Closing Date, the following existing operating divisions of Horizon/CMS shall be operated and managed by the Surviving Corporation at or through Horizon/CMS's existing corporate offices and, subject to the provisions of any applicable employment agreements and to such standards of performance as are customarily imposed by HEALTHSOUTH on its managerial employees, existing management in Albuquerque, New Mexico and their current divisional operating locations, subject to reasonable restraints on managerial overhead: Long-Term Care Division, Specialty Hospital Division, Meridian Healthcare Management Division, Contract Rehab Therapy Division, Horizon Medical Management Division, Institutional Pharmacy Division, Diagnostic Group/Clinical Lab Division, Medical Specialty Services Division, Medical Innovations Division, Physician Services Division, Horizon Facilities Management Division and the Cimarron HMO investment. Moreover, HEALTHSOUTH covenants and agrees that, from and after the Closing Date, (i) it shall cause the Surviving Corporation to complete the development and construction of Horizon/CMS's corporate headquarters office building project currently under development and construction in Albuquerque, New Mexico (the "Alameda Project"), and to take occupancy of the Alameda Project at such time as it is available for occupancy and (ii) the operation of the aircraft currently under contract with Horizon/CMS shall be managed by Horizon/CMS's existing management in Albuquerque, New Mexico.

     7.18 Horizon/CMS Employees. HEALTHSOUTH shall retain all employees of Horizon/CMS who are employed at the Effective Time as employees-at-will (except to the extent that such employees are parties to contracts providing for other employment terms, in which case such employees shall be retained in accordance with the terms of such contracts) and shall provide such employees with the same customary employee benefits as HEALTHSOUTH provides its existing employees, except as may otherwise be agreed between HEALTHSOUTH and Horizon/CMS.

     7.19 Certain Information. For as long as any affiliate (as defined for purposes of Rule 145 under the Securities Act of 1933) of Horizon/CMS holds shares of HEALTHSOUTH Common Stock issued in the Merger (but not for a period in excess of two years from the date of consummation of the Merger), HEALTHSOUTH shall file with the Securities and Exchange Commission or otherwise make publicly available all information about HEALTHSOUTH required pursuant to Rule 144(c) under the Securities Act of 1933 to enable such affiliate to resell such shares under the provisions of Rule 145(d) under the Securities Act of 1933.

     7.20  Indemnification.  (a)  Horizon/CMS  shall,  and  from and  after  the
Effective Time HEALTHSOUTH and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Plan of Merger or who becomes prior to the Effective Time, an officer, director or employee of Horizon/CMS or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Horizon/CMS or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Plan of Merger, the Merger or any other transactions contemplated hereby or thereby, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors, officers and employees, as the case may be (and HEALTHSOUTH and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Horizon/CMS (or them and HEALTHSOUTH and the Surviving Corporation after the Effective Time), (ii) Horizon/CMS (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) Horizon/CMS (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Horizon/CMS, HEALTHSOUTH or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this
Section 10.4, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Horizon/ CMS, HEALTHSOUTH or the Surviving
Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 10.4 except to the extent such failure prejudices such party), and shall deliver to Horizon/CMS (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.


     (b) HEALTHSOUTH shall cause to be maintained in effect until six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by Horizon/CMS (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall HEALTHSOUTH or the Surviving Corporation be required to expend more than 200 percent of the current annual premiums paid by Horizon/CMS for such insurance; provided, further, that, if HEALTHSOUTH or the Surviving Corporation is unable to obtain insurance for any period for 200 percent of the current annual premiums, then the obligation of HEALTHSOUTH and the Surviving Corporation pursuant hereto shall be to obtain the best coverage reasonably available under the circumstances subject to the foregoing limitations on premiums.


     (c) The provisions of this Section 7.20 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.


     7.21 Certain Change in Control Agreements. HEALTHSOUTH hereby agrees that, at the Closing, it will deliver to each of the officers of Horizon/CMS listed in
Exhibit 7.21 to the Disclosure Schedule a written acknowledgment that, at the Effective Time, both of the conditions set forth in the sections of the Change of Control Agreements of such officers specified in Exhibit 7.21 to the Disclosure Schedule shall have been fulfilled and that, if such officer's employment by the Surviving Corporation is terminated by HEALTHSOUTH or the Surviving Corporation or the officer within 18 months after the Effective Time, the amounts specified in the Change of Control Agreements shall be paid by the Surviving Corporation to the officer in accordance with the terms thereof.


     7.22 Assumption of Employment Agreement. At the Closing, HEALTHSOUTH shall assume the obligations of Horizon/CMS under that certain Employment and Change of Control Agreement dated as of January 1, 1997, between Horizon/CMS and Neal
M. Elliott.


SECTION 8. TERMINATION, AMENDMENT AND WAIVER.


     8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the holders of shares of Horizon/CMS Common Stock:


       (a) by mutual written consent of HEALTHSOUTH and Horizon/CMS;


       (b) by either HEALTHSOUTH or Horizon/CMS:

          (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of this Plan of Merger and the Merger by the holders of shares of Horizon/CMS Common Stock shall not have been obtained;

          (ii) if the Merger shall not have been consummated on or before December 31, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action of any court of competent jurisdiction or other governmental agency or authority restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

          (iii) if any court of competent jurisdiction or other governmental agency or authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger); or

          (v) if either HEALTHSOUTH or Horizon/CMS gives notice of termination as a non-notifying party pursuant to Section 7.9;

       (c) By either HEALTHSOUTH or Horizon/CMS if any of the conditions to the obligation of such party to effect the Merger set forth in Section 9.1,
    Section 9.2 (in the case of HEALTHSOUTH) or Section 9.3 (in the case of Horizon/CMS) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(ii); or

       (d) By Horizon/CMS, if Horizon/CMS's Board of Directors shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of Horizon/CMS Common Stock or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any Acquisition Transaction (as defined in Section 7.10) other than this Plan of Merger or (iii) resolved to do any of the foregoing.

     8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.


     8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of shares of Horizon/CMS Common Stock; provided, however, that, after any such approval, if any amendment pursuant to Section 251(d) of the DGCL requires further approval by such stockholders, the Merger shall not be consummated without the further approval of such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.


     8.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c), subject to the proviso of Section 8.3, and except for the provisions of subsections (a) through
(f) of Section 9.1, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights, except as otherwise provided in Section 7.9.

     8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of HEALTHSOUTH, the Subsidiary or Horizon/CMS, action by its Board of Directors or the duly authorized designee of the Board of Directors.

     8.6 Expenses; Break-up Fees. (a) All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses (other than legal, accounting and investment banking costs, which shall be paid by the party incurring such expenses, subject to the provisions of Section 8.6(b)(i) below) incurred in connection with preparing, filing, printing and mailing the Proxy Statement and the Registration Statement shall be shared equally by Horizon/CMS and HEALTHSOUTH.

     (b) (i) If this Plan of Merger is  terminated  by  Horizon/CMS  pursuant to
Section 8.1(d), and within one year after the effective date of such termination Horizon/CMS is the subject of a Third Party Acquisition Event with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (other than a party hereto), then at the time of consummation of such a Third Party Acquisition Event, Horizon/CMS shall pay to HEALTHSOUTH a break-up fee of $35,000,000 in immediately available funds, which fee represents the parties' best estimates of the out-of-pocket costs incurred by HEALTHSOUTH and the value of management time, overhead, opportunity costs and other unallocated costs of HEALTHSOUTH incurred by or on behalf of HEALTHSOUTH in connection with this Plan of Merger, and shall further pay, or reimburse HEALTHSOUTH for, Expenses (as defined below), actually incurred by HEALTHSOUTH up to $5,000,000. Horizon/CMS shall not enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such break-up fee and Expenses to be paid to HEALTHSOUTH upon such consummation.

       (ii) As used herein, the term "Third Party Acquisition Event" shall mean either of the following:

          (A) Horizon/CMS shall enter into any agreement for, or otherwise be the subject of, any Acquisition Transaction (as defined in Section 7.10) which is consummated (regardless of whether such consummation occurs within the one-year period described in Section 8.6(b)(i)); or

          (B) any Person (other than a party hereto or its affiliates) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% or more of the outstanding Horizon/CMS Common Stock.

       (iii) As used herein, the term "Expenses" shall include all reasonable out-of-pocket expenses (including without limitation all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by or on behalf of HEALTHSOUTH in connection with or related to the authorization, preparation, negotiation, execution and performance of this Plan of Merger, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, and all other matters related to the consummation of the transactions contemplated hereby.

     (c) Horizon/CMS acknowledges that the provisions for the payment of break-up fees and Expenses contained in this Section 8.6 are an integral part of the transactions contemplated by this Plan of Merger and that, without these provisions, HEALTHSOUTH would not have entered into this Plan of

Merger. Accordingly, if a break-up fee and Expenses shall become due and payable by Horizon/CMS, and Horizon/CMS shall fail to pay such amount when due pursuant to this Section, and, in order to obtain such payment, suit is commenced which results in a judgment against Horizon/CMS therefor, Horizon/CMS shall pay HEALTHSOUTH reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the date incurred) at the prime rate of interest announced from time to time by NationsBank, N.A. (South). The obligations of Horizon/CMS under this Section 8.6 shall survive any termination of this Plan of Merger.


SECTION 9. CONDITIONS TO CLOSING.

     9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date of the following conditions (any of which may be waived in writing by HEALTHSOUTH and Horizon/CMS):

       (a) None of HEALTHSOUTH, the Subsidiary or Horizon/CMS nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction or governmental agency or authority which (i) prevents or materially delays the consummation of the Merger or
    (ii) would impose any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of Horizon/CMS, the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities, taken as a whole.

       (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

       (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

       (d) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

       (e) The holders of Horizon/CMS Common Stock shall have approved the adoption of this Plan of Merger and any other matters submitted to them in accordance with the provisions of Section 7.3 hereof.

       (f) The shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the Exchange.

       (g) HEALTHSOUTH and the Subsidiary shall have obtained, or obtained the transfer of, any Licenses necessary to allow the Surviving Corporation to operate the Horizon/CMS facilities, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Surviving Corporation.

       (h) HEALTHSOUTH and the Subsidiary shall have received all consents, approvals and authorizations of third parties with respect to all material leases and management agreements to which the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities are parties, which consents, approvals and authorizations are required of such third parties by such documents, in form and substance acceptable to HEALTHSOUTH, except where the failure to obtain such consent, approval or authorization would not have a material effect on the business of the Surviving Corporation.

     9.2 Conditions to Obligations of HEALTHSOUTH and the Subsidiary. The obligations of HEALTHSOUTH and the Subsidiary to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by HEALTHSOUTH and the Subsidiary):

       (a) Each of the agreements of Horizon/CMS to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

       (b) The  representations  and  warranties  of  Horizon/CMS  set  forth in
    Section 3.11(a) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date. Each other representation and warranty of Horizon/CMS set forth in this Plan of Merger that is qualified as to materiality shall be true and correct, and each representation and warranty that is not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent that any such representation and warranty expressly relates to an earlier date (in which case any such representation and warranty that is qualified as to materiality shall be true and correct, and any such representation and warranty that is not so qualified shall be true and correct in all material respects, as of such earlier date); provided, however, that Horizon/CMS shall not be deemed to be in breach of any such representations or warranties by taking any action permitted (or approved by HEALTHSOUTH) under Section 7.2. For purposes of the foregoing sentence only, each sentence in this Plan of Merger that is a representation and warranty of Horizon/CMS shall be deemed to be a separate representation and warranty. HEALTHSOUTH and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of Horizon/CMS, dated the Closing Date, certifying in such detail as HEALTHSOUTH and the Subsidiary may reasonably request as to the fulfillment of the foregoing conditions.

       (c) HEALTHSOUTH shall have received an opinion from Haskell Slaughter & Young, L.L.C., to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, Horizon/CMS and the Subsidiary.

       (d) HEALTHSOUTH shall have received an opinion from Vinson & Elkins L.L.P., substantially to the effect set forth in Exhibit 9.2(d) hereto.

     9.3 Conditions to Obligations of Horizon/CMS. The obligations of Horizon/CMS to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Horizon/CMS):

       (a) Each of the agreements of HEALTHSOUTH and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

       (b) The  representations  and  warranties  of  HEALTHSOUTH  set  forth in
    Section 5.10(a) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date. Each other representation and warranty of HEALTHSOUTH or the Subsidiary set forth in this Plan of Merger that is qualified as to materiality shall be true and correct, and each representation and warranty that is not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent that any such representation and warranty expressly relates to an earlier date (in which case any such representation and warranty that is qualified as to materiality shall be true and correct, and any such representation and warranty that is not so qualified shall be true and correct in all material respects, as of such earlier date). For purposes of the foregoing sentence only, each sentence in this Plan of Merger that is a representation and warranty of HEALTHSOUTH or the Subsidiary shall be deemed to be a separate representation and warranty. HEALTHSOUTH and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of Horizon/CMS, dated the Closing Date, certifying in such detail as HEALTHSOUTH and the Subsidiary may reasonably request as to the fulfillment of the foregoing conditions.

       (c) Horizon/CMS shall have received an opinion from Vinson & Elkins L.L.P. to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, Horizon/CMS and the Subsidiary.

       (d) Horizon/CMS shall have received an opinion from Haskell Slaughter & Young, L.L.C., substantially to the effect set forth in Exhibit 9.3(d) hereto.


SECTION 10. MISCELLANEOUS.

     10.1   Nonsurvival  of   Representations   and  Warranties.   None  of  the
representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

     10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

If to HEALTHSOUTH:

        HEALTHSOUTH Corporation
        One HealthSouth Parkway
        Birmingham, Alabama 35243
        Attention: Michael D. Martin
        Facsimile: (205) 969-4719


with a copy to:

        William W. Horton
        HEALTHSOUTH Corporation
        One HealthSouth Parkway
        Birmingham, Alabama 35243
        Facsimile: (205) 969-4732


If to Horizon/CMS:

        Horizon/CMS Healthcare Corporation
        6001 Indian School Road, N.E.
        Suite 530
        Albuquerque, New Mexico 87110
        Attention: Scot Sauder
        Facsimile: (505) 881-5097


with a copy to:

        William E. Joor III, Esq.
        Vinson & Elkins L.L.P.
        3600 First City Tower
        1001 Fannin
        Houston, Texas 77002-6760
        Facsimile:

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

     10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

     10.4 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

     10.5 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

     10.6 "Knowledge". "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

     10.7 "Material", "material adverse change" or "material adverse effect". "Material" means, when used in connection with one or more entities, material to the business, prospects, assets, properties, operations, results of operations or condition (financial or other) of such entity or entities and all other entities with which such entity or entities are consolidated for financial accounting purposes, taken as a whole. "Material adverse change" or "material adverse effect" means, when used in connection with one or more entities, any change, effect, event, circumstance or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business, prospects, assets, properties, operations, results of operations or condition (financial or other) of such entity or entities and all other entities with which such entity or entities are consolidated for financial accounting purposes, taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of
(i) changes in generally accepted accounting principles, (ii) the public announcement of the Merger and compliance with the provisions of this Plan of Merger, and (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by Horizon/CMS in its consolidated financial statements with the consent of HEALTHSOUTH.

     10.8 "Hazardous Materials". The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.9) regardless of the quantity of any such material.

     10.9 "Environmental Laws". The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

     10.10 "Taxes". For purposes of this Agreement, the term "tax" or "taxes" shall mean all taxes, charges, fees, levies, penalties or other assessment imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, Social Security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, the term "tax return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to taxes.

     10.11 "Subsidiary". For purposes of this Agreement, the term "Subsidiary" shall mean a corporation of which 50% or more of the class of capital stock having voting power in the election of directors is owned, directly or indirectly, by Horizon/CMS or HEALTHSOUTH.

     10.12 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

     10.13 Integration of Exhibits. All Exhibits attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

     10.14 Entire Agreement. This instrument, including all Exhibits attached hereto, together with the Confidentiality Agreement, contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. It may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

     10.15 Counterparts. This Plan of Merger may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

     10.16 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and, except as provided in Sections 7.16 and 7.20, no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

     10.17 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by HEALTHSOUTH, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

     IN WITNESS WHEREOF, HEALTHSOUTH, the Subsidiary and Health Images have caused this Plan and Agreement of Merger to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                          HORIZON/CMS HEALTHCARE
                                           CORPORATION


                                          By   /s/ Neal M. Elliott
                                             ----------------------------------



                                             Its   President



ATTEST:


/s/ Scot Sauder
-------------------------------------


                                   Secretary


[ CORPORATE SEAL ]



                                          HEALTHSOUTH CORPORATION


                                          By   /s/ Michael D. Martin
                                             ----------------------------------



                                             Its   Executive Vice President
                                 and Treasurer



ATTEST:


/s/ William W. Horton
-------------------------------------


                               William W. Horton
                              Assistant Secretary


[ CORPORATE SEAL ]



                                          REID ACQUISITION CORPORATION


                                          By   /s/ Michael D. Martin
                                             ----------------------------------



                                             Its   Vice President



ATTEST:

/s/ William W. Horton
-------------------------------------


                               William W. Horton
                              Assistant Secretary


[ CORPORATE SEAL ]

                                FIRST AMENDMENT
                                       TO
                          PLAN AND AGREEMENT OF MERGER


     THIS FIRST AMENDMENT ("Amendment") to that certain Plan and Agreement of Merger (the "Plan of Merger") dated as of February 17, 1997 by and among
HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), Reid Acquisition Corporation, a Delaware corporation (the "Subsidiary"), and Horizon/CMS Healthcare Corporation, a Delaware corporation ("Horizon/ CMS") (the Subsidiary and Horizon/CMS being sometimes collectively referred to herein as the "Constituent Corporations"), is itself dated as of the 15th day of September, 1997 and is by and among HEALTHSOUTH, the Subsidiary and Horizon/CMS.


                              W I T N E S S E T H:

     WHEREAS, subsequent to the execution and delivery of the Plan of Merger, HEALTHSOUTH requested Horizon/CMS to amend the provisions of the Plan of Merger in order to delete therefrom Section 7.17; and

     WHEREAS, following discussions between Horizon/CMS and HEALTHSOUTH regarding the provision of certain benefits for employees of Horizon/CMS who may have been affected by the provisions of Section 7.17 of the Plan of Merger, Horizon/CMS is willing to accede to such request based on the recognition of those benefits pursuant to the provisions of that certain letter agreement dated September 5, 1997 among the parties to the Plan of Merger ; and

     WHEREAS, the Boards of Directors of each of the parties hereto have authorized the execution and delivery of this Amendment for, in the name of and on behalf of such party.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto do hereby agree as follows:

     Section 1. Capitalized terms used but not defined herein are defined in the Plan of Merger and are used herein with the same meanings as ascribed to them therein.

     Section 2. Section 7.17 of the Plan of Merger is hereby amended so as to be and read in its entirety as follows:

    HEALTHSOUTH covenants and agrees that, from and after the Closing Date, the operation of the aircraft currently under contract with Horizon/CMS shall be managed by Horizon/ CMS's existing management in Albuquerque, New Mexico, subject to review of utilization and maintenance by HEALTHSOUTH.

     Section 3. Section 10.14 of the Plan of Merger is hereby amended so as to be and read in its entirety as follows:

       10.14 Entire Agreement. This instrument, including all Exhibits attached hereto, together with the Confidentiality Agreement and the letter agreement dated September 5, 1997 among the parties to this Plan of Merger, contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements among the parties, written or oral, with respect to the transactions contemplated hereby. It may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

     Section 4. Except to the extent of the amendments expressly set forth herein, no waiver, change, modification, extension, discharge or termination shall be inferred from the provisions hereof. Except as expressly amended hereby, the Plan of Merger and each and every term and provision thereof shall remain in full force and effect.

     IN WITNESS WHEREOF, HEALTHSOUTH, the Subsidiary and Horizon/CMS have caused this Amendment to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                          HORIZON/CMS HEALTHCARE
                                           CORPORATION


                                          By   /s/ Ernest A. Schofield
                                             ----------------------------------



                                             Its   Senior Vice President




ATTEST:
                                /s/ Scot Sauder
-------------------------------------


                                   Secretary



[Corporate Seal]


                                          HEALTHSOUTH CORPORATION


                                          By   /s/ Michael D. Martin
                                             ----------------------------------



                                             Its   Executive Vice President




ATTEST:
                             /s/ Anthony J. Tanner
-------------------------------------


                                   Secretary



[Corporate Seal]

                                          REID ACQUISITION CORPORATION


                                          By   /s/ Michael D. Martin
                                             ----------------------------------



                                             Its   Vice President




ATTEST:
                             /s/ Anthony J. Tanner
-------------------------------------


                                   Secretary



[Corporate Seal]

                              September ___, 1997



Board of Directors
Horizon/CMS Healthcare Corporation
6001 Indian School Road, N.E.
Albuquerque, NM 87110



Members of the Board:

     Horizon/CMS Healthcare Corporation (the "Company"), HEALTHSOUTH Corporation (the "Acquiror") and Reid Acquisition Corporation, a newly formed wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), have entered into a Plan and Agreement of Merger dated as of February 17, 1997(the "Agreement"), as amended by the First Amendment to Plan and Agreement of Merger dated September 15, 1997 (the "First Amendment"), pursuant to which the Acquisition Sub will be merged with the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $0.001 per share (the "Company Shares"), will be converted into the right to receive 0.42169 shares (the "Exchange Ratio") of the common stock of the Acquiror, par value $0.01 per share (the "Acquiror Shares"). On March 17, 1997, the Acquiror effected a two-for-one stock split in the form of a 100% stock dividend, and the Exchange Ratio was adjusted accordingly to 0.84338 Acquiror Shares.

     You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares.

     In arriving at the opinion set forth below, we have, among other things:

       (1)  Reviewed   certain   publicly   available   business  and  financial
            information relating to the Company and the Acquiror that we deemed to be relevant;

       (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror, furnished to us by the Company and the Acquiror, respectively, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Savings and Synergies") furnished to us by the Acquiror (which we have been advised by the Company and the Acquiror reflects discussions of such matters between the Company and the Acquiror);

       (3)  Conducted   discussions  with  members  of  senior   management  and
            representatives of the Company and the Acquiror concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Merger, and, with respect to discussions with members of senior management and representatives of the Acquiror, the Expected Savings and Synergies;

       (4) Reviewed the historical market prices and trading activity for the Company Shares and the Acquiror Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;


       (5) Compared the historical and projected results of operations of the Company and the Acquiror with those of certain companies that we deemed to be relevant;

       (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

       (7) Evaluated the potential pro forma impact of the Merger;

       (8) Reviewed the Agreement and the First Amendment; and

       (9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not conducted any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to (i) the financial forecast information furnished to or discussed with us by the Company or the Acquiror and (ii) the Expected Savings and Synergies furnished to or discussed with us by the Acquiror (which we have been advised by the Company and the Acquiror reflects discussions of such matters between the Company and the Acquiror), we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management (with respect to financial forecast information furnished to or discussed with us by the Company) and of the Acquiror's management (with respect to financial forecast information and the Expected Savings and Synergies furnished to or discussed with us by the Acquiror) as to the expected future financial performance of the Company or the Acquiror, as the case may be, and the Expected Savings and Synergies.
Additionally, we have assumed that the Merger will be consummated as contemplated by the Agreement and will qualify as a tax-free reorganization for U.S. federal income tax purposes.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof. In rendering our opinion, we have assumed with your consent that in the course of obtaining the necessary regulatory or other consents or approvals for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company and the Acquiror and/or their respective affiliates and have received fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and the Acquiror Shares and other securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger, and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

     We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Merger.

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares.




                                          Very truly yours,

                                           Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article Nine of the HEALTHSOUTH Certificate filed in the Office of the Secretary of the State of Delaware on June 13, 1995, contains a provision eliminating or limiting director liability to HEALTHSOUTH and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to HEALTHSOUTH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of HEALTHSOUTH protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of HEALTHSOUTH or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

     Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article Nine of the HEALTHSOUTH Certificate and Article IX of the HEALTHSOUTH Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of HEALTHSOUTH who, by reason of the fact that he or she is a director, officer, employee, or agent of HEALTHSOUTH, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

     HEALTHSOUTH has entered into agreements with all of its directors and its executive officers pursuant to which HEALTHSOUTH has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services as a director or executive officer to the fullest extent allowable under applicable law.

     See Item 22 of this Registration Statement on Form S-4.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits:






EXHIBIT
 NO.                                               DESCRIPTION
--------   ----------------------------------------------------------------------------------------------
(2)        Plan  and  Agreement  of  Merger,  dated  February  17,  1997,  among EALTHSOUTH Corpo-
           ration, Reid Acquisition Corporation and Horizon/CMS Healthcare Corporation attached to the Prospectus-Proxy Statement as Annex A, is hereby incorporated herein by reference.
(5)        Opinion of Haskell Slaughter & Young, L.L.C. as to the legality of the shares of
           HEALTHSOUTH Common Stock being registered.
(8)-1      Opinion of Haskell Slaughter & Young, L.L.C. as to the description in the Prospectus-Proxy
           Statement of certain federal income tax consequences of the Merger.
(8)-2      Opinion of Vinson & Elkins L.L.P. as to the description in the Prospectus-Proxy Statement of certain federal income tax consequences of the Merger.
(23)-1     Consent of Ernst & Young LLP.
(23)-2     Consent of Arthur Andersen LLP.
(23)-3     Consents of Haskell Slaughter & Young, L.L.C. (included in the opinions filed as Exhibits (5)
           and (8)-1).
(23)-4     Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit (8)-2).
(23)-5     Consent of Joseph Decosimo and Company, LLP.
(23)-6     Consent of Ernst & Young LLP.
(23)-7     Consent of Merrill Lynch, Pierce Fenner & Smith Incorporated
(23)-8     Consent of Neal M. Elliott
(24)       Powers of Attorney (See the signature pages to this Registration Statement).
(99)       Horizon/CMS Healthcare Corporation Proxy.


ITEM 22. UNDERTAKINGS.

       (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (e)  Insofar  as  indemnification   for  liabilities  arising  under  the
    Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

       (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 25, 1997.


                                        HEALTHSOUTH CORPORATION


                                        By   /s/ RICHARD M. SCRUSHY
                                           ------------------------------------



                              Richard M. Scrushy
                           Chairman of the Board and
                            Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Scrushy and Aaron Beam, Jr., and each of them, his attorney-in-fact with powers of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.






           SIGNATURE                           TITLE                       DATE
---------------------------------   ------------------------------   -------------------
       /s/ RICHARD M. SCRUSHY          Chairman of the Board         September 25, 1997
  -----------------------------
                                     and Chief Executive Officer
          Richard M. Scrushy
                                            and Director
         /s/ AARON BEAM, JR.        Executive Vice President and     September 25, 1997
  -----------------------------
                                      Chief Financial Officer
            Aaron Beam, Jr.
        /s/ WILLIAM T. OWENS           Senior Vice President         September 25, 1997
  -----------------------------
                                     and Controller (Principal
           William T. Owens
                                        Accounting Officer)
        /s/ JAMES P. BENNETT                  Director               September 25, 1997
  -----------------------------
           James P. Bennett
       /s/ ANTHONY J. TANNER                  Director               September 25, 1997
  -----------------------------
           Anthony J. Tanner
         /s/ P. DARYL BROWN                   Director               September 25, 1997
  -----------------------------
             P. Daryl Brown
   /s/ PHILLIP C. WATKINS, M.D.               Director               September 25, 1997
  -----------------------------
       Phillip C. Watkins, M.D.

     /s/ GEORGE H. STRONG
 -----------------------------
       George H. Strong             Director     September 25, 1997
          /s/ C. SAGE GIVENS        Director     September 25, 1997
  -----------------------------
             C. Sage Givens
    /s/ CHARLES W. NEWHALL III      Director     September 25, 1997
  -----------------------------
       Charles W. Newhall III
         /s/ LARRY R. HOUSE         Director     September 25, 1997
  -----------------------------
             Larry R. House
       /s/ JOHN S. CHAMBERLIN       Director     September 25, 1997
  -----------------------------
          John S. Chamberlin
       /s/ RICHARD F. CELESTE       Director     September 25, 1997
  -----------------------------
          Richard F. Celeste
         /s/ JOEL C. GORDON         Director     September 25, 1997
  -----------------------------
             Joel C. Gordon